As filed with the Securities and Exchange Commission on July 18, 2006

                                                    Registration No. 333-_______

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              BIGSTRING CORPORATION
                 (Name of small business issuer in its charter)

      Delaware                         7389                      20-0297832
(State or jurisdiction      (Primary Standard Industrial      (I.R.S. Employer
  of incorporation or        Classification Code Number)     Identification No.)
    organization)

                                 3 Harding Road
                                     Suite F
                           Red Bank, New Jersey 07701
                                 (732) 741-2840
              (Address and telephone number of principal executive
                    offices and principal place of business)

                                 Darin M. Myman
                                 3 Harding Road
                                     Suite F
                           Red Bank, New Jersey 07701
                                 (732) 741-2840
            (Name, address and telephone number of agent for service)

                        Copies of all communications to:

                              Paul T. Colella, Esq.
                        Giordano, Halleran & Ciesla, P.C.
                        125 Half Mile Road, P.O. Box 190
                          Middletown, New Jersey 07748
                                 (732) 741-3900

         Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


                                       Calculation of Registration Fee

----------------------------------------------------------------------------------------------------------------
                                                        Proposed           Proposed
                                                    maximum offering        maximum
    Title of each class of          Amount to be         price             aggregate             Amount of
 securities to be registered       registered (1)     per share (2)     offering price (2)   registration fee
----------------------------------------------------------------------------------------------------------------
  Common Stock, $0.0001 par
       value per share               7,600,000 (3)       $0.29             $2,204,000               $236
----------------------------------------------------------------------------------------------------------------
                                     7,600,000 (3)                         $2,204,000               $236
            Total
----------------------------------------------------------------------------------------------------------------

(1) Represents shares to be sold by the selling stockholders named herein. Pursuant to Rule 416(b) of the Securities Act of 1933, as amended, there are also registered hereunder such additional number of shares as may be issued or become issuable pursuant to anti-dilution provisions of the registrant's Series A Preferred Stock and certain outstanding warrants and to give effect to certain corporate transactions or events, including stock splits, stock dividends or similar transactions.

(2) The proposed maximum offering price per share and the proposed maximum aggregate offering price in the table above are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended. Pursuant to Rule 457(c), the fee calculation is based on $0.29, which is the average of the high and low sales prices of the registrant's common stock on the OTC Bulletin Board on July 11, 2006.

(3) Of this amount, 225,000 shares of common stock are subject to a currently exercisable warrant with a per share exercise price of $0.48, 225,000 shares of common stock are subject to a currently exercisable warrant with a per share exercise price of $1.00, and 1,000,000 shares of common stock are subject to currently exercisable warrants each with a per share exercise price of $1.25. In addition, this amount includes the 4,000,000 shares of common stock available for issuance upon the conversion of the 400,000 shares of the registrant's Series A Preferred Stock currently outstanding.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

The information in this Preliminary Prospectus is not complete and may be changed. These securities may not be sold until the Registration Statement filed with the Securities and Exchange Commission is effective. This Preliminary Prospectus is not an offer to sell, nor does it seek an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted.

                   Subject to Completion, Dated July 18, 2006

PROSPECTUS
                              BIGSTRING CORPORATION
                        7,600,000 Shares of Common Stock

         This prospectus relates to the sale of up to 7,600,000 shares of BigString Corporation common stock by certain stockholders of BigString. We are not offering for sale in this offering any shares of our common stock for the benefit of BigString and, therefore, will not receive any of the proceeds from the sale of shares of common stock offered hereby. All costs associated with the registration of the shares of common stock being offered by the selling stockholders will be paid by BigString.

         The shares of common stock may be offered by the selling stockholders and/or their registered representatives from time to time until ____ __, 2007, or such later or earlier date as may be determined by BigString in accordance with applicable registration rights agreements. See "Selling Stockholders - Registration Rights Agreements." BigString's common stock commenced quotation on the Over-the-Counter Bulletin Board under the trading symbol "BSGC" on May 2, 2006. There is currently a limited trading market for our common stock. The selling stockholders will offer their shares of common stock covered by this prospectus at prevailing market prices on the OTC Bulletin Board or at prices determined through privately negotiated transactions.

         We do not know when or in what amounts a selling stockholder may offer shares for sale. The selling stockholders may sell some, all or none of the shares being offered hereby.

         Investment in the shares of common stock offered hereby involves certain significant risks. See "Risk Factors" for certain information that should be considered before purchasing any shares of our common stock.

         No underwriter or other person has been engaged to facilitate the sale of shares of common stock in this offering. Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under the applicable state laws or that an exemption from registration is available.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                  The date of this prospectus is July 18, 2006.


                                TABLE OF CONTENTS

                                                                                     PAGE
Prospectus Summary......................................................................3

Risk Factors............................................................................7

Special Note Regarding Forward-Looking Statements......................................15

Use of Proceeds........................................................................16

Market for Common Stock................................................................16

Dividends..............................................................................16

Determination of Offering Price........................................................17

Selected Financial Data................................................................18

Management's Discussion and Analysis or Plan of Operation..............................19

Principal Stockholders and Security Ownership of Management............................26

Description of Business and Services...................................................30

Government Regulation..................................................................35

Management.............................................................................36

Related Party Transactions.............................................................40

Description of Capital Stock...........................................................42

Selling Stockholders...................................................................46

Plan of Distribution...................................................................48

Legal Matters..........................................................................50

Experts................................................................................50

Disclosure of Commission Position on Indemnification for Securities Act Liabilities....50

Additional Information.................................................................50

Index to Financial Statements.........................................................F-1


         You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock.

                               PROSPECTUS SUMMARY

         This summary highlights selected information contained elsewhere in this prospectus. To understand this offering fully, you should read the entire prospectus carefully, including the risk factors and financial statements. Unless otherwise indicated in this prospectus, or the context otherwise requires, references to "we," "us" or "our" refer to BigString Corporation and its subsidiaries, Email Emissary, Inc. and BigString Interactive, Inc., and not to the selling stockholders.

Our Business

         BigString Corporation has developed an innovative email service, referred to as "BigString," that allows users to easily send, recall, erase, self-destruct and secure email transmissions, as well as provide additional privacy and security through non-printable emails. In addition to our free email service product, we offer premium email service products and applications such as spam filters, virus protection, additional storage, multiple email addresses and secure mail, which are offered in several different packages at various prices and may be purchased by the users of our BigString email service. We market our BigString email service to various providers and customers throughout the world and, as of July 1, 2006, had over 1,088 paying customers. We have filed for a patent with the United States Patent and Trademark Office seeking to protect our intellectual property rights associated with our BigString email service. Specifically, this patent covers the BigString software, methodology and business process for recallable, erasable email.

         We also affiliate with other Internet companies, such as ValueClick, Inc. and LinkShare Corporation, regarding advertisements and other marketing promotions which can be accessed through our website (www.bigstring.com). For example, through these marketing affiliations, we post banner ads (an advertisement for a specific company or product) on our website which generate revenue for us if our users access such advertisements and purchase the products and services offered. Moreover, certain of our marketing affiliations generate revenue for us when our users visit another website using our services. Of the total revenues generated for the three months ended March 31, 2006 and the year ended December 31, 2005, $537 and $328, respectively, were generated from advertisers.

         In 2005, we introduced an email rewards program, pursuant to which we share any revenue generated from advertising and marketing affiliations with the "active users" of our email services, which are defined as those users who are registered email subscribers and have logged onto their account within 30 days of the date that the revenue is received. In addition, pursuant to our shopping rewards program, a user who purchases through our website will share in the revenue received by us as a result of such purchases.

         In June 2006, BigString Interactive, a wholly-owned subsidiary of BigString, launched an interactive entertainment portal. BigString's entertainment portal contains live streaming audio and video programming that can be controlled by the Internet audience. On June 14, 2006, BigString debuted OurPrisoner, a 24-hour live interactive Internet television program, which is accessible at both www.ourprisoner.com and www.bigstring.com.

         Our business did not begin to generate revenue until the second half of 2004. For the three months ended March 31, 2006 and the year ended December 31, 2005, we had total revenue of $3,172 and $6,747, respectively. In addition, we have not yet generated a profit. As of March 31, 2006, accumulated net losses from our continuing operations were $3,415,677.

         BigString's principal office is located at 3 Harding Road, Suite F, Red Bank, New Jersey 07701, and our telephone number at such location is (732) 741-2840.

Our History and Plans for the Near Future

         BigString was incorporated in the State of Delaware on October 8, 2003 under the name "Recall Mail Corporation." The company's name was formally changed to BigString Corporation in July 2005. BigString was formed, together with Email Emissary, which was incorporated in the State of Oklahoma on August 7, 2003, to develop technology that would allow the user of email services to have comprehensive control, security and privacy relating to the email generated by the user. Email Emissary was later acquired by BigString in July 2004. In March 2004, we introduced BigString's email service to the market. On January 20, 2006, we incorporated BigString Interactive in the State of New Jersey, as a wholly-owned subsidiary of BigString. In June 2006, BigString Interactive launched an interactive entertainment portal, which includes the OurPrisoner interactive Internet television program. Email Emissary and BigString Interactive are currently BigString's only subsidiaries.

         During 2005, BigString raised approximately $1,750,000 though the private placement of 922,000 shares of its common stock at a per share purchase price of $0.25, and 9,448,125 shares of its common stock at a per share purchase price of $0.16. In May 2006, Witches Rock Portfolio Ltd., The Tudor BVI Global Portfolio Ltd. and Tudor Proprietary Trading, L.L.C. made strategic investments in BigString by purchasing, in the aggregate, 400,000 shares of BigString's Series A Preferred Stock and warrants to purchase 1,000,000 shares of BigString's common stock for an aggregate purchase price of $2,000,000. The securities issued through these private placements were issued in reliance on an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933, as amended. BigString has and will continue to use the proceeds generated from these private placements to:

         o further advance the development of its email service through the addition of new features as well as the enhancement of existing features;

         o  continue  the   development,   enhancement   and  operation  of  its
            interactive entertainment portal; and

         o increase exposure of the BigString email service and website through general advertisements and other marketing promotions, including the OurPrisoner program currently available through its interactive entertainment portal.

Purpose of the Offering

         BigString is currently registering shares of its common stock which were previously issued by BigString, shares of common stock subject to outstanding warrants and shares of common stock underlying the Series A Preferred Stock issued to Witches Rock Portfolio Ltd., The Tudor BVI Global Portfolio Ltd. and Tudor Proprietary Trading, L.L.C. Pursuant to certain registration rights agreements entered into by BigString and several investors, BigString is obligated to register such investors' shares for sale. In addition to the investors who have entered into registration rights agreements with BigString, BigString has allowed Darin M. Myman, BigString's President and Chief Executive Officer, to include for registration certain of his shares of BigString common stock. It is anticipated that these selling stockholders will sell certain of their shares in this offering. However, BigString will not sell any shares of its common stock in this offering and, therefore, will not receive any of the proceeds from the sale of shares of common stock offered hereby by the selling stockholders. See "Use of Proceeds."

Summary of the Offering

Common Stock Being Offered by
Selling Stockholders..........................  Up to 7,600,000 shares.

Price.........................................  The  selling  stockholders  will
                                                sell  their   shares  of  common
                                                stock covered by this prospectus
                                                at    prices    based   on   the
                                                prevailing  market prices on the
                                                OTC Bulletin  Board or at prices
                                                determined   through   privately
                                                negotiated transactions.

Use of Proceeds...............................  BigString  will not  receive any of the proceeds from the sale of
                                                shares of common  stock  offered
                                                hereby     by    the     selling
                                                stockholders.    See   "Use   of
                                                Proceeds."

Risk of Investment............................  The  purchase  of the  shares of
                                                common  stock   offered   hereby
                                                involves   certain   significant
                                                risks. See "Risk Factors."

Plan of Distribution..........................  The  selling   stockholders  are
                                                entitled  to sell the  shares of
                                                common   stock   being   offered
                                                hereby as they deem  appropriate
                                                at    prices    based   on   the
                                                prevailing  market prices on the
                                                OTC Bulletin  Board or at prices
                                                determined   through   privately
                                                negotiated   transactions.   See
                                                "Plan of Distribution."

Expiration Date of Offering...................  The   offering  by  the  selling
                                                stockholders   will   expire  on
                                                _____ __, 2007, or such later or
                                                earlier    date    as   may   be
                                                determined   by   BigString   in
                                                accordance    with    applicable
                                                registration  rights agreements.
                                                See  "Selling   Stockholders   -
                                                Registration Rights Agreements."

                                  RISK FACTORS

An investment in our common stock is speculative and involves a high degree of risk and uncertainty. You should carefully consider the risks described below, together with the other information contained in this prospectus, including the consolidated financial statements and notes thereto of BigString, before deciding to invest in our common stock. If any of the following risks occur, our business, financial condition and results of operations and the value of our common stock could be materially and adversely affected.

                 Risks Related to the Operation of Our Business

         We cannot assure you that we will become profitable since we have a limited operating history, insignificant revenue and plan to increase our expenses to develop our business.

         To date, we have not generated a profit and, as of March 31, 2006, had accumulated net losses of $3,415,677. Our limited operating history, lack of significant revenue to date and the uncertainty of the market in which we operate, make it very difficult for us to predict our future results of operations or whether we will achieve profitability. We expect to considerably increase our operating expenses in the future, particularly expenses relating to licensing and developing technology, payroll, sales and marketing, general corporate matters and compliance with applicable securities laws. You may lose all or substantially all of your investment if we are unable to continue to develop our business and generate a profit.

         We may need additional capital to fund our operations until we are able to generate a profit.

         Our cash balance as of March 31, 2006 was $480,402. In May 2006, we received $2,000,000 in gross proceeds through the private placement of 400,000 shares of our Series A Preferred Stock. Additionally, in May 2006, we redeemed 2,000,000 shares of our common stock from each of Charles A. Handshy, Jr. and David L. Daniels, former officers and directors of BigString, and 2,000,000 shares of our common stock from each of their spouses, June E. Handshy and Deborah K. Daniels, at a purchase price of $0.05 per share. As a result of these redemptions, we redeemed a total of 8,000,000 shares of our outstanding common stock for an aggregate purchase price of $400,000. For the year ended December 31, 2006, we expect to expend approximately $1,100,000 on general and administrative expenses such as rent, utilities, supplies and employee compensation, approximately $300,000 for computer equipment and software upgrades and enhancements, approximately $250,000 on professional and legal services, approximately $100,000 on research and development and approximately $250,000 on marketing.

         We do not expect that our revenue will cover our expenses during the year ended December 31, 2006. As a result, we expect to incur losses which may require us to raise additional capital. We cannot assure you that we will be able to raise additional capital on terms favorable to us or at all. Our inability to raise capital could require us to significantly curtail our operations. In addition, any future sale of our equity securities would dilute the ownership and control of your shares and could be at prices substantially below the price you paid for your shares.

         If search engines were to alter their algorithms or otherwise restrict the flow of consumers visiting our website, our financial results would suffer.

         Search engines and portals serve as origination websites for consumers in search of information. We rely heavily on search engines for a substantial portion of the users visiting our website, www.bigstring.com. If Google (the primary search engine directing traffic towards our website), or other search engines were to decide to change the algorithms responsible for directing search/queries, or if they were to restrict the flow of consumers visiting www.bigstring.com or www.ourprisoner.com, we would experience a significant decrease in traffic and revenues which would in turn adversely affect our financial condition.

         The markets for our services are highly competitive with limited barriers to entry.

         We are competing for business in markets which have many established companies. Many of these companies have greater financial, personnel and other resources, longer operating histories, more technological expertise, more recognizable names and more established relationships than we do. The saturation of established companies in the markets in which we compete limits the ability of newer companies such as BigString to attract business in such markets. If we are unable to attract sufficient business in these markets, our revenue will not increase and our ability to generate a profit will be diminished.

         If we do not continue to develop and provide products and services that are useful to users, especially the BigString erasable, recallable email application, we may not remain competitive, and our revenues and operating results could suffer.

         Our success depends on developing and providing products and services, especially the BigString erasable, recallable email application. Several of our competitors, such as America Online, Yahoo, Microsoft and Hotmail.com, continue to develop innovations. As a result, we must continue to invest resources in research and development in order to enhance our product technology and introduce further innovative, easy-to-use products and services. If we are unable to further develop our BigString application and services, users may become dissatisfied and cease using our products.

         Our business depends on our ability to strengthen our brand. If we are not able to enhance public awareness of our products and services, we will be unable to increase user traffic and will fail to attract advertisers, which may result in lost revenues.

         Expanding and strengthening public awareness of our brand is critical to the success of our business. Strengthening our brand may require us to make substantial investments and these investments may not be successful. If we are unable to continuously deliver quality services, at reasonable costs, our brand name will suffer.

         We are dependent upon maintaining and expanding our computer and communications systems. Failure to do so could result in interruptions and failures of our products and services which would make our products and services less attractive to consumers, and, therefore, subject us to lost revenue as a result of a loss of customers, including advertisers.

         Our ability to provide high quality customer service largely depends on the efficient and uninterrupted operation of our computer and communications systems to accommodate the customers, including advertisers, using our products and services. Our failure to maintain high capacity data transmission without system downtime and improve our network infrastructure would adversely affect our business and results of operations.

         We have had sporadic interruptions to our computer and communications systems, primarily due to power outages. The operation of our computer and communications systems was interrupted for approximately eight hours in 2004 due to power outages and a router connection issue with an Internet service provider and for approximately 14 hours in 2005 due to planned hardware and software upgrades and, to a lesser extent, power outages. For the period ended March 31, 2006, the operation of our computer and communications systems was interrupted for approximately 32 minutes due to power and Internet outages at our service provider's data center. To reduce interruption to our computer and communications systems due to power outages, we have installed a backup, stand-alone generator and added battery support.

         If we were to lose the services of our key personnel, we may not be able to execute our business strategy which could result in the failure of our business.

         Our future ability to execute our business plan depends upon the continued service of our executive officers, including Darin M. Myman, our President and Chief Executive Officer, Todd M. Ross, our Chief Financial Officer and Treasurer, Adam M. Kotkin, our Chief Operating Officer and Secretary, and other key technology, marketing, sales and support personnel or other employees. We currently do not have any employment agreements with our key personnel. However, key technology support personnel are required to enter into a non-disclosure, non-competition and assignment of inventions agreement with BigString, which provides, among other things, that the employee will not compete with us or solicit any of our customers or employees for a period of one year after his or her employment terminates for any reason. If we lost the services of one or more of our key personnel, or if one or more of our executive officers or employees joined a competitor or otherwise competed with us, our business may be adversely affected. In particular, the services of key members of our research and development team would be difficult to replace. We cannot assure you that we will be able to retain or replace our key personnel.

         Our patent application may not be granted.

         We have applied for United States' patent protection for the software design which is the primary focus of BigString's development and business activities. The application remains pending. There can be no assurance that the patent application will be granted, or, if granted, will provide adequate protection to BigString. In the event our patent application is denied, we will continue to offer our BigString products and services, but will be more susceptible to other companies copying our products and services and thereby limiting any competitive advantage such products and services may have provided to us. We also intend to rely on whatever protection the law affords to trade secrets, including unpatented know-how. Other companies, however, may independently develop equivalent or superior technologies or processes and may obtain patents or similar rights with respect thereto.

         Third parties could claim that BigString is infringing on their intellectual property rights, which could result in substantial costs, diversion of significant managerial resources and significant harm to BigString's reputation.

         There can be no assurance that our technology does not and will not infringe on the patents of others. In the event of infringement, we could, under certain circumstances, be required to modify the infringing process or obtain a license. There can be no assurance that we would be able to do either of these things in a timely manner or at all, and failure to do so could reduce our revenues by limiting the products and services offered by us. In addition, there can be no assurance that BigString will have the financial or other resources necessary to enforce or defend a patent infringement or proprietary rights violation action. If any of the products developed by BigString infringe upon the patent or proprietary rights of others, BigString could, under certain circumstances, be enjoined or become liable for damages, could limit our business and reduce our cash.

         Misappropriation   of  our   intellectual   property   could  harm  our
reputation, affecting our competitive position and resulting in us having to expend money.

         Our ability to compete with other software companies depends in part upon the strength of our proprietary rights in our technologies. We believe that our intellectual property will be critical to our success and competitive position. We currently operate in Australia, Canada, China, England, France, Germany, India, Indonesia, Iraq, Italy, Japan, Mexico, Morocco, New Zealand, Nigeria, Norway, Malaysia, the Philippines, Russia, Saudi Arabia, South Africa, South Korea, Spain, Sweden, Switzerland, Taiwan, the United Arab Emirates, Yemen and several other countries, as well as the United States of America. We rely on a combination of U.S. and foreign patent, copyright, trademark and trade secret laws to establish and protect our proprietary rights. In particular, we rely upon our patent application for Universal Recallable, Erasable, Secure and Timed Delivery Email, Serial No. 10/827,199; our service mark for the word
"BigString," Serial No. 78336856; and the protection of our proprietary information afforded by the Lanham Act of 1946, 15 U.S.C. ss.ss. 1051-1127; the Economic Espionage Act of 1996, 18 U.S.C. ss. 1832; the Uniform Trade Secrets Act; as well as by common-law. If we are unable to protect our intellectual property against unauthorized use by third parties, our reputation could be damaged and our competitive position weakened.

         Attempts may be made to copy aspects of our products and services or to obtain and use information that we regard as proprietary. Accordingly, we may not be able to prevent misappropriation of our technology or deter others from developing similar technology. Our strategy to deter misappropriation could be undermined if:

         o the proprietary nature or protection of our methodologies are not recognized in the United States or foreign countries;

         o third parties misappropriate our proprietary methodologies and such misappropriation is not detected; and

         o competitors create applications similar to ours but which do not technically infringe on our legally protected rights.

         If these risks materialize, we could be required to spend significant amounts to defend our rights and divert critical managerial resources. In addition, BigString's proprietary methodologies may decline in value or its rights to them may become unenforceable. If any of the foregoing were to occur, our revenues could decrease and our expenses could increase, resulting in a decrease in our profits or increase in our losses.

         Government regulation and legal uncertainties may require us to incur significant expenses in complying with any new regulations.

         The laws and regulations applicable to the Internet and our products and services are evolving and unclear and could damage our business. There are currently few laws or regulations directly applicable to access to, or commerce on, the Internet. Due to the increasing popularity and use of the Internet, it is possible that laws and regulations may be adopted, covering issues such as user privacy, pricing, taxation, content regulation, quality of products and services, and intellectual property ownership and infringement. This legislation could expose us to substantial liability as well as dampen the growth in use of the Internet, decrease the acceptance of the Internet as a communications and commercial medium, or require us to incur significant expenses in complying with any new regulations. Because the increased use of the Internet has burdened the existing telecommunications infrastructure and many areas with high Internet usage have begun to experience interruptions in phone services, local telephone carriers have petitioned the United States Federal Communications Commission to regulate the Internet and to impose access fees. Increased regulation or the imposition of access fees could substantially increase the costs of communicating on the Internet, potentially decreasing the demand for our products and services. A number of proposals have been made at the federal, state and local level that would impose additional taxes on the sale of goods and services through the Internet. Such proposals, if adopted, could substantially impair the growth of electronic commerce and could adversely affect us. Moreover, the applicability to the Internet of existing laws governing issues such as property ownership, copyright, defamation, obscenity and personal privacy is uncertain. We may be subject to claims that our products violate such laws. Any new legislation or regulation in the United States or abroad or the application of existing laws and regulations to the Internet could damage our business and cause our stock price to decline.

         Due to the global nature of the Internet, it is possible that the governments of other states and foreign countries might attempt to regulate its transmissions or prosecute us for violations of their laws. We might unintentionally violate these laws. Such laws may be modified, or new laws may be enacted, in the future. Any such development could limit our products and services and make it more costly for us to conduct business.

         Our compliance with the Sarbanes-Oxley Act of 2002 and Securities and Exchange Commission rules and regulations concerning internal controls and reporting may be time consuming, difficult and costly for us.

         We are a new company and our officers and directors have had limited dealings with public company compliance with applicable federal and state securities laws, including the Sarbanes-Oxley Act of 2002. It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act and other applicable securities laws. We may need to hire additional financial reporting, internal controls and other finance staff in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, we may not be able to obtain the independent accountant certifications that the Sarbanes-Oxley Act requires publicly-traded companies to obtain. If we fail to be fully compliant with applicable federal securities laws, trading in our common stock would be adversely affected and the value of our common stock would likely decrease.

         Experienced computer programmers, or hackers, may attempt to penetrate our network security from time to time.

         Although we have not experienced any material security breaches to date, a hacker who penetrates our network security could misappropriate proprietary information or cause interruptions in our services. We might be required to expend significant capital and resources to protect against, or to alleviate, problems caused by hackers. We do not currently have a fully redundant system for our family of websites. We also may not have a timely remedy against a hacker who is able to penetrate our network security. In addition to purposeful security breaches, the inadvertent transmission of computer viruses could expose us to litigation or to a material risk of loss.

         We may not be able to control all of the content on OurPrisoner, our 24-hour live interactive Internet television program.

         OurPrisoner, a 24-hour live interactive Internet television program, is accessible at www.ourprisoner.com and www.bigstring.com. The program, OurPrisoner, features a 35-year-old single man, Kieran Vogel, a graduate of the School of Visual Arts and struggling freelance artist, who has volunteered to allow the Internet audience to control his life for six months. The program, which commenced on June 14, 2006, is broadcast live, 24 hours a day, seven days a week. Most aspects of Kieran's life in a suburban New Jersey home will be streamed in real time and unedited. However, a live broadcast has certain inherent risks. For example, BigString may not be able to control all of the content on the broadcast. If the broadcast at any time violates applicable laws as to decency or other content, or infringes on any other person's rights, such violation or infringement could subject BigString to fines, censure and damage claims, which could have an adverse impact on BigString's business and results of operations. The broadcast is expected to continue through December 16, 2006.

                  Risks Related to Trading in Our Common Stock

         There is currently a limited trading market for our common stock.

         Our common stock trades on the OTC Bulletin Board operated by the National Association of Securities Dealers, Inc. under the symbol BSGC. The OTC Bulletin Board tends to be highly illiquid, in part because there is no national exchange or quotation system by which potential investors can track the market price of shares except through information received or generated by a limited number of broker-dealers that make a market in particular stocks. There is a greater chance of market volatility for securities that trade on the OTC Bulletin Board as opposed to a national exchange or quotation system. This volatility may be caused by a variety of factors, including: the lack of readily available price quotations; the absence of consistent administrative supervision of "bid" and "ask" quotations; lower trading volume; and general market conditions. As such, you may not be able to sell your shares of BigString common stock or may have to sell your shares at a significantly lower price. Therefore, shares of our common stock should be purchased only by those persons who can afford to hold such shares for an indefinite period and who do not have a need for liquidity of their investment.

         Our common stock may be considered a "penny stock" and may be difficult to sell.

         The Securities and Exchange Commission has adopted regulations which generally define a "penny stock" to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. Penny stocks are generally not traded on a national stock exchange or on NASDAQ and generally are securities issued by companies that have minimal net tangible assets and short corporate histories as well as minimal revenues. The market price of our common stock as of the date of this prospectus is less than $5.00 per share and, therefore, it may be designated as a "penny stock" according to Securities and Exchange Commission rules. This designation requires any broker-dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers-dealers to sell our common stock and may affect the ability of investors to sell their shares.

         We may issue additional shares in the future which would result in dilution to our existing stockholders.

         BigString's certificate of incorporation, as amended, authorizes the issuance of 249,000,000 shares of common stock and 1,000,000 shares of preferred stock. As of July 1, 2006, there were issued 46,770,125 shares of common stock and 400,000 shares of Series A Preferred Stock, which currently are convertible into shares of our common stock on a 10 for 1 basis. Our board of directors has the authority to issue additional shares up to the authorized capital stated in BigString's certificate of incorporation, as amended. Our board of directors may choose to issue some or all of such shares to acquire one or more businesses or other types of property, or to provide additional financing in the future. The issuance of any additional shares of our common stock or preferred stock convertible into common stock may result in a reduction of the book value or market price of the outstanding shares of our common stock. If we do issue any additional shares of our common stock, such issuance also will cause a reduction in the proportionate ownership and voting power of stockholders not acquiring shares in such offering. Likewise, a similar result will occur if shares of outstanding preferred stock are converted into common stock by the holders thereof. Further, any such issuances could result in a change of control of our corporation.

         As of July 1, 2006, we had warrants outstanding to acquire 4,008,545 shares of our common stock as follows:

Date of Issuance      Number of Shares   Exercise Price ($)   Expiration Date
----------------      ----------------   ------------------   ---------------
June 15, 2004              15,000               $.25          January 1, 2007
January 1, 2005            50,000               $.25          January 1, 2007
January 1, 2005            50,000               $.25          January 1, 2007
September 23, 2005      1,196,838               $.20          September 23, 2010
September 23, 2005      1,246,707               $.16          September 23, 2010
May 2, 2006               225,000               $.48          May 2, 2011
May 2, 2006               225,000              $1.00          May 2, 2011
May 19, 2006              800,858              $1.25          May 19, 2016
May 19, 2006              129,442              $1.25          May 19, 2016
May 19, 2006               69,700              $1.25          May 19, 2016

         The existence of below-market warrants could impair our ability to raise additional capital through the sale of our equity securities, and the market price of our common stock may be lower as quoted on the OTC Bulletin Board after taking into account any below-market warrants.

         In addition, on July 11, 2006, we issued a non-qualified stock option to purchase 575,100 shares of our common stock to Kieran Vogel in connection with his participation in OurPrisoner, the interactive Internet television program available through the entertainment portal being operated by our wholly-owned subsidiary, BigString Interactive. The stock option will fully vest on December 16, 2006; provided, that Mr. Vogel completes his obligations in connection with his participation in the program. The stock option has a term of five years from July 11, 2006 and an exercise price of $0.32 per share.

         We cannot assure you whether any of our outstanding warrants or stock option will be exercised. Exercise of these warrants or stock option will result in dilution of the proportional interests of our stockholders at the time of exercise, and, to the extent that the exercise price is less than the book value of the common stock at that time, dilution of the book value per share of the common stock.

                     Risks Related to Our Capital Structure

         Insiders have significant control over us, and they could delay or prevent a change in our corporate control even if our other stockholders wanted it to occur.

         Our executive officers and directors beneficially owned as of July 1, 2006, in the aggregate, approximately 27.83% of our outstanding common stock, which includes shares held by their spouses. These stockholders will be able to exercise significant control over all matters requiring stockholder approval, including the election of directors and approval of material corporate transactions. This could delay or prevent an outside party from acquiring or merging with us even if our other stockholders wanted it to occur.

         Provisions   under  Delaware  law  could  discourage  a  takeover  that stockholders may consider favorable.

         Delaware law could make it more difficult for a third party to acquire us. Specifically, Section 203 of the Delaware General Corporation Law, to which BigString is subject, may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by our stockholders.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Some of the statements under the sections in this prospectus captioned "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis or Plan of Operation," "Description of Business and Services" and elsewhere in this prospectus constitute forward-looking statements. Those statements could be affected by known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels or activity, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among other things, those listed under "Risk Factors" and elsewhere in this prospectus.

         In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms or other comparable terminology.

         Although   we  believe   that  the   expectations   reflected   in  the
forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

                                 USE OF PROCEEDS

         BigString is not selling any of the shares of common stock offered hereby, and, therefore, will not receive any of the proceeds from the sale of shares of common stock covered by this prospectus.

                             MARKET FOR COMMON STOCK

         Our common stock commenced quotation on the OTC Bulletin Board under the trading symbol "BSGC" on May 2, 2006. The following table sets forth, for the periods indicated, the high and low sales prices for our common stock as reported on the OTC Bulletin Board. Please note that this information reflects inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

Year Ending December 31, 2006                                  High       Low
                                                              ------     -----
Second Quarter.............................................   $  .95     $ .35
Third Quarter (through July 14, 2006)......................      .48       .25

         The OTC Bulletin Board is generally considered to be a less active and efficient market than the NASDAQ National Market System or Capital Market or any national exchange would offer.

         As of July 1, 2006, the following were market makers for our common stock: UBS Securities LLC, Domestic Securities, Inc., Hill Thompson Magid and Co., Inc., Hudson Securities, Inc., Merriman Curhan Ford & Co., Knight Equity Markets, L.P., Westminster Securities Corporation, Sterne Agee Capital Markets, Inc., Electronic Access Direct, Inc., VFinance Investments, Inc., Jefferies & Company, Inc., Tradition Asiel Securities Inc. and Basic Investors Inc.

         As of July 1, 2006, the approximate number of registered holders of our common stock was 106; the number of outstanding shares of our common stock was 46,770,125; the number of outstanding shares of our Series A Preferred Stock was 400,000 (currently convertible into 4,000,000 shares of our common stock); and there were 4,008,545 shares of common stock subject to outstanding warrants.

         In May 2006, BigString redeemed 2,000,000 shares of its common stock from each of Charles A. Handshy, Jr. and David L. Daniels, former directors of BigString, and 2,000,000 shares of its common stock from each of their spouses, June E. Handshy and Deborah K. Daniels, at a purchase price of $0.05 per share. As a result of these redemptions, BigString redeemed a total of 8,000,000 shares of its outstanding common stock for an aggregate purchase price of $400,000.

                                    DIVIDENDS

         It is anticipated that cash dividends will not be declared on BigString's common stock in the foreseeable future. Our dividend policy is subject to certain regulatory considerations and the discretion of our board of directors and depends upon a number of factors, including operating results, financial condition and general business conditions. Holders of common stock are entitled to receive dividends as, if and when declared by our board of directors out of funds legally available therefor. We may pay cash dividends if net income available to stockholders fully funds the proposed dividends, and the expected rate of earnings retention is consistent with capital needs, asset quality and overall financial condition.

                         DETERMINATION OF OFFERING PRICE

         The selling stockholders will sell at a price based on the prevailing market prices on the OTC Bulletin Board or at prices determined through privately negotiated transactions. See "Plan of Distribution."

                             SELECTED FINANCIAL DATA

         The following selected financial data of BigString (a development stage company) as of December 31, 2005, 2004 and 2003 and for the years ended December 31, 2005 and 2004 and the period October 8, 2003 (date of formation) through December 31, 2003, are derived from the audited consolidated financial statements of BigString. Operating results for the three months ended March 31, 2006 and 2005 are derived from consolidated financial statements that have not been audited by independent accountants. However, in the opinion of management, the selected financial data for such periods includes all adjustments (which include normal recurring adjustments) necessary for a fair presentation of the data. Operating results for the three months ended March 31, 2006 are not necessarily indicative of results that may be expected for the entire year ending December 31, 2006. The selected financial data as of December 31, 2005, 2004 and 2003 and for the years ended December 31, 2005 and 2004 and the period October 8, 2003 (date of formation) through December 31, 2003, and for the three months ended March 31, 2006 and 2005, respectively, should be read in conjunction with the consolidated financial statements of BigString and the related notes thereto and management's discussion and analysis thereof appearing elsewhere in this prospectus.

                                                                                             Period
                                                                                            October 8
                                                                                            (Date of
                                                                                            Formation)
                                   Three Months Ended               Years Ended              through
                                        March 31,                   December 31,           December 31,
                               --------------------------    --------------------------    -----------

                                  2006            2005           2005          2004           2003
                               -----------    -----------    -----------    -----------    -----------
                               (unaudited)    (unaudited)

Income Statement Data:

Total revenue ..............   $     3,172    $     1,546    $     6,747    $     5,762            $--

Operating costs and expenses       561,647        328,015      2,125,847        735,333         29,583
                               -----------    -----------    -----------    -----------    -----------

Operating (loss) from
    continuing operations ..      (558,475)      (326,469)    (2,119,100)      (729,571)       (29,583)

Net (loss) from continuing
    operations .............   $  (553,987)   $  (326,469)   $(2,102,587)   $  (729,536)   $   (29,567)
                               ===========    ===========    ===========    ===========    ===========

Per share data:
Net (loss) basic and diluted   $     (0.01)   $     (0.01)   $     (0.04)   $     (0.02)   $     (0.00)


                                 As of
                                March 31,         As of December 31,
                               ----------   ------------------------------------
                                  2006         2005         2004         2003
                               ----------   ----------   ----------   ----------
                              (unaudited)

Balance Sheet Data:

Total current assets .......   $  504,655   $  845,627   $   13,808   $   20,140

Total current liabilities ..      120,526      130,741       39,502        6,407

Stockholders' equity .......    3,644,724    4,198,711    4,356,148       15,433

                           MANAGEMENT'S DISCUSSION AND
                          ANALYSIS OR PLAN OF OPERATION

         The following plan of operation is intended to describe BigString's anticipated plan of operation for the year ended December 31, 2006. In addition to our plan of operation, we have provided below information about BigString's financial condition and results of operations for the three months ended March 31, 2006 and 2005, respectively, and the years ended December 31, 2005 and 2004, respectively. This information should be read in conjunction with BigString's consolidated financial statements for the three months ended March 31, 2006 and 2005 and the years ended December 31, 2005 and 2004, including the related notes thereto, which are included on pages F-1 through F-32 of this prospectus.

Background

         BigString was incorporated in the State of Delaware on October 8, 2003 under the name "Recall Mail Corporation." The company's name was formally changed to "BigString Corporation" in July 2005. BigString was formed, together with Email Emissary, which was incorporated in the State of Oklahoma on August 7, 2003, to develop technology that would allow the user of email services to have comprehensive control, security and privacy relating to the email generated by the user. Email Emissary was later acquired by BigString in July 2004 and is currently a subsidiary of BigString. In March 2004, we introduced BigString's email service to the market. On January 20, 2006, we incorporated BigString Interactive in the State of New Jersey, as a wholly-owned subsidiary of BigString. In June 2006, BigString Interactive launched an interactive entertainment portal, which includes the OurPrisoner interactive Internet television program. Email Emissary and BigString Interactive are currently BigString's only subsidiaries.

Development Stage Company

         BigString is considered a development stage enterprise as defined in the Financial Accounting Standards Board Statement No. 7, Accounting and Reporting for Development Stage Companies. BigString has limited revenue to date, continues to raise capital and there is no assurance that ultimately BigString will achieve a profitable level of operations.

Overview

         In order for us to grow our business and increase our revenue, it is critical for us to attract and retain new customers. For us to increase our revenue, we need to establish a large customer base. The more users of our free email services provides us with more opportunities to sell our premium services, which could result in increased revenue. In addition, a large customer base may attract other Internet based advertising and marketing firms to affiliate with us, which would result in increased advertising revenues.

         Certain criteria we review to measure our performance are set forth below:

         o  the number of first time users of our email services;

         o  the number of repeated users of our email services;

         o  the number of pages of our website viewed by a user;

         o  the number of free accounts;

         o  the number of paid accounts;

         o the number of users of our free email services who purchase one of our premium product packages;

         o the length of time between the activation of a free account and the conversion to a paid account;

         o  the number of paying customers at each product level; and

         o the retention rate of customers, including the number of account closures and the number of refund requests.

Critical Accounting Policies

         Our discussion and analysis of our financial condition and results of operations are based upon BigString's consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these consolidated financial statements requires BigString to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, BigString evaluates its estimates, including those related to intangible assets, income taxes and contingencies and litigation. BigString bases its estimates on historical expenses and various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

         BigString believes the following critical accounting policies affect its more significant judgments and estimates used in the preparation of its consolidated financial statements.

         Revenue Recognition. BigString derives revenue from online services, electronic commerce, advertising and data network services. BigString also derives revenue from marketing affiliations.

         BigString recognizes online service revenue over the period that services are provided. Other revenues, which consist principally of electronic commerce and advertising revenues, as well as data network service revenues, are recognized as the services are performed. Unearned revenue consists primarily of prepaid electronic commerce and advertising fees and annual prepaid subscription fees billed in advance.

         Consistent with the provisions of EITF Issue No. 99-19, Reporting Revenue Gross As A Principal Versus Net As An Agent, BigString recognizes revenue as a principal from advertising and marketing affiliations. BigString shares any revenue generated from advertising and marketing affiliations with the "active users" of its email services, as defined. Fifty percent of the revenue generated from advertising and marketing affiliations will be distributed to the "active users" in amounts that will be determined by BigString and based on the registered subscriber's status and up to twenty percent of such revenue will be distributed as referral fees to those users who participated in the referral source of the advertising revenue. Accordingly, corresponding distributions to "active users" and referral fees are recorded as a component of cost of revenue.

         Stock-Based Compensation. BigString issues shares of its common stock to non-employees as stock-based compensation. BigString accounts for the services using the fair market value of the consideration issued.

         Intangible Assets. The valuation of intangible assets have been determined by management after considering a number of factors. On an annual basis, BigString tests for impairment. If the carrying value of the intangible assets exceeds the undiscounted value of estimated future cash flows, the intangible asset would be adjusted to its fair value and an impairment loss would be charged to operations in the period identified.

         Should the impairment loss be significant, the charge to operations could have a material adverse effect on BigString's results of operations and financial condition.

Plan of Operation

         For the three months ended March 31, 2006, we had $3,172 in revenue and $561,647 in expenses, including amortization expense of $240,000 relating to the amortization of the intangible assets (patent application and trademark) acquired by BigString through its acquisition of Email Emissary on July 16, 2004. Our net loss for the three months ended March 31, 2006 was $553,987.

         For the year ended December 31, 2005, we had $6,747 in revenue and $2,125,847 in expenses, including amortization expense of $960,000 relating to the amortization of the intangible assets (patent application and trademark) acquired by BigString through its acquisition of Email Emissary on July 16, 2004. Our net loss for the year ended December 31, 2005 was $2,102,587.

         For the year ended December 31, 2004, we had $5,762 in revenue and $735,333 in expenses, including amortization expense of $440,281 relating to the amortization of the intangible assets (patent application and trademark) acquired by BigString through its acquisition of Email Emissary on July 16, 2004. Our net loss for the year ended December 31, 2004 was $729,536.

         As we grow, our operating expenses will increase in connection with sales and marketing, technology licensing and development and general and administrative needs to support our growth. Therefore, our plan of operation for the year ending December 31, 2006 includes:

         o Increased sales and marketing expenses. Sales and marketing expenses consist primarily of compensation for sales and marketing persons and costs associated with travel, public relations, sales and other promotional materials, trade shows, advertising and other sales and marketing programs. During the year ending December 31, 2006, we expect to expend approximately $250,000 on our sales and marketing promotions, including the OurPrisoner interactive Internet television program and a comprehensive advertising campaign to promote our BigString email service and products. We have entered into an agreement with Chesapeake Media for the placement of radio and television commercials about us. Chesapeake Media will be paid a fixed fee for each customer of BigString who purchases a premium package through a promotion broadcasted by Chesapeake Media and will receive a percentage of the business accounts revenue generated from such broadcasts for a period of one year. We also anticipate hiring six commission-based salespersons in 2006. In addition, we have recently hired two programmers/developers and anticipate hiring at least one more programmer/developer in the next several months. Further, we will hire additional employees on an as-needed basis. For the three months ended March 31, 2006, we expended approximately $6,481 on our sales and marketing promotions.

         o  Increased   general  and   administrative   expenses.   General  and
administrative expenses consist primarily of rent, utilities, supplies and compensation for personnel and fees for outside professional advisors. During the year ending December 31, 2006, we expect to expend approximately $1,100,000 on general and administrative expenses as we add staff and infrastructure to support our expected business growth. We also expect to expend approximately $250,000 on legal and accounting costs during 2006, as a result of BigString's compliance with applicable federal and state securities laws and the general growth of our business. For the three months ended March 31, 2006, we expended approximately $321,647 on general and administrative expenses, including approximately $89,097 on legal and accounting costs.

         o Increased research and development expenses. Research and development expenses consist primarily of compensation for our technology staff, costs associated with the application for our patent and other intellectual property related expenses. We expect to expend $100,000 on research and development expenses during the year ending December 31, 2006 as we continue to enhance and modify our software technology and products. For the three months ended March 31, 2006, we did not expend any monies on research and development expenses.

         We currently anticipate expending approximately $300,000 for computer equipment and software upgrades and enhancements during the year ending December 31, 2006. For the three months ended March 31, 2006, we expended approximately $12,807 for computer equipment and software upgrades and enhancements.

         We anticipate that we will incur net losses for the year ending December 31, 2006. The extent of these losses will be contingent, in part, on the amount of net revenue generated from customers. It is possible that our operating losses will increase in the future and that we will never achieve or sustain profitability. For the three months ended March 31, 2006, our net loss was $553,987.

         Our limited operating history makes predicting future operating results very difficult. We believe that you should not rely on our current operating results to predict our future performance. You must consider our prospects in light of the risks, expenses and difficulties encountered by companies in new and rapidly evolving markets. We may not be successful in addressing these risks and difficulties.

         Our actual expenditures and business plan may differ from this plan of operation. Our board of directors may decide not to pursue this plan, or may decide to modify it based on new information or limits in the amount of available financing.

Results of Operations

For the Three Months Ended March 31, 2006 and 2005

         Net Loss. For the three months ended March 31, 2006, our net loss was $553,987, as compared to a $326,469 net loss for the same period in 2005, primarily due to a $233,632 increase in selling, general and administrative expenses as we increased staff, continued to introduce our BigString email service and products to the market through general advertising and other promotional medium, and complied with the reporting requirements under federal and state securities laws.

         Revenues. For the three months ended March 31, 2006, our total revenues were $3,172, as compared to $1,546 in revenues for the same period in 2005. Of the revenues generated for the three months ended March 31, 2006, $2,634 was generated from the purchase of our products and $537 was generated from advertisers, whereas for the three months ended March 31, 2005, all $1,546 was generated from the purchase of our products.

         Expenses. Total expenses for the three months ended March 31, 2006 were $321,647, a $233,632 increase over total expenses of $88,015 incurred in the same period in 2005, primarily due to an increase in selling, general and administrative expenses. This significant increase in expenses over the same prior year period was primarily attributable to an increase in payroll for such period by approximately $125,152, relating to the staffing of eight full-time employees and three part-time employees, an increase in legal expenses for such period by approximately $66,614, relating to our compliance with federal and state securities laws and the registration of shares of our common stock for certain of our stockholders, and the payment of approximately $7,770 in consulting fees relating to the operation of our business.

         Interest Income. Interest income was $4,488 for the three months ended March 31, 2006, as compared to no interest income for the same prior year period. This increase in interest income was due to larger cash balances maintained by BigString as a result of private placements of its common stock in 2005.

         Income Taxes. No tax provision has been recorded for the three months ended March 31, 2006 as a result of our accumulated operating losses.

For the Years Ended December 31, 2005 and 2004

         Net Loss. For the year ended December 31, 2005, our net loss was $2,102,587, as compared to a net loss of $729,536 for the year ended December 31, 2004, due to a $519,719 increase in amortization expense relating to the amortization of the intangible assets (patent application and trademark) acquired by BigString through its acquisition of Email Emissary, Inc. on July 16, 2004, and increased development and administrative costs and professional and consulting fees.

         Revenues. For the year ended December 31, 2005, our total revenues were $6,747, as compared to $5,762 in revenues for the year ended December 31, 2004. Of the revenues generated for the year ended December 31, 2005, $6,419 was generated from the purchase of our products and $328 was generated from advertisers, whereas all of our revenue for the year ended December 31, 2004 was generated from the purchase of our products. We did not begin to generate revenue from the utilization of our BigString services and the purchase of our products until the third quarter of 2004.

         Expenses. Total expenses for the year ended December 31, 2005 were $2,125,847, a $1,390,514 increase over total expenses of $735,333 incurred in the year ended December 31, 2004, primarily due to an increase in amortization expense and increased development and administrative costs and professional fees. This significant increase in expenses over the same prior year period was primarily attributable to a $519,719 increase in amortization expense relating to the amortization of the intangible assets (patent application and trademark) acquired by BigString through its acquisition of Email Emissary on July 16, 2004, an increase in payroll for such period by approximately $155,821, relating to the staffing of six full-time employees and one part-time employee, an increase in legal expenses for such period by approximately $179,831, relating to our proposed transaction with UniverCell Holdings, Inc., which was terminated prior to completion in May of 2005, the registration of our common stock for certain of our stockholders and the preparation of BigString for compliance as a public reporting company under applicable federal securities laws, and the payment of approximately $199,187 in consulting fees relating to the operation of our business.

         Interest Income. Interest income was $16,513 for the year ended December 31, 2005, as compared to $35 for the year ended December 2004. This increase in interest income was due to the significant increase in BigString's cash balance resulting from several private placements conducted by BigString during the year ended December 31, 2005.

         Income Taxes. No tax provision has been recorded for 2005 and 2004 as a result of our accumulated operating losses.

Liquidity and Capital Resources

         Our operating and capital requirements have exceeded our cash flow from operations as we have been building our business. Since inception, we have expended approximately $1,545,548 for operating and investing activities, which has been primarily funded by investments of approximately $2,000,000 from our stockholders. For the three months ended March 31, 2006, we expended $340,455 for operating and investing activities.

         Our cash balance as of March 31, 2006 was $480,402, which was an increase of $389,158 over our cash balance of $91,244 as of March 31, 2005. This significant increase to our cash balance was attributable to the approximately $1,750,000 raised by BigString through private placements of its common stock in 2005.

         In May 2006, Witches Rock Portfolio Ltd., The Tudor BVI Global Portfolio Ltd. and Tudor Proprietary Trading, L.L.C. made strategic investments in BigString by purchasing, in the aggregate, 400,000 shares of BigString's Series A Preferred Stock and warrants to purchase 1,000,000 shares of BigString's common stock for an aggregate purchase price of $2,000,000.

         Additionally, in May 2006, we redeemed 2,000,000 shares of our common stock from each of Charles A. Handshy, Jr. and David L. Daniels, former officers and directors of BigString, and 2,000,000 shares of our common stock from each of their spouses, June E. Handshy and Deborah K. Daniels, at a purchase price of $0.05 per share. As a result of these redemptions, we redeemed a total of 8,000,000 shares of our outstanding common stock for an aggregate purchase price of $400,000.

         Management believes that the current cash balance and anticipated revenues is sufficient to fund the current level of operations for at least the next twelve months. If our revenue and cash balance is insufficient to fund the growth of our business, we may seek additional funds. There can be no assurance that such funds will be available to us or that adequate funds for our operations, whether from debt or equity financings, will be available when needed or on terms satisfactory to us. Our failure to obtain adequate additional financing may require us to delay or curtail some or all of our business efforts. Any additional equity financing may involve substantial dilution to our then-existing stockholders.

         Our officers and directors have not, as of the date of this filing, loaned any funds to BigString. There are no formal commitments or arrangements to advance or loan funds to BigString or repay any such advances or loans.

                           PRINCIPAL STOCKHOLDERS AND
                        SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth information as of July 1, 2006, with respect to the beneficial ownership (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of BigString's common stock by (1) each director of BigString, (2) the president and chief executive officer of BigString (represents the only person who qualifies as a "named executive officer" under applicable federal securities laws), (3) each person or group of persons known by BigString to be the beneficial owner of more than 5% of BigString's outstanding common stock, and (4) all directors and executive officers of BigString as a group:

                                                            Beneficial Ownership of
                                                                  Common Stock
                                                        --------------------------------
Name of Beneficial Owner - Directors, Officers and 5%
-----------------------------------------------------                        Percent of
Stockholders                                            No. of Shares (1)       Class
------------                                            -----------------    -----------
Darin M. Myman (2)(3)(4)(5)..........................       9,000,000           19.24%
Todd M. Ross (2)(3)(6)...............................       1,625,000            3.47%
Adam M. Kotkin (2)(3)(7).............................         700,000            1.50%
Marc Dutton (2)(3)...................................         650,000            1.39%
Lee Rosenberg (2)(3).................................       1,040,000            2.22%
David L. Daniels (8)(9)..............................       4,000,000            8.55%
Charles A. Handshy, Jr. (10)(11).....................       4,000,000            8.55%
Paul Tudor Jones, II (12)(13)(14)....................       5,000,000            9.66%
Alfred L. Pantaleone (15)(16)........................       6,569,000           14.05%
Mark Shefts (17)(18).................................       3,068,545            6.24%
Lifeline Industries, Inc. (19)(20)...................       2,450,000            5.19%
Robb Knie (21)(22)...................................       2,450,000            5.19%
Jo Myman (2)(23).....................................       9,000,000           19.24%
Deborah K. Daniels (8)(24)...........................       4,000,000            8.55%
June E. Handshy (10)(25).............................       4,000,000            8.55%
All Directors and Executive Officers as a Group
    (5 persons) (5)(23)..............................      13,015,000           27.83%

(1) In accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of

         BigString's common stock if he, she or it has voting or investment power with respect to such security. This includes shares (a) subject to options or warrants exercisable within 60 days, and (b)(1) owned by a spouse, (2) owned by other immediate family members, or (3) held in trust or held in retirement accounts or funds for the benefit of the named individuals, over which shares the person named in the table may possess voting and/or investment power.

(2) This executive officer and/or director, or spouse of an executive officer and/or director, maintains a mailing address at 3 Harding Road, Suite F, Red Bank, New Jersey 07701.

(3)      Such person serves as a director of BigString.

(4)      Mr.  Myman  serves as the  President  and Chief  Executive  Officer  of
         BigString.

(5) Includes 100,000 shares of common stock registered in the name of Mr. Myman's wife, Jo Myman, and 900,000 shares of common stock held by Mr. Myman for the benefit of Mr. and Mrs. Myman's children under the Uniform Transfers to Minors Act. Mr. Myman disclaims any beneficial interest in the shares held by his wife and the shares held by him as custodian for his children.

(6)      Mr. Ross serves as Chief Financial Officer and Treasurer of BigString.

(7)      Mr.  Kotkin  serves  as  Chief  Operating   Officer  and  Secretary  of
         BigString.

(8) Mr. Daniels is a former officer and director of BigString. Mr. Daniels and his wife, Deborah Daniels, maintain a mailing address at 19007 U.S. Highway 64, Haskell, Oklahoma 74336.

(9) Includes 2,000,000 shares of common stock registered in the name of Mr. Daniels' wife, Deborah Daniels, as to which shares he disclaims any beneficial interest.

(10) Mr. Handshy is a former officer and director of BigString. Mr. Handshy and his wife, June Handshy, maintain a mailing address at P.O. Box 205, Leonard, Oklahoma 74043.

(11) Includes 2,000,000 shares of common stock registered in the name of Mr. Handshy's wife, June Handshy, as to which shares he disclaims any beneficial interest.

(12) Paul Tudor Jones, II maintains a mailing address at c/o Tudor Investment Corporation, 1275 King Street, Greenwich, Connecticut 06831.

(13) The shares of common stock reported herein as beneficially owned are owned directly by Witches Rock Portfolio Ltd., The Tudor BVI Global Portfolio Ltd. and Tudor Proprietary Trading, L.L.C. Because Tudor Investment Corporation provides investment advisory services to Witches Rock Portfolio Ltd. and Tudor BVI Global Portfolio Ltd., Tudor Investment Corporation may be deemed to beneficially own the shares of common stock owned by each such entity. Tudor Investment Corporation expressly disclaims such beneficial ownership. In addition, because Mr. Jones is the controlling shareholder of Tudor Investment Corporation and the indirect controlling equity holder of Tudor Proprietary Trading, L.L.C., Mr. Jones may be deemed to beneficially own the shares of common stock owned by Tudor Proprietary Trading, L.L.C. and the shares of common stock deemed beneficially owned by Tudor Investment Corporation. Mr. Jones expressly disclaims such beneficial ownership.

(14) Includes the following shares which are held by Witches Rock Portfolio Ltd., The Tudor BVI Global Portfolio Ltd. and Tudor Proprietary Trading, L.L.C.: (i) 3,203,430 shares of common stock underlying a total of 320,343 shares of Series A Preferred Stock, and 800,858 shares of common stock subject to a currently exercisable warrant, held by Witches Rock Portfolio Ltd.; (ii) 517,770 shares of common stock underlying a total of 51,777 shares of Series A Preferred Stock, and 129,442 shares of common stock subject to a currently exercisable warrant, held by The Tudor BVI Global Portfolio Ltd.; and (iii) 278,800 shares of common stock underlying a total of 27,880 shares of Series A Preferred Stock, and 69,700 shares of common stock subject to a currently exercisable warrant, held by Tudor Proprietary Trading, L.L.C.

(15) Alfred Pantaleone maintains a mailing address at 25 Ely Road, Holmdel, New Jersey 07733.

(16) Includes 1,200,000 shares of common stock held by Mr. Pantaleone as custodian for the benefit of his children under the Uniform Transfers to Minor Act, as to which shares he disclaims any beneficial interest.

(17) Mark Shefts maintains a mailing address at P.O. Box 656, Tuxedo Park, New York 10987.

(18) Includes 625,000 shares of common stock held by the Shefts Family LP and 2,443,545 shares of common stock subject to two currently exercisable warrants held by Shefts Associates, Inc. Mr. Shefts disclaims beneficial ownership of these shares except to the extent of his respective ownership interest in these entities.

(19) Lifeline Industries, Inc. provides general business consulting services to BigString. Lifeline Industries, Inc. maintains a mailing address at 1640 Anderson Avenue, Suite C, Fort Lee, New Jersey 07024.

(20) Includes an aggregate of 450,000 shares of common stock subject to two currently exercisable warrants and 750,000 shares of common stock held by Robb Knie, a principal of Lifeline Industries, Inc.

(21) Robb Knie is a principal of Lifeline Industries, Inc. Mr. Knie maintains a mailing address at P.O. Box 785, Maywood, New Jersey 07607.

(22)     Includes  450,000  shares  of  common  stock  subject  to  a  currently exercisable warrant held by Lifeline Industries, Inc. and 1,250,000 shares of common stock also held by Lifeline Industries, Inc.

(23) Includes (a) 8,000,000 shares of common stock registered in the name of her husband, Darin M. Myman, and (b) 900,000 shares of common stock held by Mr. Myman for the benefit of Mr. and Mrs. Myman's children under the Uniform Transfers to Minors Act, as to which shares Mrs. Myman disclaims any beneficial ownership.

(24) Includes 2,000,000 shares of common stock registered in the name of her husband, David Daniels, as to which shares she disclaims any beneficial interest.

(25) Includes 2,000,000 shares of common stock registered in the name of her husband, Charles A. Handshy, Jr., as to which shares she disclaims any beneficial interest.

                      DESCRIPTION OF BUSINESS AND SERVICES

Background

         BigString Corporation has developed an innovative email service, referred to as "BigString," that allows users to easily send, recall, erase, self-destruct and secure email transmissions, as well as provide additional privacy. The concept of recallable email was conceived a few years ago by one of BigString's founders and current President and Chief Executive Officer, Darin M. Myman. After inadvertently sending an email to a prospective client which contained sensitive pricing and customer information, Mr. Myman unfortunately learned that there was no way for him to retrieve the email before the prospective client had the opportunity to review the contents thereof. As a result of this frustrating experience, Mr. Myman and certain other members of BigString's management team focused on developing a technology that would allow users to have comprehensive control, security and privacy of their email. In March 2004, the BigString email service was introduced to the market.

Business Strategy

         In the past several years, the email industry has migrated from an advertising model to a blended model that includes advertising and subscriptions. Email service providers now offer premium service products which include, among other features, value-added services such as advanced spam filters, advanced virus protection, additional storage, multiple email addresses and secure email. In addition to our free email service product, we offer premium email service products and applications such as spam filters, virus protection, additional storage, multiple email addresses and secure mail, which are offered in several different packages at various prices and may be purchased by the users of our BigString email service.

         In addition to our email services and products, we also enter into market affiliations with other Internet companies. We are currently affiliated with ValueClick, Inc. and LinkShare Corporation. We generate advertising revenue when our users purchase products through advertisements posted on our website as a result of our market affiliations. Further, we sometimes generate revenue through these market affiliations when our users access other websites.

         We recently introduced an email rewards program and a shopping rewards program on our website. Pursuant to our email rewards program, we will share any revenue generated from advertising and marketing affiliations with the "active users" of our email services, which are defined as those users who are registered email subscribers and have logged onto their account within 30 days of the date that the revenue is received. Our shopping rewards program enables a user who shops through our website to share in the revenue received by BigString as a result of such user's purchases.

         We intend to promote our email service and products through radio and television commercials as well as through programs contained on our interactive entertainment portal, such as the OurPrisoner interactive Internet television program which debuted on June 14, 2006.

Products and Services

         BigString Email Service. BigString is a web-based, POP3 (a protocol used to retrieve email from a mail server) server email service solution. Our patent pending technology provides a user with the ability to manage and control content sent by email. The user's email will execute through the BigString server but such execution will be transparent to the sender and recipients of the email.

         A user of our BigString email services will have his, her or its email transposed from a text-based message through BigString's server, and an exact, replicated image of the email will be instantaneously streamed to the recipient. The recipient never actually receives the content; but only receives images of the content.

         The user of the BigString email service and products can transparently edit, recall, cancel, and erase the email as well as insert or delete attachments, even after the email has been sent out and opened. All the subsequent changes by the sender will be completely transparent to the recipient. In addition, the sender has complete control over the life and duration of the email. The sender can have the email self-destruct or disappear after a defined number of views or after a certain time period.

         BigString currently offers services equivalent to those provided by its competitors, such as anti-spam, anti-virus, non-printable, add and delete attachments, opened report, set number of views and secure email, in addition to our erasable, recallable and self destroying applications.

         Products Offered. BigString currently offers to its customers one of four varying packages:

         o  BigString Free (No Charge).

         o  BigString Plus ($17.95 per year).

         o  BigString Premium ($29.95 per year).

         o  BigString Business ($149.95 per year).

         BigString Free comes with 5 MB of storage and permits the user to send twenty emails per month. It is accessed by the user through the web and each user is given one address. BigString Plus comes with 50 MB of storage and the user can send 300 emails per month through this package. It also is accessed through the web and each user is given one address. BigString Premium comes with 250 MB of storage and an unlimited number of emails may be sent by the user through this package. It also is accessed by the user through the web or the user can select to use a standard email client such as Outlook or Eudora and each user is provided one address. BigString Business is the most complete package offered by BigString. BigString Business comes with a component where BigString will act as the user's domain host. In addition, this package provides five email addresses, with more available at an additional cost. Further, business users can send an unlimited number of emails and have 250 MB of storage available per address with more storage available at additional costs to the customer.

         As of July 1, 2006, we had 54,592 subscribers to BigString Free, 173 subscribers to BigString Plus, 915 subscribers to BigString Premium, and 8 subscribers to BigString Business.

         Technical and Customer Support. Customer support for BigString's email service and products is available in two different ways:

         o Email Support. The ability for customers to contact BigString support through email.

         o Phone Support. The ability for customers to contact BigString support via the telephone.

         Historically, the customers of BigString's services and products have required very little support. BigString continuously reviews its support capabilities and updates and enhances such capabilities to meet the needs of the users of its products and services. In the future, BigString may outsource the support of its products and services to cost effective call centers or service providers.

         Also available on the BigString website is a Frequently Asked Questions section and BigString is currently composing a comprehensive BigString User Guide. We believe that BigString's Frequently Asked Questions section usually can resolve most of a user's problems. As our business grows and we introduce new products or enhancements to existing products, we expect our Frequently Asked Questions section to be updated on a continuous basis.

Market Affiliations

         We affiliate with other Internet companies, such as ValueClick, Inc. and LinkShare Corporation, regarding advertisements and other marketing promotions which can be accessed through our website. Through these marketing affiliations, advertisements, such as banner ads, are posted on our website and may be accessed by our users. In addition, advertising websites may be accessed directly through our website. Generally, we do not contract directly with advertisers, but rather those advertisers post on our website through our marketing affiliates. Our marketing affiliates are obligated to pay us a portion of the revenue they receive from advertisers, as compensation for BigString's sale of promotional space on its website.

         Generally, we generate revenue when our users access the advertisements or advertising websites and purchase products and services. In addition, we sometimes generate revenue based on the number of our users accessing advertisements and advertisers' websites.

Rewards Programs

         Email Rewards Program. We recently introduced an email rewards program on our website. Pursuant to this program, we will share any revenue generated from advertising and marketing affiliations with the "active users" of our email services, which are defined as those users who are registered email subscribers and have logged onto their account within 30 days of the date that the revenue is received. "Active users" consist of both paying and non-paying users of our email services. Fifty percent of the revenue generated from advertising and marketing affiliations will be distributed to the "active users" in amounts that will be determined by BigString and based on the registered subscriber's status (i.e., BigString Free, BigString Plus, BigString Premium or BigString Business), and up to twenty percent of such revenue will be distributed as referral fees to those users who participated in the referral of the source of the advertising revenue.

         Shopper Rewards Program. In addition to our email rewards program, we offer a shopper rewards program. A user of our email services who shops through our website will share in the revenue received by us as a result of the user's purchases. Fifty percent of the advertising revenue generated from the purchase of a product through BigString's website will be distributed to the purchaser of such product, and up to twenty percent of such revenue will be distributed as referral fees to those users who participated in the referral of the source of the advertising revenue. The user does not have to be an "active user" to benefit from this program.

Interactive Entertainment Portal

         In June 2006,  BigString  Interactive,  a wholly  owned  subsidiary  of
BigString, launched an interactive entertainment portal. BigString's entertainment portal contains live streaming audio and video programming that can be controlled by the Internet audience. On June 14, 2006, BigString debuted OurPrisoner, a 24-hour live interactive Internet television program, which is accessible at both www.ourprisoner.com and www.bigstring.com. The program, OurPrisoner, features a 35-year-old single man, Kieran Vogel, a graduate of the School of Visual Arts and struggling freelance artist, who has volunteered to allow the Internet audience to control his life for six months. The program will be broadcast live, 24 hours a day, seven days a week. The broadcast is expected to continue through December 16, 2006. If Mr. Vogel remains with the program until December 16, 2006, he will be eligible to receive awards with aggregate values not to exceed $500,000. Mr. Vogel will not be eligible for any awards, however, if he does not complete his six-month commitment to the program.

         On  June  14,  2006,  the  date  OurPrisoner  debuted,  we  had  53,171 subscribers to BigString Free, 166 subscribers to BigString Plus, 905 subscribers to BigString Premium, and 8 subscribers to BigString Business. As of July 1, 2006, we had 54,592 subscribers to BigString Free, 173 subscribers to BigString Plus, 915 subscribers to BigString Premium, and 8 subscribers to BigString Business. We anticipate that the increased traffic to our website due to the OurPrisoner program will attract additional advertisements and other marketing arrangements from and with third parties.

Protection of Proprietary Rights

         We rely on a combination of U.S. and foreign patent, copyright, trademark and trade secret laws to establish and protect our proprietary rights. In particular, we rely upon our patent application for Universal Recallable, Erasable, Secure and Timed Delivery Email, Serial No. 10/827,199; our service mark for the word "BigString," Serial No. 78336856; and the protection to our proprietary information afforded by the Lanham Act of 1946, 15 U.S.C. ss.ss. 1051-1127; the Economic Espionage Act of 1996, 18 U.S.C. ss. 1832; the Uniform Trade Secrets Act; as well as by common-law. If issued by the United States Patent and Trademark Offices, the patent for Universal Recallable, Eraseable and Timed Delivery Email will expire 20 years following the date our patent application was filed or on April 18, 2024. Our service mark will not expire provided that we continue to make routine filings to keep it current with the United States Patent and Trademark Office.

         Under the U.S. patent laws, our rights to the intellectual property which is the subject of our patent application may not be infringed upon by a third party. As we have applied for a patent, we may assert provisional rights as to the intellectual property covered thereby.

BigString may obtain a reasonable royalty from a third party that infringes on an application claim, provided actual notice is given to the third party by BigString and a patent issues from the application with a substantially identical claim.

Market

         We currently market to Internet users who seek to utilize the Internet as their source for e-mail services. Generally, our products and services can be readily accessed through the Internet and thus from virtually anywhere the Internet is accessible. BigString seeks to reward the users of its products and services by sharing its advertising based revenues with them.

Competition

         We have existing competitors for our businesses who have greater financial, personnel and other resources, longer operating histories, more technological expertise, more recognizable names and more established relationships in industries that we currently serve or may serve in the future. Increased competition, our inability to compete successfully against current or future competitors, pricing pressures or loss of market share could result in increased costs and reduced operating margins, which could harm our business, operating results, financial condition and future prospects. Many of these firms are well established, have reputations for success and have significantly greater financial, marketing, distribution, personnel, and other resources than us. Further, we may experience price competition, and this competition may adversely affect our financial position and results of operations or adversely affect our revenues and profitability.

         The markets for our services are highly competitive. With limited barriers to entry we believe the competitive landscape will continue to increase both from new entrants to the market as well as from existing players. We remain focused on delivering better, more advanced and innovative services than our competitors.

Legal Proceedings

         We are not a party to, and none of our property is the subject of, any pending legal proceedings. To our knowledge, no governmental authority is contemplating any such proceedings.

Employees

         We  currently  have  thirteen  full-time  employees  and six  part-time
employees.   We  believe  that  our   relationship   with  these   employees  is
satisfactory. We have not suffered any labor problems since our inception.

Properties

         We occupy space at 3 Harding Road, Suites E and F, Red Bank, New Jersey 07701. Our Red Bank offices have approximately 3,756 square feet of office space. Our operating leases for these premises expire on May 31, 2007. The current monthly occupancy rate is a total of $5,315.00 per month. We believe that these facilities will be adequate to meet our requirements for the foreseeable future.

                              GOVERNMENT REGULATION

         We do not currently face direct regulation by any governmental agency, other than laws and regulations generally applicable to businesses.

         Due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted in the U.S. and abroad with particular applicability to the Internet. It is possible that governments will enact legislation that may be applicable to us in areas including network security, encryption, data and privacy protection, electronic authentication or "digital" signatures, access charges and retransmission activities. Moreover, the applicability to the Internet of existing laws governing issues including property ownership, content, taxation, defamation and personal privacy is uncertain.

         The majority of laws that currently regulate the Internet were adopted before the widespread use and commercialization of the Internet and, as a result, do not contemplate or address the unique issues of the Internet and related technologies. Any export or import restrictions, new legislation or regulation or governmental enforcement of existing regulations may limit the growth of the Internet, increase our cost of doing business or increase our legal exposure. Any of these factors could have a material adverse effect on our business, financial condition and results of operations.

         Violations of local laws may be alleged or charged by state or foreign governments, and we may unintentionally violate local laws. Local laws may be modified, or new laws enacted, in the future. Any of these developments could have a material adverse effect on our business, results of operations and financial condition.

                                   MANAGEMENT

Executive Officers

         The name, age and position of each person who serves as an executive officer of BigString are set forth below and brief summaries of their business experience and certain other information with respect to each of them is set forth in the information which follows the table:


Name                       Age                          Position
----                       ---                          --------

Darin M. Myman              41            President and Chief Executive Officer

Adam M. Kotkin              27            Chief Operating Officer and Secretary

Todd M. Ross                33            Chief Financial Officer and Treasurer

         There are no family relationships among the current executive officers of BigString. None of the executive officers of BigString are directors of any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of
Section 15(d) of the Securities Exchange Act of 1934, as amended, or any company registered as an investment company under the Investment Company Act of 1940, as amended.

Darin M. Myman is a co-founder of BigString and has served as the President and Chief Executive Officer of BigString since its inception on October 8, 2003. He also has served as a member of BigString's board of directors since BigString's inception. From November 2001 until October 2003, Mr. Myman was a self-employed Internet marketing and business consultant and, from March 2001 until November 2001, he served as Executive Vice President of InsuranceGenie.com. Prior to his employment by InsuranceGenie.com, Mr. Myman was a co-founder and Chief Executive Officer of LiveInsurance.com, the first online insurance brokerage agency, from March 1999 until December 2000. Prior to co-founding LiveInsurance.com, he served as a Vice President of the online brokerage services unit of Westminster Securities Corporation from January 1995 until March 1999.

Adam M. Kotkin is a co-founder of BigString and has served as the Chief Operating Officer of BigString since its inception on October 8, 2003, and as Secretary since August 17, 2005. He also has served as a member of BigString's board of directors since June 29, 2005. Prior to joining BigString, from June 2002 until December 2003, Mr. Kotkin was a paralegal in the law firm of Swidler, Berlin, Shereff & Friedman, LLP. From April 2001 until August 2001, he served as a business manager for InsuranceGenie.com. Prior thereto, Mr. Kotkin served as business developer and sales manager at LiveInsurance.com from March 1999 until December 2000. Mr. Kotkin graduated with distinction from New York University with a BA in Economics.

Todd M. Ross has served as the Chief Financial Officer and Treasurer of BigString since January 2005. He also has served as a member of BigString's board of directors since June 29, 2005. Since September 2005, Mr. Ross has also served as President and CEO of TM Ross Insurance Brokerage, LLC and served as President and CEO of H.K. Ross Corp. from November 2002 to September 2005. Prior to his formation of H.K. Ross Corp., Mr. Ross served as In-
house Counsel and Chief Financial Officer for LiveInsurance.com from January 2000 to December 2000. From January 1998 until December 1999, Mr. Ross worked for the NIA Group, one of the largest privately held insurance brokerage firms in the United States. Mr. Ross graduated from the University of Wisconsin-Madison with a BA in Political Science in May 1994 and earned his JD at Hofstra University School of Law in May 1997. Mr. Ross anticipates receiving his MBA in Professional Accounting and Finance and a Masters in Taxation from Fordham University Graduate School of Business by the end of 2006.

Executive Compensation

         The following table sets forth information concerning the annual and long-term compensation for services in all capacities to BigString for the years ended December 31, 2005, 2004 and 2003 of the President and Chief Executive Officer (the "Named Executive Officer"). No other executive officer's total annual salary and bonus for the year ended December 31, 2005 exceeded $100,000.


                                                   SUMMARY COMPENSATION TABLE


                                      Annual Compensation                     Long-Term Compensation
                                 ----------------------------------- --------------------------------------
                                                                            Awards               Payouts
                                                                     ----------------------    ------------
                                                           Other     Restricted  Securities
                                                          Annual       Stock     Underlying                    All Other
                                                         Compensa-    Award(s)    Options/     LTIP Payouts  Compensation
Name and Position      Year (1)  Salary ($)   Bonus ($)  tion ($)(2)    ($)       SARs (#)         ($)            ($)
-----------------      --------  ----------   ---------  -----------   -------    --------      -----------  ------------
Darin M. Myman,         2005     $ 77,000      $ ---      $ 7,425      $ ---       $ ---          $ ---         $  ---
President and           2004     $ 53,400      $ ---      $  ---       $ ---       $ ---          $ ---         $  ---
Chief Executive         2003     $  1,700      $ ---      $  ---       $ ---       $ ---          $ ---         $  ---
Officer

-----------------------------------
     (1)  BigString commenced operations on October 8, 2003.

     (2) Represents amounts reimbursed for automobile and automobile insurance expenses paid by Mr. Myman from April 2005 to December 2005 which relate to the Company's promotional vehicle. Mr. Myman primarily uses the vehicle for advertising and promotional purposes on behalf of BigString.

Equity Incentive Plan

         At the annual meeting of stockholders of BigString held on May 18, 2006, the stockholders of BigString approved the 2006 Equity Incentive Plan, under which the Company may issue qualified and non-qualified stock options, restricted stock and other rights to employees, officers and directors of BigString. Up to 15,000,000 shares of BigString's common stock may be awarded to employees and directors of BigString through option grants and other types of awards.

Employment Agreements

         Currently, none of the officers or employees of BigString has an employment agreement with BigString. At the discretion of our board of directors, BigString may in the future enter into employment agreements with one or more of its officers or other employees.

Board of Directors

         The name, age, principal occupation or employment and biographical information of each person who serves on the board of directors of BigString are set forth below:


Name and Address      Age     Principal Occupation or Employment
----------------      ---     ----------------------------------

Darin M. Myman         41     President and Chief Executive Officer of BigString
                              Corporation

Todd M. Ross           33     Chief Financial Officer and Treasurer of BigString
                              Corporation

Adam M. Kotkin         27     Chief Operating Officer and Secretary of BigString
                              Corporation

Marc Dutton            36     Managing Director - FJA-US Inc.

Lee Rosenberg          53     Financial Planner - ARS Financial Services, Inc.

         There are no family relationships among the current directors of BigString. None of the directors of BigString are directors of any company registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended, or any company registered as an investment company under the Investment Company Act of 1940, as amended.

Darin M. Myman, see "Executive Officers."

Todd M. Ross, see "Executive Officers."

Adam M. Kotkin, see "Executive Officers."

Marc Dutton currently serves as President of FJA-US and FJA-US, Australia (formerly known as Finansys), an industry leader in insurance technology solutions. Mr. Dutton joined FJA-US in 1996 and prior to serving as President, he served as Managing Director, Vice President of Sales and other sales management positions. He received a Bachelor of Science Degree from the University of Albany in May of 1991. Mr. Dutton has served on the board of directors of BigString since June 29, 2005.

Lee Rosenberg is a financial planner for ARS Financial Services, Inc., an independent, professional financial planning organization, with offices located in Jericho, New York and Boca Raton, Florida, which Mr. Rosenberg co-founded in 1984. In February of 1988, he joined Cadaret, Grant & Co., Inc., as a Registered Representative. Mr. Rosenberg is a CERTIFIED FINANCIAL PLANNER(TM) with more than 32 years of experience and has previously served as the Chairman of the Long Island Society of the Institute of CERTIFIED FINANCIAL PLANNERS(TM)
(1989-1996). Mr. Rosenberg has authored several books on financial and retirement planning and is a recognized speaker and lecturer. He holds a Bachelor of Arts in Sociology from Brooklyn College (1974) and a degree as a CERTIFIED FINANCIAL

PLANNER(TM) from the Denver College of Financial Planning (1982). Mr. Rosenberg resides in Long Island, New York.

Term of Board of Directors

         Each of our directors shall serve on the board of directors for a term of one year or until the next annual meeting of the stockholders of BigString.

Director Compensation

         Currently we do not compensate our directors for serving on our board of directors.

                           RELATED PARTY TRANSACTIONS

         On July 16, 2004, BigString issued to each of Darin M. Myman, the President and Chief Executive Officer and a director of BigString, David L. Daniels, former Chief Technology Officer and director of BigString, Deborah K. Daniels, his wife, Charles A. Handshy, Jr., former Chief Technology Officer and director of BigString, and June E. Handshy, his wife, 4,000,000 shares of BigString's common stock for their shares of Email Emissary common stock. The holders of Email Emissary received four shares of BigString's common stock for each share of Email Emissary held by him or her. The exchange rate was negotiated by the board of directors of BigString and the shareholders of Email Emissary and such negotiations were conducted at arms-length. As a result of these stock acquisitions, BigString became the owner of 100% of the outstanding common stock of Email Emissary.

         At the time of the acquisition of Email Emissary by BigString, neither Charles A. Handshy, Jr. or David L. Daniels, nor their spouses, were officers, directors or stockholders of BigString. Further, Darin M. Myman did not serve as an officer or director of Email Emissary prior to its acquisition by BigString. Although Mr. Myman was a stockholder of Email Emissary at the time of the acquisition, he held a minority position in the company (i.e., 20% of the then outstanding common stock of Email Emissary).

         Mark Shefts owns 100% of Shefts Associates, Inc. and has a controlling interest in Shefts Family LP. Shefts Associates, Inc. and Shefts Family LP collectively beneficially own 6.23% of the issued and outstanding shares of BigString's common stock. In September 2005, BigString entered into a consulting agreement with Shefts Associates, Inc., pursuant to which Shefts Associates, Inc. has been providing consulting services to BigString regarding all aspects of BigString's business, including, among others, management, accounting, product development, marketing, sales, advertising, business development and general business and administrative procedures and processes. In consideration for these services, BigString has paid to the consultant a non-refundable retainer fee of $25,000. The consultant charges BigString $175 per hour for services provided by Mark Shefts and $100 per hour for services provided by other representatives of Shefts Associates, Inc. BigString has also agreed to reimburse Shefts Associates, Inc. for expenses incurred by the consultant in the performance of its duties under the consulting agreement. The consulting agreement has a term of one year and may be terminated by either party upon five days written notice.

         As additional consideration for the services to be provided by Shefts Associates, Inc. under the consulting agreement, BigString granted two warrants to Shefts Associates, Inc. for the purchase of 1,246,707 and 1,196,838 shares of common stock, respectively, and has agreed to register the shares subject to the warrants. The warrants each have a five year term. The warrant to purchase 1,246,707 shares of common stock has a per share exercise price of $0.16 and the warrant to purchase 1,196,838 shares of common stock has a per share exercise price of $0.20.

         In May 2006, BigString entered into a business consultant services agreement with Lifeline Industries, Inc., pursuant to which Lifeline Industries, Inc. has been providing general business consulting services to BigString regarding all aspects of BigString's business, including, but not limited to, management, accounting, product development, marketing, sales, advertising, business development and general business and administrative procedures and processes. In consideration for these services, BigString has issued to Lifeline Industries, Inc. 1,250,000 shares of common stock, a fully vested, five year warrant to purchase 225,000 shares of common stock at a per share purchase price of $.48, and a fully vested, five year warrant to purchase 225,000 shares of common stock at a per share purchase price of $1.00. BigString has also agreed to register the 1,250,000 shares of common stock and the shares of common stock underlying the warrants. BigString will reimburse Lifeline Industries, Inc. for expenses incurred by it in the performance of its duties under the agreement. The agreement has a term of three years and may be terminated by BigString upon five days prior written notice.

         On May 19, 2006, BigString completed the acquisition of certain assets, including two websites, from Mr. Robb Knie, a principal of Lifeline Industries, Inc. In consideration for the rights to the assets, BigString issued to Mr. Knie 750,000 shares of common stock and has agreed to provide certain registration rights under the Securities Act with respect to such shares. The negotiations in connection with the asset acquisition, including the determination of the purchase price paid for the assets, were conducted on an arms-length basis and approved by the board of directors of BigString. In negotiating the amount of the purchase price, BigString considered various factors, including the business opportunities presented by the assets being acquired, the synergies between the websites and BigString's business and the additional costs necessary to develop the websites in a manner that will compliment and enhance BigString's business. As a result of the consideration issued in connection with this asset acquisition, Lifeline Industries, Inc. and Mr. Knie, collectively, beneficially hold 5.19% of the issued and outstanding shares of BigString's common stock.

         In May 2006, Witches Rock Portfolio Ltd., The Tudor BVI Global Portfolio Ltd. and Tudor Proprietary Trading, L.L.C. made strategic investments in BigString by purchasing, in the aggregate, 400,000 shares of BigString's Series A Preferred Stock and warrants to purchase 1,000,000 shares of BigString's common stock for an aggregate purchase price of $2,000,000. The shares of Series A Preferred Stock are convertible into shares of common stock as set forth in the certificate of designations with respect to the Series A Preferred Stock. See "Description of Capital Stock." BigString has also agreed to register the shares of common stock issuable upon conversion of the shares of Series A Preferred Stock as well as the shares of common stock underlying the warrants. See "Selling Stockholders - Registration Rights Agreements." As a result of these investments, Witches Rock Portfolio Ltd., The Tudor BVI Global Portfolio Ltd. and Tudor Proprietary Trading, L.L.C. beneficially hold, in the aggregate, 9.66% of the issued and outstanding shares of BigString's common stock. Because Tudor Investment Corporation provides investment advisory services to Witches Rock Portfolio Ltd. and The Tudor BVI Global Portfolio Ltd., Tudor Investment Corporation may be deemed to beneficially own the shares of common stock owned by each such entity. Tudor Investment Corporation expressly disclaims such beneficial ownership. In addition, because Paul Tudor Jones, II is the controlling shareholder of Tudor Investment Corporation and the indirect controlling equity holder of Tudor Proprietary Trading, L.L.C., Mr. Jones may be deemed to beneficially own the shares of common stock owned by Tudor Proprietary Trading, L.L.C. and deemed beneficially owned by Tudor Investment Corporation. Mr. Jones expressly disclaims such beneficial ownership.

         Additionally, in May 2006, we redeemed 2,000,000 shares of our common stock from each of Charles A. Handshy, Jr. and David L. Daniels, former officers and directors of BigString, and 2,000,000 shares of our common stock from each of their spouses, June E. Handshy and Deborah K. Daniels, at a purchase price of $0.05 per share. As a result of these redemptions, we redeemed a total of 8,000,000 shares of our outstanding common stock for an aggregate purchase price of $400,000.

                          DESCRIPTION OF CAPITAL STOCK

General

         The authorized capital stock of BigString consists of 250,000,000 shares of capital stock, consisting of 249,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share, of which 400,000 shares have been designated as Series A Preferred Stock.

Common Stock

         As of July 1, 2006, there were 46,770,125 shares of common stock issued and outstanding. Holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders, and there is no cumulative voting for the election of our board of directors. Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of funds legally available therefor. We have not paid any cash dividends on our common stock and do not expect to do so in the foreseeable future. Upon our liquidation, dissolution, or winding up, the holders of our common stock will be entitled to share ratably in our assets that are legally available for distribution, after payment of all debts and other liabilities and any preferential liquidation rights of any preferred stock then outstanding. Holders of our common stock have no preemptive rights to purchase shares of our capital stock. All of the outstanding shares of our common stock are fully paid and nonassessable.

Preferred Stock

         Pursuant to BigString's certificate of incorporation, as amended, BigString's board of directors is authorized, without further stockholder action, to issue up to 1,000,000 shares of preferred stock in one or more series. On May 16, 2006, BigString filed a certificate of designations to its certificate of incorporation, as amended, with the Secretary of State of the State of Delaware, setting forth the terms of its non-redeemable, convertible Series A Preferred Stock. The certificate of designations became effective upon filing. The number of shares which constitutes such series is 400,000 shares. As of July 1, 2006, 400,000 shares of Series A Preferred Stock were issued and outstanding.

         A description of the material rights, preferences and limitations of the Series A Preferred Stock has been set forth below, but such description is qualified in its entirety by reference to the certificate of designations which can be viewed at www.sec.gov.

Dividend Rights

         Holders of Series A Preferred Stock, prior to and in preference to the payment of any dividends with respect to the common stock, shall be entitled to receive, when and as declared by our board of directors, but only out of funds that are legally available therefor, cash dividends on each share of Series A Preferred Stock at the rate of $0.15 per share per annum (subject to customary adjustments). The foregoing dividends shall be payable only when, as and if declared by our board of directors, in its sole discretion, and are non-cumulative.

         So long as any shares of Series A Preferred Stock are outstanding, or dividends as described above have not been declared and paid in full in any year, BigString shall not, in such year, pay or declare any dividends, whether in cash or property, with respect to the common stock, or make any other distribution on the common stock, or purchase, redeem or otherwise acquire for value any shares of common stock, except for (1) acquisitions of common stock by BigString, expressly approved by our board of directors, pursuant to any agreements with any employee, officer or director which permit BigString to repurchase such shares (including any shares held by any member of the immediate family of any such individual) at or below cost (or the lesser of cost and fair market value) upon termination of employment or service; or (2) acquisitions of common stock, expressly approved by our board of directors, upon exercise of BigString's right of first refusal to repurchase such shares, if any.

         In the event any dividends are paid or any other distributions are made on the common stock, the Series A Preferred Stock shall, in addition to receiving the dividends payable in respect thereof as described above, participate in such dividend or distribution on the common stock pro rata (on an as-if-converted to common stock basis). These provisions shall not apply to any dividend on the common stock that is payable solely in common stock, as a result of which an adjustment pursuant to a capital reorganization is made.

Voting Rights

         Generally, the Series A Preferred Stock shall vote, on an as-if-converted to common stock basis, together with the common stock at any annual or special meeting of the stockholders and not as a separate class, and may act by written consent in the same manner as the common stock. Each holder of shares of Series A Preferred Stock shall be entitled to the number of votes equal to the number of shares of common stock into which such shares of Series A Preferred Stock is convertible immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent and shall have voting rights and powers equal to the voting rights and powers of the common stock and be entitled to notice of any stockholders' meeting in accordance with the by-laws of BigString.

Liquidation Rights

         Upon any liquidation, dissolution, or winding up of BigString, whether voluntary or involuntary and including any "deemed liquidation" (as defined in the certificate of designations and which includes certain consolidations, mergers, and other corporate reorganizations involving BigString and certain sales or transfers of assets by BigString) (each a "Liquidation Event"), before any distribution or payment shall be made to the holders of any common stock, the holders of Series A Preferred Stock shall be entitled to be paid out of the assets of BigString legally available for distribution, or the consideration received in such transaction, for each share of Series A Preferred Stock held by them, an amount per share of Series A Preferred Stock equal to the Original Issue Price (as defined below) plus all declared and unpaid dividends on the Series A Preferred Stock. If, upon any such Liquidation Event, the assets of BigString (or the consideration received in such transaction) shall be insufficient to make payment in full to all holders of Series A Preferred Stock of the liquidation preference, then such assets (or consideration) shall be distributed among the holders of Series A Preferred Stock at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

         After the payment of the full liquidation preference of the Series A Preferred Stock, the assets of BigString legally available for distribution in such Liquidation Event (or the consideration received in such transaction), if any, shall be distributed ratably to the holders of the common stock and Series A Preferred Stock on an as-if-converted to common stock basis.

Conversion Rights

         Each share of Series A Preferred Stock may, at the option of the holder, be converted at any time into a number of fully paid and nonassessable shares of common stock equal to the quotient obtained by dividing the Original Issue Price for the Series A Preferred Stock by the Series A Preferred Conversion Price. The "Original Issue Price" means, with respect to each share of Series A Preferred Stock, $5.00. The conversion price for each share of Series A Preferred Stock (the "Series A Preferred Conversion Price") shall initially be $0.50. The Series A Preferred Conversion Price shall be adjusted from time to time as provided for in the certificate of designations. The certificate of designations also provides certain anti-dilution rights to the holders of the Series A Preferred Stock.

         Following any merger, amendment, consolidation, reclassification, reorganization, recapitalization or otherwise (other than a Liquidation Event), each share of Series A Preferred Stock shall be convertible into the kind and amount of stock and other securities and property receivable upon such merger, amendment, consolidation, reclassification, reorganization, recapitalization or other transaction or other change in respect of a number of shares of common stock into which such share of Series A Preferred Stock could have been converted immediately prior to such merger, amendment, consolidation, reclassification, reorganization, recapitalization or other transaction.

         In the event BigString issues or sells, or is deemed to have issued or sold, additional shares of its common stock, other than in certain instances as set forth in the certificate of designations, for a price less than the Series A Preferred Conversion Price, then the existing Series A Preferred Conversion Price shall be reduced as provided in the certificate of designations.

Automatic Conversion

         Each share of Series A Preferred Stock shall automatically be converted into shares of common stock, based on the then effective Series A Preferred Conversion Price, (1) at any time upon the affirmative election of the holders of at least 50.1% of the outstanding shares of the Series A Preferred Stock (the "Requisite Consent to Automatically Convert"), (2) immediately upon the closing of a bona fide public offering, pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of common stock for the account of BigString, by a reputable investment bank on a firm-commitment underwriting basis in which the gross cash proceeds to BigString (before underwriting discounts, commissions and fees) are in excess of $30,000,000, and following which offering the common stock is listed on a national securities exchange or admitted to quotation on the NASDAQ National Market (a "Qualified Public Offering") or (3) immediately upon the listing of the common stock on a national securities exchange or admission to quotation on the NASDAQ National Market or Capital Market. Upon such automatic conversion, any declared but unpaid dividends shall be paid.

         Effective upon the earlier of (1) the closing of a Qualified Public Offering, (2) the date specified by the holders providing such Requisite Consent to Automatically Convert, or (3) the listing of the common stock on a national securities exchange or admission to quotation on the NASDAQ National Market or Capital Market, the outstanding shares of Series A Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to BigString or its transfer agent.

Transfer Agent and Registrar

         The transfer agent and registrar for our common stock is Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016.

                              SELLING STOCKHOLDERS

         We are registering for offer and sale 7,550,000 shares of our common stock held by certain of our existing stockholders and warrantholders. The following table presents the name of each of the selling stockholders and the number of shares of our common stock beneficially owned by each as of July 1, 2006. To the best of our knowledge, the named selling stockholders are the beneficial owners and have sole voting and investment power over all shares or rights to the shares reported.

                                                                                                   Percent of
                                                 Shares of                        Shares of       Class to be
                                               Common Stock      Shares of       Common Stock     Owned After
                   Name of                    Owned Prior to    Common Stock   Owned After the    Offering is
               Beneficial Owner                the Offering    Being Offered     Offering (1)    Completed (1)
-------------------------------------------   --------------   -------------   ---------------   -------------
Robb Knie (2)..............................        750,000          750,000              0              0%
Lifeline Industries, Inc. (3)..............      1,700,000 (4)    1,700,000              0              0%
Darin M. Myman (5).........................      9,000,000 (6)      150,000      8,850,000          16.92%
Paul Tudor Jones, II (7)...................      5,000,000 (8)    5,000,000              0              0%

----------------------

(1)      Assumes all shares registered are sold.
(2)      Principal of Lifeline Industries,  Inc., a consultant of BigString.
(3)      Consultant of BigString.
(4) Of these shares, 450,000 shares are subject to two currently exercisable warrants. 225,000 shares of common stock may be purchased under one warrant and 225,000 shares of common stock may be purchased under the other warrant. As of July 1, 2006, neither of the aforementioned warrants had been exercised.
(5)      Mr.  Myman  serves as the  President  and Chief  Executive  Officer  of
         BigString.
(6) Includes 100,000 shares registered in the name of Mr. Myman's wife, Jo Myman, and 900,000 shares held by Mr. Myman for the benefit of Mr. and Mrs. Myman's children under the Uniform Transfers to Minors Act. Mr. Myman disclaims any beneficial interest in the shares held by his wife and the shares held by him as custodian for his children.
(7) The shares of common stock reported herein as beneficially owned are owned directly by Witches Rock Portfolio Ltd., The Tudor BVI Global Portfolio Ltd. and Tudor Proprietary Trading, L.L.C. Because Tudor Investment Corporation provides investment advisory services to Witches Rock Portfolio Ltd. and The Tudor BVI Global Portfolio Ltd., Tudor Investment Corporation may be deemed to beneficially own the shares of common stock owned by each such entity. Tudor Investment Corporation expressly disclaims such beneficial ownership. In addition, because Mr. Jones is the controlling shareholder of Tudor Investment Corporation and the indirect controlling equity holder of Tudor Proprietary Trading, L.L.C., Mr. Jones may be deemed to beneficially own the shares of common stock owned by Tudor Proprietary Trading, L.L.C. and the shares of common stock deemed beneficially owned by Tudor Investment Corporation. Mr. Jones expressly disclaims such beneficial ownership.
(8) Includes the following shares which are held by Witches Rock Portfolio Ltd., The Tudor BVI Global Portfolio Ltd. and Tudor Proprietary Trading, L.L.C.: (i) 3,203,430 shares of common stock underlying a total of 320,343 shares of Series A Preferred Stock, and 800,858 shares of common stock subject to a currently exercisable warrant, held by Witches Rock Portfolio Ltd.; (ii) 517,770 shares of common stock underlying a total of 51,777 shares of Series A Preferred Stock, and 129,442 shares of common stock subject to a currently exercisable warrant, held by The Tudor BVI Global Portfolio Ltd.; and (iii) 278,800 shares of common stock underlying a total of 27,880 shares of Series A Preferred Stock, and 69,700 shares of common stock subject to a currently exercisable warrant, held by Tudor Proprietary Trading, L.L.C. As of July 1, 2006, none of the aforementioned warrants had been exercised.

         The selling stockholders are under no obligation to sell all or any portion of their shares, either now or in the future. Since the selling stockholders may sell all or part of their shares, we cannot estimate the number of shares of our common stock that will be held by the selling stockholders upon termination of this offering.

         Each selling stockholder named above who is an affiliate of a registered broker-dealer has represented to BigString that he, she or it purchased the shares being offered by him, her or it in the ordinary course of business. Further, these selling stockholders have represented to BigString that at the time of the purchase of the shares being offered by them, they did not have any agreement or understanding, directly or indirectly, to distribute the shares.

Registration Rights Agreements

         In connection with the purchase of shares of Series A Preferred Stock and warrants to purchase common stock by Witches Rock Portfolio Ltd., The Tudor BVI Global Portfolio Ltd. and Tudor Proprietary Trading, L.L.C., BigString entered into a registration rights agreement with such entities whereby BigString agreed to register the shares of common stock issuable upon conversion of the shares of Series A Preferred Stock and the shares of common stock underlying the warrants. Pursuant to the registration rights agreement, BigString has undertaken to keep the registration statement used to register the shares continuously effective (including through the filing of any required post-effective amendments) until five years after the date upon which a Qualified Public Offering (as defined below) is consummated or such earlier date when all of the shares may be sold pursuant to Rule 144 of the Securities Act of 1933, as amended. If the registration statement to be utilized to register the shares is not filed with the Securities and Exchange Commission prior to July 18, 2006 or does not become effective within a specified period, BigString may be required to pay up to $25,000 (excluding interest) per month, until such default is cured. A "Qualified Public Offering" is defined in the registration rights agreement to mean a bona fide public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of common stock for the account of BigString by a reputable investment bank in which the gross cash proceeds to BigString (before underwriting discounts, commissions and fees) are in excess of $30,000,000 and following which offering the common stock is listed on a national securities exchange or admitted to quotation on the NASDAQ National Market or Capital Market.

         Pursuant to a business consultant services agreement, dated May 2, 2006, by and between BigString and Lifeline Industries, Inc., whereby Lifeline Industries, Inc. is providing business advisory services to BigString, BigString provided certain registration rights to Lifeline Industries, Inc. with respect to 1,250,000 shares of common stock and 450,000 shares of common stock that are subject to currently exercisable warrants. Further, with respect to 750,000 shares of common stock issued by BigString to Mr. Robb Knie, a principal of Lifeline Industries, Inc., in connection with the purchase of certain assets owned by Mr. Knie, BigString entered into a registration rights agreement whereby BigString agreed to provide certain registration rights under the Securities Act of 1933, as amended, with respect to such shares. Pursuant to such registration rights agreement, BigString has undertaken to keep the registration statement used to register the shares continuously effective for one year from the date such registration statement becomes effective or such earlier date on which Mr. Knie shall have sold all the securities registered thereunder.

                              PLAN OF DISTRIBUTION

         The selling stockholders have not informed us of how they plan to sell their shares. However, selling stockholders may sell their shares of common stock either directly or through a broker-dealer or other agent at prices based on the prevailing market prices on the OTC Bulletin Board or at prices determined through privately negotiated transactions. Selling stockholders may sell their shares in one or more of the following kinds of transactions:

         o  Transactions in the over-the-counter market.

         o A block trade in which a broker or dealer will attempt to sell shares as agent but may position and resell a portion of the block as principal to facilitate the transaction.

         o Purchases by a broker or dealer as principal and resale by a broker or dealer for its account.

         o Ordinary brokerage transactions and transactions in which a broker solicits a buyer.

         o In privately negotiated transactions not involving a broker or dealer.

         The selling stockholders may also sell these shares of our common stock directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of these shares of our common stock for whom such broker-dealers may act as agents or to whom they sell as principal, or both. As to a particular broker-dealer, this compensation might be in excess of customary commissions. Market makers and block purchasers purchasing these shares of our common stock will do so for their own account and at their own risk. There can be no assurance that all or any of these shares of our common stock offered hereby will be issued to, or sold by, the selling stockholders. Upon effecting the sale of any of these shares of our common stock offered under this prospectus, the selling stockholders and any brokers, dealers or agents hereby, may be deemed "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations thereunder.

         Alternatively, the selling stockholders may sell all or any part of the shares of our common stock offered through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter, and there is no assurance that any such agreement will be entered into. If a selling stockholder enters into an agreement or agreements with an underwriter, then the relevant details will be set forth in a revision to this prospectus.

         The selling stockholders and any other persons participating in the sale or distribution of these shares of our common stock will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder including, without limitation, Regulation
M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of these shares of our common stock by, the selling stockholders. Furthermore, pursuant to Regulation M, a person engaged in a distribution of our securities is prohibited from bidding for, purchasing, or attempting to induce any person to bid for or purchase our securities for a period beginning five business days prior to the date of this prospectus until such person is no longer a selling stockholder. These regulations may affect the marketability of these shares of our common stock.

         Some states may require that registration, exemption from registration or notification requirements be met before selling stockholders may sell their common stock. Some states may also require selling stockholders to sell their common stock only through broker-dealers. We intend to seek qualification for sale of the securities in those states that the securities will be offered.

         To the extent required by laws, regulations or agreements we have made, we will use our best efforts to file a prospectus supplement during the time the selling stockholders are offering or selling shares covered by this prospectus in order to add or correct important information about the plan of distribution for the shares.

         BigString will pay all of the expenses incident to the registration and offering of our common stock by the selling stockholders, other than commissions or discounts of underwriters, broker-dealers or agents.

                                  LEGAL MATTERS

         The legality of the securities offered in this prospectus has been passed upon by Giordano, Halleran & Ciesla, P.C., Red Bank, New Jersey.

                                     EXPERTS

         The consolidated financial statements of BigString Corporation (a development stage company) for the years ended December 31, 2005 and 2004, and the period October 8, 2003 (date of formation) through December 31, 2005, have been included in reliance upon the report of Wiener, Goodman & Company, P.C., independent registered public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

         The financial statements of Email Emissary, Inc. (a development stage company) for the period January 1, 2004 through July 16, 2004, the period August 7, 2003 (date of formation) through December 31, 2003, and the period August 7, 2003 (date of formation) through July 16, 2004, have been included upon the report of Wiener, Goodman & Company, P.C., independent registered public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

            DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

         Our amended and restated by-laws contain provisions obligating us to indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors.

                             ADDITIONAL INFORMATION

         We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act with respect to the common stock offered by the Selling Stockholders under this prospectus. The registration statement and exhibits and schedules filed as a part thereof, which may be inspected, without charge, at the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. The Securities and Exchange Commission maintains a worldwide website on the Internet at http://www.sec.gov that contains reports, proxy and information statements regarding registrants that file electronically with the Securities and Exchange Commission. Copies of all or any portion of the registration statement may be obtained from the public reference section of the Securities and Exchange Commission upon payment of the prescribed fees.


                          INDEX TO FINANCIAL STATEMENTS

                              BIGSTRING CORPORATION
                                 AND SUBSIDIARY

                          (A Development Stage Company)

                        Consolidated Financial Statements

                                December 31, 2005

Report of Independent Registered Public Accounting Firm.................................F-3

Consolidated Balance Sheets at December 31, 2005 and 2004...............................F-4

Consolidated Statements of Operations for the years ended December 31, 2005 and 2004 and the period October 8, 2003 (Date of Formation) through
     December 31, 2005..................................................................F-5

Consolidated Statements of Stockholders' Equity for the years ended December 31,
     2005 and 2004 and the period  October 8, 2003 (Date of  Formation)  through
     December 31, 2005..................................................................F-6

Consolidated Statements of Cash Flows for the years ended December 31, 2005 and 2004 and the period October 8, 2003 (Date of Formation) through
     December 31, 2005..................................................................F-7

Notes to Consolidated Financial Statements..............................................F-8


                                 March 31, 2006
                                   (Unaudited)

Consolidated Balance Sheets at March 31, 2006 (unaudited)
     and December 31, 2005..............................................................F-19

Consolidated Statements of Operations (unaudited) for the three months ended
     March 31, 2006 and 2005 and the period October 8, 2003 (Date of Formation)
     through March 31, 2006.............................................................F-20

Consolidated Statements of Stockholders' Equity (unaudited) for the three months ended  March 31, 2006 and 2005 and the period October 8, 2003 (Date of Formation)
     through March 31, 2006.............................................................F-21

Consolidated Statements of Cash Flows (unaudited) for the three months ended
     March 31, 2006 and 2005 and the period October 8, 2003 (Date of Formation)
     through March 31, 2006.............................................................F-22

Notes to Unaudited Consolidated Financial Statements....................................F-23

                                      F-1



                              Email Emissary, Inc.
                          (A Development Stage Company)

                              Financial Statements

                                  July 16, 2004

Report of Independent Registered Accounting Firm........................................F-34

Balance Sheets as of July 16, 2004 and December 31, 2003................................F-35

Statement of Operations for the period January 1, 2004 through July 16, 2004, the period August 7, 2003 (Date of Formation) through December 31, 2003 and the period August 7, 2003 (Date of Formation) through July 16, 2004............F-36

Statements of Stockholders' Equity (Deficiency) for the period January 1, 2004 through July 16, 2004, the period August 7, 2003 (Date of Formation) through
     December 31, 2003 and the period August 7, 2003 (Date of Formation) through
     July 16, 2004......................................................................F-37

Statements of Cash Flows for the period January 1, 2004 through July 16, 2004, the period August 7, 2003 (Date of Formation) through December 31, 2003 and the period August 7, 2003 (Date of Formation) through July 16, 2004................F-38

Notes to Financial Statements...........................................................F-39


REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders of BigString Corporation
Red Bank, New Jersey

We have audited the accompanying consolidated balance sheets of BigString Corporation (formerly Recall Mail Corporation) and subsidiary (collectively, the "Company") (a development stage company) as of December 31, 2005 and 2004, and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 2005 and 2004, and for the period October 8, 2003 (Date of Formation) through December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the years ended December 31, 2005 and 2004, and for the period October 8, 2003 (Date of Formation) through December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.


/s/ Wiener, Goodman & Company, P.C.

WIENER, GOODMAN & COMPANY, P.C.
Eatontown, New Jersey

March 17, 2006


                      BIGSTRING CORPORATION AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
                          (A DEVELOPMENT STAGE COMPANY)


                                                                          December 31,
                                                                          ------------
                                                                      2005            2004
                                                                      ----            ----
                                     ASSETS

Current assets:
    Cash and cash equivalents                                      $   820,857    $    13,808
    Prepaid expenses                                                    24,770             --
                                                                   -----------    -----------

         Total current assets                                          845,627         13,808

Property & equipment - net                                              74,460         17,356

Intangible assets - net                                              3,402,786      4,362,786

Other assets                                                             6,579          1,700
                                                                   -----------    -----------

          TOTAL ASSETS                                             $ 4,329,452    $ 4,395,650
                                                                   ===========    ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Accounts payable                                               $    70,418    $     2,620
    Accrued expenses                                                    55,259         32,518
    Unearned revenue                                                     5,064          4,364
                                                                   -----------    -----------

      Total current liabilities                                        130,741         39,502
                                                                   -----------    -----------

Stockholders' equity:
    Preferred stock, $.0001 par value - authorized
       1,000,000 shares; none outstanding                                   --             --
    Common stock, $.0001 par value - authorized
       249,000,000 shares in 2005 and 50,000,000 shares in 2004;
       outstanding 52,770,125 and 42,305,000
       shares, respectively                                              5,277          4,231
    Additional paid in capital                                       7,055,124      5,111,020
    Deficit accumulated during the development stage                (2,861,690)      (759,103)
                                                                   -----------    -----------

      Total stockholders' equity                                     4,198,711      4,356,148
                                                                   -----------    -----------

          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY               $ 4,329,452    $ 4,395,650
                                                                   ===========    ===========

                 See notes to consolidated financial statements.

                      BIGSTRING CORPORATION AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                          (A DEVELOPMENT STAGE COMPANY)
                                   (Unaudited)


                                                                                  Period
                                                                              October 8, 2003
                                                                            (Date of Formation)
                                       Year Ended          Year Ended             Through
                                    December 31, 2005   December 31, 2004    December 31, 2005
                                    -----------------   -----------------    -----------------

Net sales                              $      6,747        $      5,762        $     12,509
                                       ------------        ------------        ------------

Costs and expenses:
    Selling, general and
       administrative expenses            1,165,847             295,052           1,490,482
    Amortization of intangibles             960,000             440,281           1,400,281
                                       ------------        ------------        ------------
                                          2,125,847             735,333           2,890,763
                                       ------------        ------------        ------------

Loss from operations                     (2,119,100)           (729,571)         (2,878,254)

Interest income                              16,513                  35              16,564
                                       ------------        ------------        ------------

Net loss                               $ (2,102,587)       $   (729,536)       $ (2,861,690)
                                       ============        ============        ============

Loss per common share -
     basic and diluted                 $      (0.04)       $      (0.02)
                                       ============        ============

Weighted average common shares
     outstanding - basic and diluted     47,081,854          30,976,008
                                       ============        ============




                 See notes to consolidated financial statements.

                      BIGSTRING CORPORATION AND SUBSIDIARY
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                          (A DEVELOPMENT STAGE COMPANY)
                                   (Unaudited)

                                                                                                              Deficit
                                                                                                             Accumulated
                                                                                Additional                     During
                                                      Common Stock               Paid-In      Subscription   Development
                                   Total       No. of Shares      Amount         Capital       Receivable       Stage
                               ------------    ------------    ------------    ------------   ------------   ------------
Balance, October 8, 2003       $                               $               $              $              $
Issuance of common stock
   (at $.001 per share)                          21,210,000           2,121          (2,121)            --
Contribution of capital              45,000                                          45,000             --
Sale of common stock
   (at $.25 per share)                   --          40,000               4           9,996        (10,000)
Net loss                            (29,567)                                                                      (29,567)
                               ------------    ------------    ------------    ------------   ------------   ------------
Balance, December 31, 2003           15,433      21,250,000           2,125          52,875        (10,000)       (29,567)
Sale of common stock
   (at $.25 per share)              227,500         870,000              87         217,413         10,000
Issuance of common
   stock for services valued
   at $.21 per share                 39,251         185,000              19           39,23
Issuance of common
   stock in acquisition (at
   $.24 per share)                4,800,000      20,000,000           2,000       4,798,000
Issuance of warrants for
   services valued at $.07
   per share                          3,500                                           3,500
Net loss                           (729,536)                                                                     (729,536)
                               ------------    ------------    ------------    ------------   ------------   ------------
Balance, December 31, 2004        4,356,148      42,305,000           4,231       5,111,020             --       (759,103)
Sale of common stock
   (at $.25 per share)              230,500         922,000              92         230,408
Exercise of warrants
   (at $.25 per share)               11,250          45,000               4          11,246
Issuance of common
   stock for services valued
   at $.25 per share                 12,500          50,000               5          12,495
Sale of common
   stock (at $.16 per share)      1,511,700       9,448,125             945       1,510,755
Issuance of warrants for
   services valued at $.07
   per share                        179,200                                         179,200
Net loss                         (2,102,587)             --              --              --             --     (2,102,587)
                               ------------    ------------    ------------    ------------   ------------   ------------
Balance, December 31, 2005     $  4,198,711      52,770,125    $      5,277    $  7,055,124   $         --   $ (2,861,690)
                               ============    ============    ============    ============   ============   ============


                 See notes to consolidated financial statements.

                      BIGSTRING CORPORATION AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                          (A DEVELOPMENT STAGE COMPANY)
                                   (Unaudited)

                                                                                           Period
                                                                                       October 8, 2003
                                                                                      (Date of Formation)
                                                 Year Ended           Year Ended           Through
                                              December 31, 2005    December 31, 2004   December 31, 2005
                                              -----------------    -----------------   -----------------
Cash flows from operating activities:
      Net loss                                    $(2,102,587)       $  (729,536)       $(2,861,690)
Adjustments to reconcile net loss
   to net cash used in operating activities:
      Depreciation and amortization                   967,555            442,133          1,409,688
      Stock issued for services                        12,500             39,251             51,751
      Warrants issued for services                    179,200              3,500            182,700
      Changes in operating assets and
         liabilities - net of acquisition:
            Increase in prepaid expenses              (24,770)                --            (24,770)
            Increase in accrued expenses               90,539             28,905            125,851
            Increase in other assets                   (4,879)                --             (6,579)
            Increase in unearned revenue                  700              1,124              1,824
                                                  -----------        -----------        -----------
      Net cash used in operating activities          (881,742)          (214,623)        (1,121,225)
                                                  -----------        -----------        -----------

Cash flows from investing activities:
      Purchase of property, plant and
         equipment                                    (64,659)           (19,209)           (83,868)
                                                  -----------        -----------        -----------

Cash flows from financing activities:
      Proceeds from issuance of
         common stock                               1,753,450            227,500          2,025,950
                                                  -----------        -----------        -----------

Net increase (decrease) in cash                       807,049             (6,332)           820,857

Cash - beginning of year                               13,808             20,140                 --
                                                  -----------        -----------        -----------

Cash - end of year                                $   820,857        $    13,808        $   820,857
                                                  ===========        ===========        ===========

Supplementary information:
      Details of acquisition
            Fair value of assets acquired                            $     2,790
            Fair value of liabilities assumed                             (5,857)
            Intangibles                                                4,803,067
                                                                     -----------
            Common stock issued to effect
               acquisition                                           $ 4,800,000
                                                                     ===========

Financing information:
      Common stock issued for services            $    12,500        $    39,251
                                                  ===========        ===========
      Common stock warrants issued for services   $   179,200        $     3,500
                                                  ===========        ===========

                 See notes to consolidated financial statements.

                      BIGSTRING CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005
                          (A DEVELOPMENT STAGE COMPANY)

1.       DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION
------------

BigString Corporation was incorporated in the State of Delaware on October 8, 2003 under the name "Recall Mail Corporation." The company's name was formally changed to BigString Corporation ("BigString") in July 2005. BigString was formed to develop technology that would allow the user of email services to have comprehensive control, security and privacy relating to the email generated by the user. Email Emissary, Inc. ("Email Emissary") was acquired by BigString in July 2004 and is currently a subsidiary of BigString. In March 2004, the BigString email service was introduced to the market.

BigString is considered a development stage enterprise as defined in the Financial Accounting Standards Board (the "FASB") Statement No. 7, "Accounting and Reporting for Development Stage Companies." BigString has limited revenue to date, continues to raise capital and there is no assurance that ultimately BigString will achieve a profitable level of operations.

PRINCIPLES OF CONSOLIDATION
---------------------------

The consolidated financial statements include the accounts of BigString and its wholly-owned subsidiary. All intercompany transactions and balances have been eliminated.

USE OF ESTIMATES
----------------

The preparation of consolidated financial statements in conformity with accounting principles accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH EQUIVALENTS
----------------

Cash equivalents include short-term investments in United States treasury bills and commercial paper with an original maturity of three months or less when purchased. At December 31, 2005 and 2004, cash equivalents approximated $814,000 and $-0-, respectively.

CONCENTRATION OF CREDIT RISK
----------------------------

Financial instruments which potentially subject BigString to concentrations of credit risk consist principally of temporary cash investments. BigString places its temporary cash investments with quality financial institutions.

                      BIGSTRING CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005
                          (A DEVELOPMENT STAGE COMPANY)

REVENUE RECOGNITION
-------------------

BigString derives revenue from online services, electronic commerce, advertising and data network services. BigString also derives revenue from marketing affiliations.

BigString recognizes online service revenue over the period that services are provided. Other revenues, which consist principally of electronic commerce and advertising revenues, as well as data network service revenues, are recognized as the services are performed. Unearned revenue consists primarily of prepaid electronic commerce and advertising fees and annual prepaid subscription fees billed in advance.

Consistent with the provisions of EITF Issue No. 99-19, "Reporting Revenue Gross As A Principal Versus Net As An Agent," BigString recognizes revenue as a principal from advertising and marketing affiliations. BigString shares any revenue generated from advertising and marketing affiliations with the "active users" of its email services, as defined. Fifty percent of the revenue generated from advertising and marketing affiliations will be distributed to the "active users" in amounts that will be determined by BigString and based on the registered subscriber's status and up to twenty percent of such revenue will be distributed as referral fees to those users who participated in the referral source of the advertising revenue. Accordingly, corresponding distributions to "active users" and referral fees are recorded as a reduction of gross revenue.

DEPRECIATION
------------

Property, plant and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are calculated primarily using the straight-line method over their estimated useful lives of these assets.

STOCK BASED COMPENSATION
------------------------

BigString issues shares of common stock to non-employees as stock-based compensation. BigString accounts for the services using the fair market value of the consideration issued. For the years ended December 31, 2005 and 2004, BigString issued 50,000 and 185,000 shares of its common stock as stock-based compensation and recorded compensation expense of $12,500 and $39,251, respectively. For the period October 8, 2003 (Date of Formation) through December 31, 2005, BigString recorded compensation expenses of $51,751 in connection with the issuance of these shares.

                      BIGSTRING CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005
                          (A DEVELOPMENT STAGE COMPANY)

BigString also issues stock purchase warrants to non-employees as stock-based compensation. The fair value of the stock purchase warrants are estimated on the date of grant using the Black-Scholes option-pricing model. For the years ended December 31, 2005 and 2004, BigString issued 2,493,545 and 60,000 stock purchase warrants and recorded compensation expense of $179,200 and $3,500, respectively. For the period October 8, 2003 (Date of Formation) through December 31, 2005, BigString recorded compensation expense of $182,200 in connection with the issuance of those warrants.

INCOME TAXES
------------

BigString accounts for income taxes using an asset and liability approach under which deferred income taxes are recognized by applying enacted tax rates applicable to future years to the differences between the financial statement carrying amounts and the tax basis of reported assets and liabilities.

The principal items giving rise to deferred taxes are timing differences between book and tax amortization of intangible assets which are not currently deductible for income tax purposes and temporary differences caused by capitalization of start-up expenditures.

RESEARCH AND DEVELOPMENT
------------------------

Research and development costs are expensed as incurred, and are included in selling, general and administrative expenses. All research and development is performed internally for the benefit of BigString. BigString does not perform such activities for others. BigString had software licensing costs of $11,675 and site development costs of $36,250 for the year ended December 31, 2005, as compared to software licensing costs of $1,731 and site development costs of $51,000 for the year ended December 31, 2004.

These costs have been incurred in conjunction with the development of the email products which BigString now offers. For the period October 8, 2003 (Date of Formation) through December 31, 2005, BigString had total research and development costs of $120,656.

EVALUATION OF LONG-LIVED ASSETS
-------------------------------

BigString reviews property, equipment, patents and trademarks for impairment whenever events or changes in circumstances indicate the carrying value may not be recoverable in accordance with the guidance provided in Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." If the carrying value of the long-lived asset exceeds the estimated future undiscounted cash flows to be generated by such asset, the asset would be adjusted to its fair value and an impairment loss would be charged to operations in the period identified.

                      BIGSTRING CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005
                          (A DEVELOPMENT STAGE COMPANY)

EARNINGS (LOSS) PER COMMON SHARE
--------------------------------

Basic (loss) per common share is computed by dividing net (loss) by the weighted average number of common shares outstanding during the specific period. Diluted
(loss) per common share is computed by dividing net (loss) by the weighted average number of common shares and potential common shares outstanding during the specified period. All potentially dilutive securities, which include outstanding warrants, have been excluded from the computation, as their effect is antidilutive.

BUSINESS COMBINATIONS
---------------------

Business combinations which have been accounted for under the purchase method of accounting include the results of operations of the acquired business from the date of acquisition. Net assets of the company acquired is recorded at its fair value at the date of acquisition.

INTANGIBLES
-----------

In June 2001, the FASB issued SFAS No. 142, "Goodwill and other Intangible Assets." SFAS No. 142 specifies the financial accounting and reporting for acquired goodwill and other intangible assets. Goodwill and intangible assets that have indefinite useful lives are not amortized but rather are tested at least annually for impairment unless certain impairment indicators are identified.

FAIR VALUE OF FINANCIAL INSTRUMENTS
-----------------------------------

For  financial  instruments,   including  cash,  accounts  payable  and  accrued
expenses, it was assumed that the carry amount approximated fair value because of the short maturities of such instruments.

NEW FINANCIAL ACCOUNTING STANDARDS
----------------------------------

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Correction" - a replacement of APB Opinion No. 20 and FASB Statement No. 3. SFAS No. 154 applies to all voluntary changes in accounting principles. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS No. 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. The statement also carries forward the guidance in APB Opinion No. 20 requiring justification of a change in accounting principle on the basis of preferability. SFAS No. 154 is effective for accounting changes and corrections made in fiscal years beginning after December 31, 2005. The adoption of SFAS No. 154 is not expected to have a material effect on BigString's consolidated financial position or results of operations.

                      BIGSTRING CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005
                          (A DEVELOPMENT STAGE COMPANY)

In December 2004, the FASB issued FASB Staff Position ("FAS") 109-1, "Application of FASB Statement No. 109, Accounting for Income Taxes, to the Tax Deduction on Qualified Production Activities Provided by the American Jobs Creation Act of 2004" to provide guidance on the application of FASB Statement 109 to the provision within the American Jobs Creations Act of 2004 (the "Act") that provides tax relief to U.S. domestic manufacturers. FAS 109-1 states that the deduction provided for under the Act should be accounted for as a special deduction in accordance with Statement 109 and not as a tax rate reduction. FAS 109-1 was effective upon issuance. The adoption of FAS 109-1 did not have a material effect on BigString's consolidated financial position or results of operations.

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets," an amendment of APB Opinion No. 29. SFAS No. 153 amends APB Opinion No. 29 by eliminating the exception under APB No. 29 for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for fiscal years beginning after June 15, 2005. The adoption of SFAS No. 153 is not expected to have a material effect on BigString's consolidated financial position or results of operations.

In December 2004, FASB issued SFAS No. 123(R), "Share Based Payment," that will require compensation costs related to share-based payment transactions to be recognized in the financial statements. With limited exceptions, the amount of compensation cost will be measured based on the grant-date fair value of the equity or liability instruments issued. Compensation cost will be recognized over the period that an employee provides service in exchange for the reward. SFAS No. 123(R) is effective as to BigString as of the beginning of BigString's 2006 fiscal year. The adoption of SFAS 123(R) is not expected to have a material effect on BigString's consolidated financial position or results of operations.

2.       ACQUISITION

On July 16, 2004, BigString completed the acquisition of Email Emissary. BigString purchased 100% of Email Emissary's stock for 20,000,000 shares of BigString's common stock. BigString acquired Email Emissary to consolidate its marketing and development operations. The purchase price of $4,800,000 has been allocated to both tangible and intangible assets and liabilities based on estimated fair values. Approximately $4,803,000 of identifiable intangible assets (patent application and trademark) arose from this transaction; such intangible assets are being amortized on a straight-line basis over the estimated economic life of five years.

This acquisition was accounted for using the purchase method of accounting, and, accordingly, the results of operations of Email Emissary is included in BigString's financial statements from July 16, 2004, the date of closing.

                      BIGSTRING CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005
                          (A DEVELOPMENT STAGE COMPANY)

The following unaudited pro forma summary results of operations assume that Email Emissary had been acquired as of January 1, 2004.


                                    Year Ended December 31, 2004
              ------------------------------------------------------------------------
                BigString        Email Emissary       Adjustment      Adjusted Balance
                ---------        --------------       ----------      ----------------
Net sales     $       5,762      $         820      $          --      $       6,582
              =============      =============      =============      =============

Net loss      $    (729,536)     $      (7,384)(a)  $    (520,333)     $  (1,257,253)
              =============      =============      =============      =============

(a) amortization from January 1, 2004 through July 16, 2004.

Proforma net loss per share                         $       (0.03)
                                                    =============

Weighted average common shares outstanding             41,770,529
                                                    =============

The information above is not necessarily indicative of the results of operations that would have incurred if the acquisition had been consummated as of January 1, 2004.

A condensed balance sheet of the major assets and liabilities of Email Emissary as of the date of the acquisition is as follows:

                      Cash                    $     2,790
                      Intangible assets         4,803,067
                      Accounts payable             (5,857)
                                              -----------

                      Net assets acquired     $ 4,800,000
                                              ===========

3.       PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

                                                   December 31,
                                                 2005        2004
                                               -------     -------
             Computer equipment and
               internal software               $79,639     $16,106
             Furniture and fixtures              4,229       3,103
                                               -------     -------
                                                83,868      19,209
             Less accumulated depreciation       9,408       1,853
                                               -------     -------
                                               $74,460     $17,356
                                               =======     =======

                      BIGSTRING CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005
                          (A DEVELOPMENT STAGE COMPANY)

Depreciation expense for the years ended December 31, 2005 and 2004, and for the period October 8, 2003 (Date of Formation) through December 31, 2005, was $7,555, $1,853 and $9,408, respectively.

4.       GOODWILL AND OTHER INTANGIBLES

Other intangibles consists of patent and trademark fees. Amounts assigned to these intangibles have been determined by management. Management considered a number of factors in determining the allocations, including an independent formal appraisal. Other intangibles are being amortized over five years. Amortization expense was $960,000, $440,000 and $1,400,000 for the years ended December 31, 2005 and 2004, and for the period October 8, 2003 (Date of Formation) through December 31, 2005, respectively.

Other intangible assets consist of the following:

                                                  December 31,
                                               2005           2004
                                            ----------     ----------

          Patent application; Trademark     $4,803,067     $4,803,067
          Accumulated amortization           1,400,281        440,281
                                            ----------     ----------
                                            $3,402,786     $4,362,786
                                            ==========     ==========

Should the patent not be issued, BigString will write off the unamortized amount immediately.

Estimated amortization expense for intangible assets for the next four years are as follows:

                                                 Estimated
                   Years Ending                Amortization
                    December 31,                  Expense
                    ------------                  -------

                       2006                     $  961,000
                       2007                     $  961,000
                       2008                     $  961,000
                       2009                     $  521,000

5.       INCOME TAXES

At December 31, 2005, BigString has a net operating loss carry-forward of approximately $2,220,000, which expire in various years through 2017. Deferred income taxes reflect the impact of net operating carry-forwards. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived from BigString's net operating loss carry-forwards, BigString has recorded a valuation allowance for the entire amount of the deferred tax asset.

                      BIGSTRING CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005
                          (A DEVELOPMENT STAGE COMPANY)

6.       COMMON STOCK

On July 18, 2005, BigString amended its Certificate of Incorporation to, among other things, (1) change its name from Recall Mail Corporation to BigString Corporation, and (2) increase the number of shares BigString is authorized to issue from 50,000,000 shares to 250,000,000 shares, consisting of 249,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. The board of directors has the authority, without action by the stockholders, to designate and issue the shares of preferred stock in one or more series and to designate the rights, preference and privileges of each series, any or all of which may be greater than the rights of BigString's common stock. Currently, there are no shares of preferred stock outstanding.

In October 2003, the month of BigString's formation, BigString issued 21,210,000 shares of its common stock, $0.0001 par value, to principals of BigString at no cost to the founding stockholders.

During 2003, BigString concluded a private placement of securities, pursuant to which it sold 40,000 shares of BigString's common stock at a per share purchase price of $0.25. BigString received $10,000 in gross proceeds as a result of this private placement.

During 2004, BigString concluded a private placement of securities, pursuant to which it sold 870,000 shares of BigString's common stock at a per share purchase price of $0.25. BigString received $217,500 in gross proceeds as a result of this private placement.

For the year ended December 31, 2005, BigString concluded several private placements pursuant to which it sold 922,000 shares of its common stock at a per share purchase price of $0.25 and 9,448,125 shares of its common stock at a per share purchase price of $0.16. As a result of these private placements, BigString received $1,742,200 in gross proceeds.

7.       STOCK COMPENSATION

During 2004, BigString issued warrants as payment for advisory services. The warrants provide for the purchase of an aggregate of 60,000 shares of BigString's common stock at an exercise price of $.25. The warrants expire on January 1, 2007. Certain of these warrants were exercised in 2005, which resulted in 45,000 shares of common stock being issued to the holders thereof. As a result of these exercises, BigString received $11,250 in gross proceeds. In connection with the issuance of these warrants, BigString recorded an expense of $3,500 which is included in the statement of operations for the year ended December 31, 2004. The fair value of the warrants granted was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used: dividend yield of 0%; expected volatility of 47%; risk free rate of return of 5%; and expected life of two years. The weighted average fair value of these warrants was $0.07 per share.

On January 1, 2005, BigString granted warrants to two consultants, as payment for advisory services. Each warrant provides for the purchase of 50,000 shares of BigString's common stock

                      BIGSTRING CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005
                          (A DEVELOPMENT STAGE COMPANY)

at an exercise price of $.25 per share. Each of these warrants is due to expire on January 1, 2007. In connection with the issuance of these warrants, BigString recorded an expense of $7,400, which is included in BigString's statement of operations for the year ended December 31, 2005. The fair value of the warrants granted was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used: dividend yield of 0%; expected volatility of 47%; risk free rated return of 5%; and expected life of two years. The weighted average fair value of these warrants was $0.07 per share.

On September 23, 2005, BigString granted two warrants to a consultant, as payment for advisory services. One warrant provides for the purchase of 1,246,707 shares of common stock with a per share exercise price of $0.16, and the second warrant provides for the purchase of 1,196,838 shares of common stock with a per share exercise price of $0.20. Each of these warrants is due to expire on September 23, 2010. The warrants are fully vested and non-forfeitable. In connection with the grant of these warrants, BigString recorded an expense of $171,800, which is included in BigString's consolidated statement of operations for the year ended December 31, 2005. The fair value of each of the warrants granted was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used: dividend yield of 0%; expected volatility of 47%; risk free rated return of 5%; and expected life of two years. The weighted average fair value of these warrants was $0.07 per share.

Information regarding the warrants issued in 2005 and 2004 is as follows:

                                        2005                      2004
                              -------------------------- -------------------------
                                             Weighted                   Weighted
                                              Average                   Average
                                Shares    Exercise Price   Shares    Exercise Price
                              ----------  -------------- ----------  -------------
Warrants outstanding
   beginning of year              60,000    $     0.25           --   $       --
Warrants granted               2,543,545          0.18       60,000         0.25
Warrants exercised               (45,000)         0.25           --           --
                              ----------    ----------   ----------   ----------
Warrants outstanding
   end of year                 2,558,545    $     0.18       60,000   $     0.25
                              ==========    ==========   ==========   ==========

Warrant price range
   at end of year             $0.16 to $0.25             $     0.25
Warrant price range
   for exercised warrants     $     0.25                 $       --
Weighted average fair
   value of options granted
   during the year            $     0.07                 $     0.07


                      BIGSTRING CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005
                          (A DEVELOPMENT STAGE COMPANY)

The following table summarizes information about warrants outstanding at December 31, 2005:

                                            Weighted Average
    Range of         Number Outstanding         Remaining       Weighted Average
Exercise Prices     At December 31, 2005    Contractual Life     Exercise Price

     $0.25                  115,000              1 year               $0.25
 $0.16 to $0.20           2,443,554              4 years              $0.18
                          ---------
                          2,558,554
                          =========

8.       COMMITMENTS AND CONTINGENCIES

Leases:

BigString leases its facilities which requires BigString to pay certain executory costs (such as insurance and maintenance). One leased facility is from a related party. BigString believes the terms of the lease are the same as to a third party.

Future minimum lease payments for operating leases are approximately as follows:

                          Years Ending
                          December 31,
                          ------------
                              2006                 $   41,950
                              2007                      9,000
                                                   ----------
                                                   $   50,950
                                                   ==========

Rental expense was approximately $20,400, $16,471 and $38,851 for the years ended December 31, 2005 and 2004, and for the period October 8, 2003 (Date of Formation) through December 31, 2005, respectively.

Consulting agreement:

On September 23, 2005, BigString signed a one-year business consultant services agreement with a related party. Upon signing this agreement, BigString paid a $25,000 non-refundable retainer fee to be applied toward monthly invoices until the $25,000 amount is fully used. BigString incurred consulting expenses totaling $4,947, which are included in selling, general and administrative expenses in the consolidated statements of operations for the year ended December 31, 2005. The remaining balance of $20,053 is included in prepaid expenses on BigString's December 31, 2005 balance sheet.

                      BIGSTRING CORPORATION AND SUBSIDIARY

                        CONSOLIDATED FINANCIAL STATEMENTS

                    FOR THE THREE MONTHS ENDED MARCH 31, 2006

                      BIGSTRING CORPORATION AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
                          (A DEVELOPMENT STAGE COMPANY)


                                                            March 31, 2006    December 31, 2005
                                                            --------------    -----------------
                                                             (Unaudited)
                                     ASSETS

Current assets:
      Cash and cash equivalents                              $   480,402        $   820,857
      Prepaid expenses                                            24,253             24,770
                                                             -----------        -----------

         Total current assets                                    504,655            845,627

Property & equipment - net                                        91,350             74,460

Intangible assets - net                                        3,162,786          3,402,786

Other assets                                                       6,459              6,579
                                                             -----------        -----------

           TOTAL ASSETS                                      $ 3,765,250        $ 4,329,452
                                                             ===========        ===========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
      Accounts payable                                       $    61,633        $    70,418
      Accrued expenses                                            53,780             55,259
      Unearned revenue                                             5,113              5,064
                                                             -----------        -----------

         Total current liabilities                               120,526            130,741
                                                             -----------        -----------

Stockholders' equity:
      Preferred stock, $.0001 par value - authorized
        1,000,000 shares; none outstanding                            --                 --
      Common stock, $.0001 par value - authorized
        249,000,000 shares; outstanding 52,770,125 shares          5,277              5,277
      Additional paid in capital                               7,055,124          7,055,124
      Deficit accumulated during the development stage        (3,415,677)        (2,861,690)
                                                             -----------        -----------

         Total stockholders' equity                            3,644,724          4,198,711
                                                             -----------        -----------

           TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY        $ 3,765,250        $ 4,329,452
                                                             ===========        ===========


                 See notes to consolidated financial statements.

                      BIGSTRING CORPORATION AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                          (A DEVELOPMENT STAGE COMPANY)
                                   (Unaudited)



                                                                                       Period
                                                                                  October 8, 2003
                                             Three Months        Three Months   (Date of Formation)
                                                 Ended               Ended            Through
                                             March 31, 2006     March 31, 2005     March 31, 2006
                                            ---------------    ---------------    ---------------
Net sales                                   $         3,172    $         1,546    $        15,681

Costs and expenses:
    Selling, general and
      administrative expenses                       321,647             88,015          1,812,129
    Amortization of intangibles                     240,000            240,000          1,640,281
                                            ---------------    ---------------    ---------------
                                                    561,647            328,015          3,452,410
                                            ---------------    ---------------    ---------------

Loss from operations                               (558,475)          (326,469)        (3,436,729)

Interest income                                       4,488                 --             21,052
                                            ---------------    ---------------    ---------------

Net loss                                    $      (553,987)   $      (326,469)   $    (3,415,677)
                                            ===============    ===============    ===============

Loss per common share - basic and diluted   $         (0.01)   $         (0.01)
                                            ===============    ===============

Weighted average common shares
    outstanding - basic and diluted              52,770,125         42,305,000
                                            ===============    ===============



                 See notes to consolidated financial statements.

                      BIGSTRING CORPORATION AND SUBSIDIARY
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                          (A DEVELOPMENT STAGE COMPANY)
                                   (Unaudited)

                                                                                                                       Deficit
                                                                                                                     Accumulated
                                                                                       Additional                      During
                                                             Common Stock               Paid-In      Subscription    Development
                                          Total       No. of Shares      Amount         Capital       Receivable        Stage
--------------------------------------------------------------------------------------------------------------------------------
Balance, October 8, 2003              $                               $              $               $              $
Issuance of common stock
  (at $.001 per share)                                  21,210,000           2,121         (2,121)             --
Contribution of capital                     45,000                                         45,000              --
Sale of common stock
  (at $.25 per share)                           --          40,000               4          9,996         (10,000)
Net loss                                   (29,567)                                                                      (29,567)
--------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2003                  15,433      21,250,000           2,125         52,875         (10,000)       (29,567)
--------------------------------------------------------------------------------------------------------------------------------
Sale of common stock
  (at $.25 per share)                      227,500         870,000              87        217,413          10,000
Issuance of common stock
   for services ($.21 per share)            39,251         185,000              19         39,232
Issuance of common
   stock in acquisition
   (at $.24 per share)                   4,800,000      20,000,000           2,000      4,798,000
Issuance of warrants for services
   valued at $.07 per share                  3,500                                          3,500
Net loss                                  (729,536)                                                                     (729,536)
--------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2004               4,356,148      42,305,000           4,231      5,111,020              --       (759,103)
--------------------------------------------------------------------------------------------------------------------------------
Sale of common stock
   (at $.25 per share)                     230,500         922,000              92        230,408              --
Exercise of warrants
   (at $.25 per share)                      11,250          45,000               4         11,246
Issuance of common stock
   for services ($.25 per share)            12,500          50,000               5         12,495
Sale of common stock
   (at $.16 per share)                   1,511,700       9,448,125             945      1,510,755
Issuance of warrants for services
   valued at $.07 per share                179,200                                        179,200
Net loss                                (2,102,587)             --              --             --              --     (2,102,587)
--------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2005               4,198,711      52,770,125           5,277      7,055,124              --     (2,861,690)
--------------------------------------------------------------------------------------------------------------------------------
Net loss                                  (553,987)             --              --             --              --       (553,987)
--------------------------------------------------------------------------------------------------------------------------------
Balance, March 31, 2006 (Unaudited)   $  3,644,724      52,770,125    $      5,277   $  7,055,124    $         --   $ (3,415,677)
================================================================================================================================

                 See notes to consolidated financial statements.

                      BIGSTRING CORPORATION AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                          (A DEVELOPMENT STAGE COMPANY)
                                   (Unaudited)

                                                                                           Period
                                                                                       October 8, 2003
                                                   Three Months       Three Months   (Date of Formation)
                                                      Ended              Ended             Through
                                                  March 31, 2006     March 31, 2005     March 31, 2006
                                                 ---------------    ---------------    ---------------
Cash flows from operating activities:
      Net loss                                   $      (553,987)   $      (326,469)   $    (3,415,677)
Adjustments to reconcile net loss
   to net cash used in operating activities:
      Depreciation and amortization                      244,757            240,967          1,654,445
      Stock issued for services                               --                 --             51,751
      Warrants issued                                         --              7,400            182,700
      Changes in operating assets
         and liabilities - net of acquisition:
           Increase in prepaid expenses                      623                 --            (24,147)
           Increase in accrued expenses                  (10,264)             5,965            115,587
           Increase in other assets                           --                 --             (6,579)
           Increase in unearned revenue                       49                 --              1,873
                                                 ---------------    ---------------    ---------------
      Net cash used in operating activities             (318,822)           (72,137)        (1,440,047)
                                                 ---------------    ---------------    ---------------

Cash flows from investment activities:
      Purchase of property, plant and
         equipment                                       (21,633)              (877)          (105,501)
                                                 ---------------    ---------------    ---------------

Cash flows from financing activities:
      Proceeds from issuance of common
         stock                                                --            150,450          2,025,950
                                                 ---------------    ---------------    ---------------

Net increase (decrease) in cash                         (340,455)            77,436            480,402

Cash - beginning of period                               820,857             13,808                 --
                                                 ---------------    ---------------    ---------------

Cash - end of period                             $       480,402    $        91,244    $       480,402
                                                 ===============    ===============    ===============

Supplementary information:
      Details of acquisition
           Fair value of assets acquired                                               $         2,790
           Fair value of liabilities assumed                                                    (5,857)
           Intangibles                                                                       4,803,067
                                                                                       ---------------
           Common stock issued to effect
              acquisition                                                              $     4,800,000
                                                                                       ===============

Financing information:
      Common stock issued for services           $            --    $            --    $        51,751
                                                 ===============    ===============    ===============
      Common stock warrants issued for
         services                                $            --    $         7,400    $       182,700
                                                 ===============    ===============    ===============

                 See notes to consolidated financial statements.

                      BIGSTRING CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2006
                          (A DEVELOPMENT STAGE COMPANY)

1.       DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The consolidated balance sheet as of March 31, 2006, and the consolidated statements of operations and cash flows for the periods presented herein have been prepared by BigString Corporation ("BigString") and are unaudited. In the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows for all periods presented have been made.

ORGANIZATION
------------

BigString was incorporated in the State of Delaware on October 8, 2003 under the name "Recall Mail Corporation." The company's name was formally changed to "BigString Corporation" in July 2005. BigString was formed to develop technology that would allow the user of email services to have comprehensive control, security and privacy relating to the email generated by the user. Email Emissary, Inc. ("Email Emissary") was later acquired by BigString in July 2004 and is currently a subsidiary of BigString. In March 2004, the BigString email service was introduced to the market.

BigString is considered a development stage enterprise as defined in Financial Accounting Standards Board Statement No. 7, Accounting and Reporting for Development Stage Companies. BigString has limited revenue to date, continues to raise capital and there is no assurance that ultimately BigString will achieve a profitable level of operations.

PRINCIPLES OF CONSOLIDATION
---------------------------

The consolidated financial statements include the accounts of BigString and its wholly-owned subsidiary. All intercompany transactions and balances have been eliminated.

USE OF ESTIMATES
----------------

The preparation of consolidated financial statements in conformity with accounting principles accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH EQUIVALENTS
----------------

Cash equivalents include short-term investments in United States treasury bills and commercial paper with an original maturity of three months or less when purchased. At March 31, 2006 and December 31, 2005, cash equivalents approximated $474,000 and $814,000, respectively.

                      BIGSTRING CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2006
                          (A DEVELOPMENT STAGE COMPANY)

CONCENTRATION OF CREDIT RISK
----------------------------

Financial instruments which potentially subject BigString to concentrations of credit risk consist principally of temporary cash investments. BigString places its temporary cash investments with quality financial institutions.

REVENUE RECOGNITION
-------------------

BigString derives revenue from online services, electronic commerce, advertising and data network services. BigString also derives revenue from marketing affiliations.

BigString recognizes online service revenue over the period that services are provided. Other revenues, which consist principally of electronic commerce and advertising revenues, as well as data network service revenues, are recognized as the services are performed. Unearned revenue consists primarily of prepaid electronic commerce and advertising fees and annual prepaid subscription fees billed in advance.

Consistent with the provisions of EITF Issue No. 99-19, Reporting Revenue Gross As A Principal Versus Net As An Agent, BigString recognizes revenue as a principal from advertising and marketing affiliations. BigString shares any revenue generated from advertising and marketing affiliations with the "active users" of its email services, as defined. Fifty percent of the revenue generated from advertising and marketing affiliations will be distributed to the "active users" in amounts that will be determined by BigString and based on the registered subscriber's status and up to twenty percent of such revenue will be distributed as referral fees to those users who participated in the referral source of the advertising revenue. Accordingly, corresponding distributions to "active users" and referral fees are recorded as a reduction of gross revenue.

DEPRECIATION
------------

Property, plant and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are calculated primarily using the straight-line method over their estimated useful lives of these assets.

STOCK BASED COMPENSATION
------------------------

BigString issues shares of common stock to non-employees as stock-based compensation. BigString accounts for the services using the fair market value of the consideration issued. For the period October 8, 2003 (Date of Formation) through March 31, 2006, BigString recorded compensation expense of $51,751 in connection with the issuance of these shares.

BigString also issues stock purchase warrants to non-employees as stock-based compensation. The fair value of the stock purchase warrants are estimated on the date of grant using the Black-Scholes option-pricing model. For the three months ended March 31, 2005, BigString issued 105,715 stock purchase warrants and recorded compensation expense of $7,400. For the period

                      BIGSTRING CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2006
                          (A DEVELOPMENT STAGE COMPANY)

October 8, 2003 (Date of Formation) through March 31, 2006, BigString recorded compensation expense of $182,700 in connection with the issuance of stock purchase warrants. No stock purchase warrants were issued during the three months ended March 31, 2006.

INCOME TAXES
------------

BigString accounts for income taxes using an asset and liability approach under which deferred income taxes are recognized by applying enacted tax rates applicable to future years to the differences between the financial statement carrying amounts and the tax basis of reported assets and liabilities.

The principal items giving rise to deferred taxes are timing differences between book and tax amortization of intangible assets which are not currently deductible for income tax purposes and temporary differences caused by capitalization of start-up expenditures.

RESEARCH AND DEVELOPMENT
------------------------

Research and development costs are expensed as incurred, and are included in selling, general and administrative expenses. All research and development is performed internally for the benefit of BigString. BigString does not perform such activities for others. BigString had software licensing costs of $30 and site development costs of $-0- for the three months ended March 31, 2006, as compared to software licensing costs of $50 and site development costs of $12,000 for the three months ended March 31, 2005.

These costs have been incurred in conjunction with the development of the email products which BigString now offers. For the period October 8, 2003 (Date of Formation) through March 31, 2006, BigString had total research and development costs of $120,686.

EVALUATION OF LONG-LIVED ASSETS
-------------------------------

BigString reviews property and equipment and finite-lived intangible assets for impairment whenever events or changes in circumstances indicate the carrying value may not be recoverable in accordance with the guidance provided in SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. If the carrying value of the long-lived asset exceeds the estimated future undiscounted cash flows to be generated by such asset, the asset would be adjusted to its fair value and an impairment loss would be charged to operations in the period identified.

EARNINGS (LOSS) PER COMMON SHARE
--------------------------------

Basic (loss) per common share is computed by dividing net (loss) by the weighted average number of common shares outstanding during the specified period. Diluted
(loss) per common share is computed by dividing net (loss) by the weighted average number of common shares and potential common shares outstanding during the specified period. All potentially dilutive

                      BIGSTRING CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2006
                          (A DEVELOPMENT STAGE COMPANY)

securities, which include outstanding warrants, have been excluded from the computation, as their effect is antidilutive.

BUSINESS COMBINATIONS
---------------------

Business combinations which have been accounted for under the purchase method of accounting include the results of operations of the acquired business from the date of acquisition. Net assets of the company acquired is recorded at their fair value at the date of acquisition.

INTANGIBLES
-----------

In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 142, Goodwill and other Intangible Assets. SFAS No. 142 specifies the financial accounting and reporting for acquired goodwill and other intangible assets.
Goodwill and intangible assets that have indefinite useful lives are not amortized but rather they are tested at least annually for impairment unless certain impairment indicators are identified.

FAIR VALUE OF FINANCIAL INSTRUMENTS
-----------------------------------

For  financial  instruments,   including  cash,  accounts  payable  and  accrued
expenses, it was assumed that the carry amount approximated fair value because of the short maturities of such instruments.

NEW FINANCIAL ACCOUNTING STANDARDS
----------------------------------

In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Correction - a replacement of APB Opinion No. 20 and FASB Statement No. 3. This statement applies to all voluntary changes in accounting principles. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. This statement requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. The statement also carries forward the guidance in APB Opinion No. 20 requiring justification of a change in accounting principle on the basis of preferability. This statement is effective for accounting changes and corrections made in fiscal years beginning after December 31, 2005. The adoption of SFAS 154 did not have a material effect on BigString's consolidated financial position or results of operations.

In December 2004, the FASB staff issued FASB Staff Position FAS 109-1, Application of FASB Statement No. 109, Accounting for Income Taxes, to the Tax Deduction on Qualified Production Activities Provided by the American Jobs Creation Act of 2004, to provide guidance on the application of FASB Statement No. 109 to the provision within the American Jobs Creations Act of 2004 (the "Act") that provides tax relief to U.S. domestic manufacturers. FAS 109-1 states that the deduction provided for under the Act should be accounted for as a special deduction in accordance with Statement 109 and not as a tax rate reduction. FAS 109-1 was effective upon

                      BIGSTRING CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2006
                          (A DEVELOPMENT STAGE COMPANY)

issuance. The adoption of FAS 109-1 had no effect on the provision for income taxes during the three months ended March 31, 2006.

In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29. SFAS No. 153 amends APB Opinion No. 29 by eliminating the exception under APB No. 29 for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for fiscal years beginning after June 15, 2005. The adoption of SFAS No. 153 did not have a material effect on BigString's consolidated financial position or results of operations.

In December 2004, FASB issued SFAS No. 123(R), Share-Based Payment, that will require compensation costs related to share-based payment transactions to be recognized in the financial statements. With limited exceptions, the amount of compensation cost will be measured based on the grant-date fair value of the equity or liability instruments issued. Compensation cost will be recognized over the period that an employee provides service in exchange for the reward. SFAS No. 123(R) is effective as to BigString as of the beginning of BigString's 2006 fiscal year. The adoption of SFAS 123(R) has not had a material effect on BigString's consolidated results of operations.

2.       ACQUISITION

On July 16, 2004, BigString completed the acquisition of Email Emissary. BigString purchased 100% of Email Emissary's stock for 20,000,000 shares of BigString's common stock. BigString acquired Email Emissary to consolidate its marketing and development operations. The purchase price of $4,800,000 has been allocated to both tangible and intangible assets and liabilities based on estimated fair values. Approximately $4,803,000 of identifiable intangible assets (patent application and trademark) arose from this transaction. Such intangible assets are being amortized on a straight-line basis over the estimated economic life of five years.

This acquisition was accounted for using the purchase method of accounting, and accordingly, the results of operations of Email Emissary is included in BigString's financial statements from July 16, 2004, the date of closing.

                      BIGSTRING CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2006
                          (A DEVELOPMENT STAGE COMPANY)

The following unaudited pro forma summary results of operations assume that Email Emissary had been acquired as of January 1, 2004.


                                                 Year Ended December 31, 2004
                          ------------------------------------------------------------------------
                            BigString        Email Emissary       Adjustment      Adjusted Balance
                            ---------        --------------       ----------      ----------------

Net sales                 $       5,762      $         820      $          --      $       6,582
                          =============      =============      =============      =============

Net loss                  $    (729,536)     $      (7,384)     $    (520,333)     $  (1,257,253)
                          =============      =============      =============      =============

(a) amortization from January 1, 2004 through July 16, 2004.

Pro forma net loss per share                                                       $       (0.03)
                                                                                   =============

Weighted average common shares outstanding      41,770,529
                                             =============

The information above is not necessarily indicative of the results of operations that would have incurred if the acquisition had been consummated as of January 1, 2004.

A condensed balance sheet of the major assets and liabilities of Email Emissary as of the date of the acquisition is as follows:

                      Cash                    $     2,790
                      Intangible assets         4,803,067
                      Accounts payable             (5,857)
                                              -----------

                      Net assets acquired     $ 4,800,000
                                              ===========

3.       PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

                                       March 31, 2006    December 31, 2005
                                       --------------    -----------------
        Computer equipment and
          internal software               $ 94,818           $ 79,639
        Furniture and fixtures              10,697              4,229
                                          --------           --------
                                           105,515             83,868
        Less accumulated depreciation       14,165              9,408
                                          --------           --------
                                          $ 91,350           $ 74,460
                                          ========           ========

                      BIGSTRING CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2006
                          (A DEVELOPMENT STAGE COMPANY)

Depreciation expense for the three months ended March 31, 2006 and 2005, and for the period October 8, 2003 (Date of Formation) through March 31, 2006, was $4,758, $967 and $14,166, respectively.

4.       GOODWILL AND OTHER INTANGIBLES

Other intangibles consist of patent and trademark fees. Amounts assigned to these intangibles have been determined by management. Management considered a number of factors in determining the allocations including an independent formal appraisal. Other intangibles are being amortized over five years. Amortization expense was $240,000, $240,000 and $1,640,281 for the three months ended March 31, 2006 and 2005, and for the period October 8, 2003 (Date of Formation) through March 31, 2006, respectively.

Other intangible assets consist of the following:

                                       March 31, 2006     December 31, 2005
                                       --------------     -----------------

       Patent application; Trademark     $4,803,067           $4,803,067
       Accumulated amortization           1,640,281            1,400,281
                                         ----------           ----------
                                         $3,162,786           $3,402,786
                                         ==========           ==========

Should the patent not be issued, BigString will write-off the unamortized amount immediately.

Estimated amortization expense for intangible assets for the next four years are as follows:

                                                   Estimated
                       Years Ending              Amortization
                        December 31,                Expense
                        ------------                -------

                            2006                 $   721,000
                            2007                 $   961,000
                            2008                 $   961,000
                            2009                 $   520,000

5.       INCOME TAXES

At March 31, 2006, BigString has a net operating loss carry-forward of approximately $2,770,000, which expires in various years through 2017. Deferred income taxes reflect the impact of net operating carry-forwards. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived from BigString's net operating loss carry-forward, BigString has recorded a valuation allowance for the entire amount of the deferred tax asset.

                      BIGSTRING CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2006
                          (A DEVELOPMENT STAGE COMPANY)

6.       COMMON STOCK

On July 18, 2005, BigString amended its Certificate of Incorporation to, among other things, (i) change its name from Recall Mail Corporation to BigString Corporation, and (ii) increase the number of shares BigString is authorized to issue from 50,000,000 shares to 250,000,000 shares, consisting of 249,000,000 shares of common stock, par value $0.0001 per share and 1,000,000 shares of preferred stock, par value $0.0001 per share. The board of directors has the authority, without action by the stockholders, to designate and issue the shares of preferred stock in one or more series and to designate the rights, preference and privileges of each series, any or all of which may be greater than the rights of BigString's common stock. Currently, there are no shares of preferred stock outstanding.

In October 2003, the month of BigString's formation, BigString issued 21,210,000 shares of its common stock to principals of BigString at no cost to the founding stockholders.

During 2003, BigString concluded a private placement of securities, pursuant to which it sold 40,000 shares of BigString's common stock at a per share purchase price of $0.25. BigString received $10,000 in gross proceeds as a result of this private placement.

During 2004, BigString concluded a private placement of securities, pursuant to which it sold 870,000 shares of BigString's common stock at a per share purchase price of $0.25. BigString received $217,500 in gross proceeds as a result of this private placement.

For the year ended December 31, 2005, BigString concluded several private placements pursuant to which it sold 922,000 shares of its common stock at a per share purchase price of $0.25 and 9,448,125 shares of its common stock at a per share purchase price of $0.16. As a result of these private placements, BigString received $1,742,200 in gross proceeds.

7.       STOCK COMPENSATION

During 2004, BigString issued warrants as payment for advisory services. The warrants provide for the purchase of 60,000 shares of BigString's common stock at an exercise price of $0.25. The warrants expire on January 1, 2007. Certain of these warrants were exercised in 2005, which resulted in 45,000 shares of common stock being issued to the holders thereof. As a result of these exercises, BigString received $11,250 in gross proceeds. In connection with the issuance of these warrants, BigString recorded an expense of $3,500 which is included in the statement of operations for the year ended December 31, 2004. The fair value of the warrants granted was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used: dividend yield of 0%; expected volatility of 47%; risk free rate of return of 5%; and expected life of two years. The weighted average fair value of these warrants was $0.07 per share.

On January 1, 2005, BigString granted warrants to two consultants, as payment for advisory services. Each warrant provides for the purchase of 50,000 shares of BigString's common stock at an exercise price of $0.25 per share. Each of these warrants is due to expire on January 1,

                      BIGSTRING CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2006
                          (A DEVELOPMENT STAGE COMPANY)

2007. In connection with the issuance of these warrants, BigString recorded an expense of $7,400 which is included in BigString's statement of operations for the year ended December 31, 2005. The fair value of the warrants granted was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used: dividend yield of 0%; expected volatility of 47%; risk free rated return of 5%; and expected life of two years. The weighted average fair value of these warrants was $0.07 per share.

On September 23, 2005, BigString granted warrants to a consultant, as payment for advisory services. One warrant is to purchase 1,246,707 shares of common stock with a per share exercise price of $0.16, and the second warrant is to purchase 1,196,838 shares of common stock with a per share exercise price of $0.20. Each of these warrants is due to expire on September 23, 2010 and the grant is non-forfeitable. In connection with the issuance of these warrants, BigString recorded an expense of $171,800 which is included in BigString's statement of operations for the year ended December 31, 2005. The fair value of the warrants granted was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used: dividend yield of 0%; expected volatility of 47%; risk free rated return of 5%; and expected life of two years. The weighted average fair value of these warrants was $0.07 per share.

Information regarding the warrants outstanding during the three months ended March 31, 2006 is as follows:

                                                                 Weighted
                                                                 Average
                                                   Shares     Exercise Price
                                                  ---------   -------------

      Warrants outstanding at January 1, 2006     2,558,545     $    0.18
      Warrants granted                                   --            --
      Warrants exercised                                 --            --
                                                  ---------     ---------
      Warrants outstanding at March 31, 2006      2,558,545     $    0.18
                                                  =========     =========

The following table summarizes information about warrants outstanding at March 31, 2006:

                                            Weighted Average
    Range of         Number Outstanding         Remaining       Weighted Average
Exercise Prices       At March 31, 2006     Contractual Life     Exercise Price
----------------     ------------------     ----------------     --------------
     $0.25                   115,000             1 year              $ 0.25
 $0.16 to $0.20            2,443,554             4 years             $ 0.18
                           ---------
                           2,558,554
                           =========

                      BIGSTRING CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2006
                          (A DEVELOPMENT STAGE COMPANY)

8.       COMMITMENTS AND CONTINGENCIES

Leases:

BigString leases its facilities which require BigString to pay certain executory costs (such as insurance and maintenance). One leased facility is from a related party. BigString believes the terms of the lease are the same as to a third party.

Future minimum lease payments for operating leases are approximately as follows:

                    Years Ending
                    December 31,
                        2006                 $   32,000
                        2007                      9,000
                                             ----------
                                             $   41,000
                                             ==========

Rental expense was approximately $9,950, $4,271 and $48,801 for the three months ended March 31, 2006 and 2005, and for the period October 8, 2003 (Date of Formation) through March 31, 2006, respectively.

Consulting Agreement:

On September 23, 2005, BigString signed a one-year business consultant services agreement with a related party. Upon signing this agreement, BigString paid a $25,000 non-refundable retainer fee to be applied toward monthly invoices until the $25,000 amount is fully used. BigString incurred consulting expenses totaling $4,947 which are included in selling, general and administrative expenses in the consolidated statements of operations for the period October 8, 2003 (Date of Formation) through March 31, 2006. The remaining balance of $20,053 is included in prepaid expenses on BigString's March 31, 2006 balance sheet.

9.       SUBSEQUENT EVENTS

In May 2006, BigString entered into a three year business consultant services agreement with an unrelated third party. Upon execution of this agreement, BigString issued 1,250,000 shares of BigString's common stock; a five year warrant to purchase 225,000 shares of common stock at an exercise price of $0.48 per share; and a five year warrant to purchase 225,000 shares of common stock at an exercise price of $1.00 per share.

                              EMAIL EMISSARY, INC.

                              FINANCIAL STATEMENTS


                         FOR THE PERIOD JANUARY 1, 2004
                                     THROUGH
                                  JULY 16, 2004


                          FOR THE PERIOD AUGUST 7, 2003
                               (DATE OF FORMATION)
                                     THROUGH
                                DECEMBER 31, 2003


                                       AND


                          FOR THE PERIOD AUGUST 7, 2003
                               (DATE OF FORMATION)
                                     THROUGH
                                  JULY 16, 2004

                Report of Independent Registered Accounting Firm


To the Board of Directors and Shareholder of Email Emissary Inc.
Sea Girt, New Jersey

We have audited the accompanying balance sheets of Email Emissary Inc. (the "Company") (a development stage company) as of July 16, 2004 and December 31, 2003 and the related statements of operations, stockholders' equity and cash flows for the period January 1, 2004 through July 16, 2004, for the period August 7, 2003 (Date of Formation) through December 31, 2003 and for the period August 7, 2003 (Date of Formation) through July 16, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of July 16, 2004 and December 31, 2003, and the results of its operations and cash flows for the period January 1, 2004 through July 16, 2004, the period August 7, 2003 (Date of Formation) through December 31, 2003, and for the period August 7, 2003 (Date of Formation) through July 16, 2004, in conformity with accounting principles generally accepted in the United States of America.




WIENER, GOODMAN & COMPANY, P.C.

Eatontown, New Jersey
November 22, 2005

                              EMAIL EMISSARY, INC.
                                 BALANCE SHEETS
                          (A Development Stage Company)


                                                                   July 16,  December 31,
                                                                     2004       2003
                                                                    -------    -------

                                     ASSETS


Current assets:
    Cash and cash equivalents                                       $ 2,790    $   968
                                                                    -------    -------

             TOTAL ASSETS                                           $ 2,790    $   968
                                                                    =======    =======

                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current liabilities:
    Due from affiliates                                             $   700    $   700
    Shareholder loans                                                 1,917        837
    Unearned revenue                                                  3,240        114
                                                                    -------    -------
         Total current liabilities                                    5,857      1,651
                                                                    -------    -------

Commitments and contingencies

Stockholders' deficiency:
    Common stock, $.001 par value - authorized 10,000,000 shares;
       outstanding 5,000,000 shares                                   5,000      5,000
    Subscription receivable                                                     (5,000)
    Deficit accumulated during the development stage                 (8,067)      (683)
                                                                    -------    -------

         Total stockholders' deficiency                              (3,067)      (683)
                                                                    -------    -------

             TOTAL LIABILITIES AND STOCKHOLDERS'
             DEFICIENCY                                             $ 2,790    $   968
                                                                    =======    =======


                        See notes to financial statements

                              EMAIL EMISSARY, INC.
                            STATEMENTS OF OPERATIONS
                          (A Development Stage Company)



                                                                              Period                 Period
                                                       Period         August 7, 2003 (date of   August 7, 2003 (date
                                                  January 1, 2004        formation) through   of formation) through
                                               through July 16, 2004     December 31, 2003        July 16, 2004
                                               ---------------------     -----------------        -------------
Net sales                                             $       820           $    20,096           $    20,916
                                                      -----------           -----------           -----------

Costs and expenses:
     Selling, general and administrative
       expenses                                             8,204                20,779                28,983
                                                      -----------           -----------           -----------

Net loss                                              $    (7,384)          $      (683)          $    (8,067)
                                                      ===========           ===========           ===========

Loss per common share - basic and diluted             $        --           $        --           $        --
                                                      ===========           ===========           ===========

Weighted average common shares outstanding -
  basic and diluted                                     5,000,000             5,000,000             5,000,000
                                                      ===========           ===========           ===========



                        See notes to financial statements

                              EMAIL EMISSARY, INC.
                 STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)
                          (A Development Stage Company)



                                                                                                   Deficit
                                                                                                 Accumulated
                                                                                                 During the
                                                           Common Stock          Subscriptions   Development
                                          Total     No. of Shares     Amount      Receivable       Stage
                                       ---------    -------------   ---------     ----------     -----------
Balance, August 7, 2003                $                            $             $              $

Issuance of common stock
   (at $.001 per share)                               5,000,000         5,000        (5,000)

Net loss                                    (683)                                                     (683)
                                       ---------      ---------     ---------     ---------      ---------

Balance, December 31, 2003                  (683)     5,000,000         5,000        (5,000)          (683)

Proceeds from sale of common stock         5,000                                      5,000

Net loss                                  (7,384)                                                   (7,384)
                                       ---------      ---------     ---------     ---------      ---------

Balance, July 16, 2004                 $  (3,067)     5,000,000     $   5,000     $              $  (8,067)
                                       =========      =========     =========     =========      =========


                        See notes to financial statements

                              EMAIL EMISSARY, INC.
                            STATEMENTS OF CASH FLOWS
                          (A Development Stage Company)


                                                                                 For the Period
                                                                                 August 7, 2003         For the Period
                                                         For the Period        (date of formation)      August 7, 2003
                                                         January 1, 2004             through          (date of formation)
                                                      through July 16, 2004     December 31, 2003    through July 16, 2004
                                                      ---------------------     -----------------    ---------------------

Cash flows from operating activities:
     Net loss                                             $     (7,384)            $       (683)           $     (8,067)

     Change in operating assets and liabilities:
         Increase in unearned revenue                            3,126                      114                   3,240
                                                          ------------             ------------            ------------

     Net cash used in operating activities:                     (4,258)                    (569)                 (4,827)
                                                          ------------             ------------            ------------

Cash flows from financing activities:
     Proceeds from affiliates                                                               700                     700
     Proceeds from shareholders                                  3,500                      837                   4,337
     Proceeds from issuance of common stock                      5,000                                            5,000
     Payment to shareholders                                    (2,420)                                          (2,420)
                                                          ------------             ------------            ------------

     Net cash provided by finance activities                     6,080                    1,537                   7,617
                                                          ------------             ------------            ------------

Net increase in cash                                             1,822                      968                   2,790

Cash - beginning of period                                         968
                                                          ------------             ------------            ------------

Cash - end of period                                      $      2,790             $        968            $      2,790
                                                          ============             ============            ============




                        See notes to financial statements

1.       DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION
------------

Email Emissary Inc., (the "Company") was incorporated in the State of Oklahoma on August 7, 2003 to develop technology that would allow the user of email services to have comprehensive control, security and privacy relating to the email generated by the user.

The Company is considered a development stage enterprise as defined in Financial Accounting Standards Board (the "FASB") Statement No. 7, "Accounting and Reporting for Development Stage Companies." The Company has limited revenue and there is no assurance the technology developed by the Company will be commercially successful, or that the Company will achieve a profitable level of operations.

USE OF ESTIMATES
----------------

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION
-------------------

The Company recognizes online revenue over the period that services are provided. Other revenues, which consist principally of electronic commerce and network service revenues, are recognized as the services are performed. Unearned revenue consists primarily of prepaid electronic commerce and annual prepaid subscription fees billed in advance.

INCOME TAXES
------------

The shareholders of the Company consented that the Company be treated as an S Corporation for federal income tax purposes and as a small business corporation under Oklahoma State Corporate Tax Law. Accordingly, the company will not account for income taxes using an asset and liability approach under which deferred income taxes are recognized by applying enacted tax rates for differences between the financial statement carrying amounts and the tax basis of reported assets and liabilities.

RESEARCH AND DEVELOPMENT
------------------------

Research and development expenses are expensed as incurred, and are included in selling, general and administrative expenses. All research and development is performed internally for the benefit of the Company. The Company does not perform such activities for others. The Company had no site development costs for the period January 1, 2004 through July 16, 2004, $19,000 of site development costs for the period August 7, 2003 (date of formation) through December 31, 2003 and $19,000 of site development costs for the period August 7, 2003 (date of formation) through July 16, 2004. These costs have been incurred in conjunction with the development of the Company's email products.

PATENT FEES
-----------

Management determined that due to the fast evolution of technology, future benefit from patents was not readily determinable and therefore are expensed as incurred and are included in selling, general and administrative expenses. The Company paid patent fee costs of $3,500 for the period January 1, 2004 through July 16, 2004, $-0- for the period August 7, 2003 (date of formation) through December 31, 2003 and $3,500 for the period August 7, 2003 (date of formation) through July 16, 2004.

LOSS PER COMMON SHARE
---------------------

Basic loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding during the year. Diluted loss per common share is computed by dividing net loss by the weighted average number of common shares and potential common shares outstanding during the year. All potentially dilutive securities have been excluded from the computation, as their effect is anitdilutive.

NEW FINANCIAL ACCOUNTING STANDARDS
----------------------------------

The Company does not expect that the adoption of other recent accounting pronouncements will have a material effect on its financial statements.

2.       RELATED PARTY TRANSACTIONS

         (a)      Due to an Affiliated Company:

                  During the period August 7, 2003 (date of  formation)  through
                  December  31,  2003,   the  Company   borrowed  $700  from  an
                  affiliated company to pay various expenses.

         (b)      Loans from Shareholders:

                  During the period August 7, 2003 (date of formation) through December 31, 2003, the Company borrowed $837 from shareholders to pay various expenses. The loans are unsecured, interest free and no fixed terms of repayment exist, but the intent is of a short term nature. The shareholders have deferred their right to claim repayment of the amount owing to them by the Company until the Company's assets fairly valued, exceeds its liabilities.

                  During the period January 1, 2004 through July 16, 2004, the Company borrowed an additional $3,500 from a shareholder to pay various expenses. The Company paid back to shareholders $2,420 during this period. The loan is unsecured, interest free and no fixed terms of repayment exist, but the intent is of a short term nature. The shareholder has deferred his right to claim repayment of the amount owing to him by the Company until the Company's assets fairly valued, exceeds its liabilities.

3.       COMMON STOCK

In August 2003, the month of the Company's formation, the Company issued 5,000,000 shares of its common stock, $.001 par value, to the Company's shareholders.

4.       SUBSEQUENT EVENTS

On July 16, 2004, 100% of the Company's common stock was purchased by BigString Corporation ("BigString") for 20,000,000 shares of BigString's common stock. BigString is a company that developed similar technology that would allow the user to email services to have comprehensive control, security and privacy relating to the email generated by the user. The Company now operates as a subsidiary of BigString.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24.  Indemnification of Directors and Officers.

         Sections 145(a) and (b) of the Delaware General Corporation Law permit us to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that the person is or was one of our directors, officers, employees or agents, or is or was serving at our request as a director, officer, employee or agent of another enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful; provided, that with respect to actions or suits brought on our behalf, the person may only be indemnified with respect to expenses (including attorneys' fees) and may not be indemnified with respect to any claim, issue or matter for which the person is adjudged to be liable unless a court determines otherwise. Under Section 145(c) of the Delaware General Corporation Law, to the extent that one of our present or former directors or officers is successful on the merits or otherwise in defense of any of these actions, suits or proceedings, or in defense of any claim, issue or matter, the director or officer shall be indemnified against expenses (including attorneys' fees) that the director or officer actually and reasonably incurs because of the action, suit or proceeding.

         Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

         As permitted under Delaware law, Article Seventh of our certificate of incorporation, as amended, provides that our directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for:

      -  any breach of their duty of loyalty to BigString or its stockholders;

      - acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

      - unlawful payments of dividends or unlawful stock repurchases or redemptions; or

      - any transaction from which the director derived an improper personal benefit.

         This limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

         Article XI of our amended and restated by-laws requires us to indemnify our officers, directors, employees and agents to the fullest extent allowed by
Section 145 of the Delaware General Corporation Law. Further, our amended and restated by-laws permit our board of directors to advance funds pending disposition of any action, suit or proceeding.

         In addition to the indemnification provided for in our certificate of incorporation, as amended, and amended and restated by-laws, we may enter into indemnification agreements with our existing and future directors and officers. We also have obtained liability insurance for the benefit of our directors and officers which provides for up to $1,000,000 in aggregate coverage.

         See Article XI of our amended and restated by-laws, included as Exhibit
3.2 to our registration statement on Form SB-2 filed with the Securities and Exchange Commission (the "SEC") on August 29, 2005, for a complete description of the indemnification provided by BigString to its directors and officers.

Item 25.  Other Expenses of Issuance and Distribution.

         SEC registration fee......................................   $     236
         Accounting fees and expenses (estimated)..................      10,000
         Legal fees and expenses (estimated).......................      50,000
         Printing and engraving costs (estimated)..................       5,000
         Blue Sky fees and expenses (estimated)....................       2,500
         Transfer Agent and Registrar fees and expenses
         (estimated)...............................................       2,500
         Miscellaneous costs and expenses (estimated)..............      10,000
                                                                      ---------
         Total (estimated)                                            $  80,236
                                                                      =========

         All of the expenses associated with the registration of securities covered by this registration statement will be paid by BigString.

Item 26.  Recent Sales of Unregistered Securities.

         Since its inception on October 8, 2003, BigString has issued a total of
(1) 54,770,125 shares of its common stock, of which 8,000,000 shares were redeemed by BigString in May 2006, and (2) 400,000 shares of its Series A Preferred Stock. These shares were issued in reliance on the exemptions from registration provided by Rules 504 and 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"). Set forth in the table and discussion below is additional information with respect to the issuances of the unregistered shares of common stock and the unregistered shares of Series A Preferred Stock as well as issuances of unregistered warrants and options to purchase common stock. Unless otherwise indicated, the number of shares issued refers to common stock.

-------------------------------------------------------------------------------------------------------------
                                                                                Number of Shares Issued
Date of Issuance            Name of Security Holder                                   or Issuable
-------------------------------------------------------------------------------------------------------------
October 10, 2003            Darin M. Myman                                             4,000,000
-------------------------------------------------------------------------------------------------------------
                            Kieran Vogel                                                 225,000
-------------------------------------------------------------------------------------------------------------
                            Alfred Pantaleone                                          8,000,000
-------------------------------------------------------------------------------------------------------------
                            Jo Myman                                                   1,000,000
-------------------------------------------------------------------------------------------------------------
                            Peter DeAngelis                                              800,000
-------------------------------------------------------------------------------------------------------------
                            Nirad Technology                                             400,000
-------------------------------------------------------------------------------------------------------------
                            Adam M. Kotkin                                             1,000,000
-------------------------------------------------------------------------------------------------------------
                            Todd M. Ross                                               1,500,000
-------------------------------------------------------------------------------------------------------------
                            Craig Myman                                                2,000,000
-------------------------------------------------------------------------------------------------------------
                            Gerri Yellen                                                 175,000
-------------------------------------------------------------------------------------------------------------
                            Marc Dutton                                                  530,000
-------------------------------------------------------------------------------------------------------------
                            Brad Zelenitz                                                170,000
-------------------------------------------------------------------------------------------------------------
                            Lee Rosenberg                                              1,000,000
-------------------------------------------------------------------------------------------------------------
                            Justin Daniels                                               100,000
-------------------------------------------------------------------------------------------------------------
                            Thierry Maniase                                              300,000
-------------------------------------------------------------------------------------------------------------
                            William Finkel                                                10,000
-------------------------------------------------------------------------------------------------------------
December 9, 2003            Randee Gordon and Jonathan Gordon                             40,000
-------------------------------------------------------------------------------------------------------------
March 4, 2004               Thomas C. Sunday Jr.                                           4,000
-------------------------------------------------------------------------------------------------------------
                            Thomas C. Sunday                                               8,000
-------------------------------------------------------------------------------------------------------------
                            Thomas and Mary Ann Zukowski                                  20,000
-------------------------------------------------------------------------------------------------------------
                            Brad T. Zukowski                                              12,000
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
                                                                                Number of Shares Issued
Date of Issuance            Name of Security Holder                                   or Issuable
-------------------------------------------------------------------------------------------------------------
May 28, 2004                Lillian Vogel and Peter Albanese                              24,000
-------------------------------------------------------------------------------------------------------------
                            Lillian Darsey Vogel                                          28,000
-------------------------------------------------------------------------------------------------------------
June 3, 2004                Alan Kerr                                                      4,000
-------------------------------------------------------------------------------------------------------------
                            Richard Iglesias                                               8,000
-------------------------------------------------------------------------------------------------------------
                            Lorraine Preston                                               8,000
-------------------------------------------------------------------------------------------------------------
                            Michael Misson                                                 8,000
-------------------------------------------------------------------------------------------------------------
                            Ronny Hachadcorian                                            20,000
-------------------------------------------------------------------------------------------------------------
                            Harvey M. Goldfarb                                            40,000
-------------------------------------------------------------------------------------------------------------
                            Marc Dutton                                                   80,000
-------------------------------------------------------------------------------------------------------------
                            Philip Goldin                                                 20,000
-------------------------------------------------------------------------------------------------------------
                            Dr. Michael Hearns                                            20,000
-------------------------------------------------------------------------------------------------------------
                            Murray and Cheryl Grashow                                     20,000
-------------------------------------------------------------------------------------------------------------
                            Dale W. Dressler                                              20,000
-------------------------------------------------------------------------------------------------------------
June 6, 2004                Carl Arndt Krapp                                              40,000
-------------------------------------------------------------------------------------------------------------
                            Brett Goldin                                                  40,000
-------------------------------------------------------------------------------------------------------------
                            David Pisetzner                                               20,000
-------------------------------------------------------------------------------------------------------------
                            Stephen C. Nitti                                              10,000
-------------------------------------------------------------------------------------------------------------
                            Bradley Zelenitz                                              20,000
-------------------------------------------------------------------------------------------------------------
June 15, 2004               Paul Levis (Warrant-unexercised)                              15,000
-------------------------------------------------------------------------------------------------------------
                            Steve Hoffman  (Warrant-exercised; See                        15,000
                            February 22, 2005)
-------------------------------------------------------------------------------------------------------------
                            H.  Joseph  Sgroi  (Warrant-exercised;  See                   30,000
                            March 11, 2005)
-------------------------------------------------------------------------------------------------------------
July 16, 2004               Darin M. Myman                                             4,000,000
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
                                                                                Number of Shares Issued
Date of Issuance            Name of Security Holder                                   or Issuable
-------------------------------------------------------------------------------------------------------------
                            David Daniels                                              4,000,000 (1)
-------------------------------------------------------------------------------------------------------------
                            Deborah Daniels                                            4,000,000 (1)
-------------------------------------------------------------------------------------------------------------
                            Charles Handshy, Jr.                                       4,000,000 (1)
-------------------------------------------------------------------------------------------------------------
                            June Handshy                                               4,000,000 (1)
-------------------------------------------------------------------------------------------------------------
August 1, 2004              John Delery (for services)                                     5,000
-------------------------------------------------------------------------------------------------------------
                            David Shapiro                                                 20,000
-------------------------------------------------------------------------------------------------------------
                            Bradley Zelenitz                                              20,000
-------------------------------------------------------------------------------------------------------------
                            Paul A. Levis PSP                                             40,000
-------------------------------------------------------------------------------------------------------------
                            Steven Gilden                                                 20,000
-------------------------------------------------------------------------------------------------------------
                            H. Joseph Sgroi                                               84,000
-------------------------------------------------------------------------------------------------------------
                            Steven Hoffman                                                40,000
-------------------------------------------------------------------------------------------------------------
                            Neil Zelenitz                                                 20,000
-------------------------------------------------------------------------------------------------------------
                            Eric J. Sarner                                                20,000
-------------------------------------------------------------------------------------------------------------
                            Michael Skurnick                                              20,000
-------------------------------------------------------------------------------------------------------------
                            Arnold Boritz                                                 32,000
-------------------------------------------------------------------------------------------------------------
                            Sharon Wagner                                                 20,000
-------------------------------------------------------------------------------------------------------------
                            Howard Greene                                                 40,000
-------------------------------------------------------------------------------------------------------------
                            Howard Greene (for services)                                 180,000
-------------------------------------------------------------------------------------------------------------
December 20, 2004           Howard Haberman                                               20,000
-------------------------------------------------------------------------------------------------------------
January 1, 2005             Paul Quintal (Warrant-unexercised)                            50,000
-------------------------------------------------------------------------------------------------------------
                            Barbara Musco (Warrant-unexercised)                           50,000
-------------------------------------------------------------------------------------------------------------
February 22, 2005           Steven Hoffman (Exercise of Warrant)                          15,000
-------------------------------------------------------------------------------------------------------------
March 11, 2005              H. Joseph Sgroi (Exercise of Warrant)                         30,000
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
                                                                                Number of Shares Issued
Date of Issuance            Name of Security Holder                                   or Issuable
-------------------------------------------------------------------------------------------------------------
April 15, 2005              Harvey M. Goldfarb                                            40,000
-------------------------------------------------------------------------------------------------------------
                            Marc Dutton                                                   40,000
-------------------------------------------------------------------------------------------------------------
                            Stephen C. Nitti                                              10,000
-------------------------------------------------------------------------------------------------------------
                            Barbara Musco (for services)                                  50,000
-------------------------------------------------------------------------------------------------------------
                            Barbara Musco                                                 80,000
-------------------------------------------------------------------------------------------------------------
                            Susan Baran                                                  600,000
-------------------------------------------------------------------------------------------------------------
                            Adam Schaffer                                                 20,000
-------------------------------------------------------------------------------------------------------------
                            Jeffrey Kay                                                   52,000
-------------------------------------------------------------------------------------------------------------
                            Lee Rosenberg                                                 40,000
-------------------------------------------------------------------------------------------------------------
June 29, 2005               Adam Schaffer                                                 20,000
-------------------------------------------------------------------------------------------------------------
                            Jeffrey Kay                                                   20,000
-------------------------------------------------------------------------------------------------------------
July 20, 2005               Barbara Musco                                                125,000
-------------------------------------------------------------------------------------------------------------
                            Thomas Shields                                               625,000
-------------------------------------------------------------------------------------------------------------
                            Nicholas Codispoti                                           375,000
-------------------------------------------------------------------------------------------------------------
                            Nicholas Codispoti, IRA Account                              375,000
-------------------------------------------------------------------------------------------------------------
                            Nicholas Codispoti, President, Codispoti                     750,000
                            Foundation
-------------------------------------------------------------------------------------------------------------
                            Dean G. Corsones                                             312,500
-------------------------------------------------------------------------------------------------------------
                            Jon M. Conahan                                             1,250,000
-------------------------------------------------------------------------------------------------------------
                            Theodore Fadool Jr.                                          581,250
-------------------------------------------------------------------------------------------------------------
                            David A. Arledge                                           1,250,000
-------------------------------------------------------------------------------------------------------------
                            David Matthew Arledge                                        125,000
-------------------------------------------------------------------------------------------------------------
                            Charles Scott Guerrieri                                      312,500
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
                                                                                Number of Shares Issued
Date of Issuance            Name of Security Holder                                   or Issuable
-------------------------------------------------------------------------------------------------------------
                            Todd M. Ross                                                 125,000
-------------------------------------------------------------------------------------------------------------
July 31, 2005               Herd Family Partnership                                       31,250
-------------------------------------------------------------------------------------------------------------
                            Sara Pasquarello                                              31,250
-------------------------------------------------------------------------------------------------------------
                            Ronald Herd                                                   38,750
-------------------------------------------------------------------------------------------------------------
                            Glen Herd                                                     15,625
-------------------------------------------------------------------------------------------------------------
August 10, 2005             James R. Kaufman and Barbara Kaufman                         312,500
-------------------------------------------------------------------------------------------------------------
                            Shefts Family LP                                             625,000
-------------------------------------------------------------------------------------------------------------
                            Marc Sandusky                                                 62,500
-------------------------------------------------------------------------------------------------------------
                            Jeffrey M. Barber and Jo Ann Barber                          312,500
-------------------------------------------------------------------------------------------------------------
                            Michael Dewhurst                                             125,000
-------------------------------------------------------------------------------------------------------------
                            David and Kim Prado                                          312,500
-------------------------------------------------------------------------------------------------------------
                            Joel Marcus                                                  312,500
-------------------------------------------------------------------------------------------------------------
                            Richard and George Petrone                                    62,500
-------------------------------------------------------------------------------------------------------------
                            AJW New Millennium Offshore, LTD                             430,313
-------------------------------------------------------------------------------------------------------------
                            AJW Qualified Partners, LLC                                  299,531
-------------------------------------------------------------------------------------------------------------
                            AJW Partners, LLC                                            101,250
-------------------------------------------------------------------------------------------------------------
                            New Millennium Capital Partners II, LLC                       12,656
-------------------------------------------------------------------------------------------------------------
                            Mark Yutko                                                   156,250
-------------------------------------------------------------------------------------------------------------
September 23, 2005          Shefts Associates, Inc.  (Warrant-unexercised)             1,246,707
-------------------------------------------------------------------------------------------------------------
                            Shefts Associates, Inc.  (Warrant-unexercised)             1,196,838
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
                                                                                Number of Shares Issued
Date of Issuance            Name of Security Holder                                   or Issuable
-------------------------------------------------------------------------------------------------------------
May 2, 2006                 Lifeline Industries, Inc.                                  1,250,000
-------------------------------------------------------------------------------------------------------------
                            Lifeline Industries, Inc.  (Warrant-                         225,000
                            unexercised)
-------------------------------------------------------------------------------------------------------------
                            Lifeline Industries, Inc.  (Warrant-                         225,000
                            unexercised)
-------------------------------------------------------------------------------------------------------------
May 19, 2006                Robb Knie                                                    750,000
-------------------------------------------------------------------------------------------------------------
May 19, 2006                Witches Rock Portfolio Ltd.                                  320,343 (2)
-------------------------------------------------------------------------------------------------------------
                            Witches Rock Portfolio Ltd.                                  800,858
                            (Warrant-unexercised)
-------------------------------------------------------------------------------------------------------------
                            The Tudor BVI Global Portfolio Ltd.                           51,777 (2)
-------------------------------------------------------------------------------------------------------------
                            The Tudor BVI Global Portfolio Ltd.                          129,442
                            (Warrant-unexercised)
-------------------------------------------------------------------------------------------------------------
                            Tudor Proprietary Trading, L.L.C.                             27,880 (2)
-------------------------------------------------------------------------------------------------------------
                            Tudor Proprietary Trading, L.L.C.                             69,700
                            (Warrant-unexercised)
-------------------------------------------------------------------------------------------------------------
July 11, 2006               Kieran Vogel (Stock option-unexercised)                      575,100
-------------------------------------------------------------------------------------------------------------

(1) In May 2006, BigString redeemed 2,000,000 shares of its common stock from each of Charles A. Handshy, Jr. and David L. Daniels, former directors of BigString, and 2,000,000 shares of its common stock from each of their spouses, June E. Handshy and Deborah K. Daniels, at a purchase price of $0.05 per share. As a result of these redemptions, BigString redeemed a total of 8,000,000 million shares of its outstanding common stock for an aggregate purchase price of $400,000.

(2)  Represent shares of Series A Preferred Stock.

Details of Issuance of Shares of Our Common Stock in Connection with the Acquisition of Email Emissary, Inc.

         On July 16, 2004, we issued 4,000,000 shares of our common stock to each of Darin M. Myman, the President and Chief Executive Officer and a director of BigString, David Daniels, a former officer and director of BigString, Deborah Daniels, Mr. Daniel's wife, Charles A. Handshy, Jr., a former officer and director of BigString, and June Handshy, Mr. Handshy's wife, for their shares of Email Emissary, Inc. common stock. As a result of these stock acquisitions, BigString became the owner of 100% of the outstanding common stock of Email Emissary, Inc.

These shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.

Details of Issuance of Shares of Our Common Stock and Warrants to Purchase Common Stock in Connection With Advisory Services

         We periodically issue shares of our common stock and warrants to purchase our common stock in lieu of cash payments to consultants.

         On August 1, 2004, we issued 5,000 shares to John Delery for his services to BigString. On August 1, 2004, we issued 180,000 shares to Howard Greene for his public relations, advertising and business advisory services. On April 15, 2005, we issued 50,000 shares to Barbara Musco for her business advisory services. All of these shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.

         In May 2006, we issued 1,250,000 shares of common stock and currently exercisable warrants to purchase an aggregate of 450,000 shares of common stock in consideration for business consultant services to be provided by Lifeline Industries, Inc. All of these shares and warrants were issued in reliance on the exemption from registration provided by Rule 506 of Regulation D of the Securities Act.

Details of Issuance of Shares of Common Stock in Connection with the Acquisition of Assets from Robb Knie

         On May 19, 2006, we completed the acquisition of certain assets, including two websites, from Robb Knie, a principal of Lifeline Industries, Inc. In consideration for the assets, we issued 750,000 shares of our common stock to Mr. Knie. These shares were issued in reliance on the exemption from registration provided by Rule 506 of Regulation D of the Securities Act.

Details of Issuance of Shares of Our Common Stock to Investors

         On October 10, 2003, we sold 21,210,000 shares of common stock to Darin
M. Myman, Kieran Vogel, Alfred Pantaleone, Jo Myman, Peter DeAngelis, Nirad Technology, Adam M. Kotkin, Todd M. Ross, Craig Myman, Gerri Yellen, Marc Dutton, Brad Zelenitz, Lee Rosenberg, Justin Daniels, Thierry Maniase and William Finkel. These shares were sold at $.000001 per share. The total proceeds received by BigString as a result of the sale of these shares was $21.21. These shares were issued in reliance on the exemption from registration provided by
Section 4(2) of the Securities Act.

         On December 9, 2003, we sold 40,000 shares of common stock to Randee Gordon and Jonathan Gordon. These shares were sold at $.25 per share. The total proceeds received by BigString as a result of the sale of these shares was $10,000. These shares were issued in reliance on the exemption from registration provided by Rule 504 of Regulation D of the Securities Act.

         On March 4, 2004, we sold 44,000 shares of common stock to Thomas C. Sunday, Jr., Thomas C. Sunday, Thomas and Mary Ann Zukowski and Brad T. Zukowski. These shares were sold at $.25 per share. The total proceeds received by BigString as a result of the sale of these shares was $11,000. These shares were issued in reliance on the exemption from registration provided by Rule 504 of Regulation D of the Securities Act.

         On May 28, 2004, we sold 52,000 shares of common stock to Lillian Vogel and Peter Albanese, and Lillian Darsey Vogel. These shares were sold at $.25 per share. The total proceeds received by BigString as a result of the sale of these shares was $13,000. These shares were issued in reliance on the exemption from registration provided by Rule 504 of Regulation D of the Securities Act.

         On June 3, 2004, we sold 248,000 shares of common stock to Alan Kerr, Richard Iglesias, Lorraine Preston, Michael Misson, Ronny Hachadcorian, Harvey
M. Goldfarb, Marc Dutton, Philip Goldin, Dr. Michael Hearns, Murray and Cheryl Grashow and Dale W. Dressler. These shares were sold at $.25 per share. The total proceeds received by BigString as a result of the sale of these shares was $62,000. These shares were issued in reliance on the exemption from registration provided by Rule 504 of Regulation D of the Securities Act.

         On June 6, 2004, we sold 130,000 shares of common stock to Carl Arndt Krapp, Brett Goldin, David Pisetzner, Stephen C. Nitti and Bradley Zelenitz. These shares were sold at $.25 per share. The total proceeds received by BigString as a result of the sale of these shares was $32,500. These shares were issued in reliance on the exemption from registration provided by Rule 504 of Regulation D of the Securities Act.

         On August 1, 2004, we sold 376,000 shares of common stock to John Delery, David Shapiro, Bradley Zelenitz, Paul A. Levis PSP, Steven Gilden, H. Joseph Sgroi, Steven Hoffman, Neil Zelenitz, Eric J. Sarner, Michael Skurnick, Arnold Boritz, Sharon Wagner and Howard Greene. These shares were sold at $.25 per share. The total proceeds received by BigString as a result of the sale of these shares was $94,000. These shares were issued in reliance on the exemption from registration provided by Rule 504 of Regulation D of the Securities Act.

         On December 20, 2004, we sold 20,000 shares of common stock to Howard Haberman. These shares were sold at $.25 per share. The total proceeds received by BigString as a result of the sale of these shares was $5,000. These shares were issued in reliance on the exemption from registration provided by Rule 504 of Regulation D of the Securities Act.

         On April 15, 2005, we sold 882,000 shares of common stock to Harvey M. Goldfarb, Marc Dutton, Stephen C. Nitti, Barbara Musco, Susan Baran, Adam Schaffer, Jeffrey Kay and Lee Rosenberg. These shares were sold at $.25 per share. The total proceeds received by BigString as a result of the sale of these shares was $220,500. These shares were issued in reliance on the exemption from registration provided by Rule 506 of Regulation D of the Securities Act.

         On June 29, 2005, we sold 40,000 shares of Common Stock to Adam Schaffer and Jeffrey Kay. These shares were sold at $.25 per share. The total proceeds received by BigString as a result of the sale of these shares was $10,000. These shares were issued in reliance on the exemption from registration provided by Rule 506 of Regulation D of the Securities Act.

         On July 20, 2005, we sold 6,206,250 shares of common stock to Barbara Musco, Thomas Shields, Nicholas Codispoti, Nicholas Codispoti, IRA Account, Nicholas Codispoti, President, Codispoti Foundation, Dean G. Corsones, Jon M. Conahan, Theodore Fadool, Jr., David A. Arledge, David Matthew Arledge, Charles Scott Guerrieri and Todd M. Ross. These shares were sold at $.16 per share. The total proceeds received by BigString as a result of the sale of these shares was $993,000. These shares were issued in reliance on the exemption from registration provided by Rule 506 of Regulation D of the Securities Act.

         On July 31, 2005, we sold 116,875 shares of common stock to Herd Family Partnership, Sara Pasquarello, Ronald Herd and Glen Herd. These shares were sold at $.16 per share. The total proceeds received by BigString as a result of the sale of these shares was $18,700. These shares were issued in reliance on the exemption from registration provided by Rule 506 of Regulation D of the Securities Act.

         On August 10, 2005, we sold  3,125,000  shares of common stock to James
R. Kaufman and Barbara Kaufman, Shefts Family LP, Marc Sandusky, Jeffrey M. Barber and Jo Ann Barber, Michael Dewhurst, David and Kim Prado, Joel Marcus, Richard and George Petrone, AJW New Millennium Offshore, LTD, AJW Partners, LLC, AJW Qualified Partners, LLC, New Millennium Capital Partners II, LLC and Mark Yutko. These shares were sold at $.16 per share. The total proceeds received by BigString as a result of the sale of these shares was $500,000. These shares were issued in reliance on the exemption from registration provided by Rule 506 of Regulation D of the Securities Act.

Details of Issuance of Shares of Our Series A Preferred Stock and Warrants to Purchase Common Stock

         On May 19 2006, we issued a total of 400,000 shares of our Series A Preferred Stock and warrants to purchase 1,000,000 shares of common stock to Witches Rock Portfolio Ltd., The Tudor BVI Global Portfolio Ltd. and Tudor Proprietary Trading, L.L.C., for an aggregate purchase price of $2,000,000. These securities were issued through private placements in reliance on an exemption from registration provided by Rule 506 of Regulation D of the Securities Act.

Details of the Exercise and Issuance of Warrants

         On June 15, 2004, we agreed to grant to three consultants, Paul Levis, Steve Hoffman and H. Joseph Sgroi, as payment for advisory services, three warrants to purchase 60,000 shares of common stock at a purchase price of $.25 per share. Each of these warrants was set to expire on January 1, 2007. Two of these warrants for an aggregate of 45,000 shares of common stock were subsequently exercised. The total proceeds realized as a result of the exercise of these warrants was $11,250. These warrants and the shares issued thereunder were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.

         On January 1, 2005, we granted two warrants as payment for advisory services. One warrant was granted to Paul Quintal and the other to Barbara Musco. 50,000 shares of common stock are available for purchase under each warrant at a purchase price of $.25 per share. Each of these warrants is set to expire on January 1, 2007. These warrants were issued in reliance on the exemption from registration provided by
Section 4(2) of the Securities Act.

         On September 23, 2005, we granted two warrants to Shefts Associates, Inc. as payment for consulting services. 1,246,707 shares of common stock are available for purchase under one warrant at a per share purchase price of $0.16, and 1,196,838 shares of common stock are available for purchase under the other warrant at a per share purchase price of $0.20. Each of these warrants is set to expire on September 23, 2010. These warrants were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.

         As discussed above, on May 2, 2006, we issued warrants to purchase 450,000 shares of common stock to Lifeline Industries, Inc. in connection with business advisory services to be provided by Lifeline Industries, Inc., and on May 19, 2006, we issued warrants to purchase 1,000,000 shares of common stock to Witches Rock Portfolio, Ltd., The Tudor BVI Global Portfolio Ltd., and Tudor Proprietary Trading, L.L.C. in connection with strategic investments by such entities. These warrants were issued in reliance on the exemption from registration provided by Rule 506 of the Regulation D of the Securities Act.

Details of the Issuance of Stock Options

         On July 11, 2006, we issued a non-qualified stock option to purchase 575,100 shares of common stock to Kiernan Vogel in connection with his participation in OurPrisoner, the interactive Internet television program available through the entertainment portal being operated by our wholly-owned subsidiary, BigString Interactive. The stock option will fully vest on December 16, 2006; provided, that Mr. Vogel completes his obligations in connection with his participation in the program. The stock option has a term of five years from July 11, 2006 and an exercise price of $0.32 per share. The stock option was issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.

General

         The issuance of securities in the transactions described above were deemed exempt from registration under the Securities Act in reliance on Section 4(2) or Regulation D promulgated thereunder as transactions by an issuer not involving any public offering. The recipients of securities in each such transaction represented their level of sophistication or status as an accredited investor and their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and other instruments issued in such transactions. All recipients either received adequate information about us or had access, through employment or other relationships, to such information.

Item 27.  Index to Exhibits

         The  following   exhibits  are  filed  as  part  of  this  registration
         statement:

               Exhibit No.                     Description of Exhibit
               -----------                     ----------------------

                  3.1.1 Certificate of Incorporation of BigString, placed into effect on October 8, 2003, incorporated  by reference to Exhibit  3.1.1
                                    to the  Registration  Statement on Form SB-2
                                    (Registration No. 333-127923) filed with the SEC on August 29, 2005.

                  3.1.2 Certificate of Amendment to the Certificate of Incorporation of BigString, placed into effect on July 19, 2005, incorporated by reference to Exhibit 3.1.2 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

                  3.1.3 Certificate of Designations of Series A Preferred Stock, par value $0.0001 per share, of BigString, incorporated by reference to Exhibit 3.1.3 to the Current Report on Form 8-K filed with the SEC on May 22, 2006.

                  3.2 Amended and Restated By-laws of BigString, incorporated by reference to Exhibit 3.2 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

                  4.1               Specimen      certificate       representing
                                    BigString's  common stock,  par value $.0001
                                    per  share,  incorporated  by  reference  to
                                    Exhibit 4.1 to the Registration Statement on
                                    Form  SB-2   (Registration  No.  333-127923)
                                    filed with the SEC on August 29, 2005.

                  5.1               Opinion of  Giordano,  Halleran & Ciesla,  a
                                    Professional   Corporation,   including  the
                                    consent of such counsel.

                  10.1 Registration Rights Agreement, dated August 10, 2005, between BigString and AJW New Millennium Offshore, Ltd., incorporated by reference to Exhibit 10.1 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

                  10.2 Registration Rights Agreement, dated August 10, 2005, between BigString and AJW Partners, LLC, incorporated by reference to
                                    Exhibit 10.2 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

                  10.3 Registration Rights Agreement, dated August 10, 2005, between BigString and AJW Qualified Partners, LLC, incorporated by reference to Exhibit 10.3 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

                  10.4 Registration Rights Agreement, dated June 17, 2005, between BigString and David Matthew Arledge, incorporated by reference to Exhibit 10.4 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

                  10.5 Registration Rights Agreement, dated June 17, 2005, between BigString and David A. Arledge, incorporated by reference to
                                    Exhibit 10.5 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

                  10.6 Registration Rights Agreement, dated July 31, 2005, between BigString and Jeffrey M. Barber and Jo Ann Barber, incorporated by reference to Exhibit 10.6 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

                  10.7 Registration Rights Agreement, dated June 17, 2005, between BigString and Nicholas Codispoti, incorporated by reference to
                                    Exhibit 10.7 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

                  10.8 Registration Rights Agreement, dated June 17, 2005, between BigString and Nicholas Codispoti, IRA Account, incorporated by reference to Exhibit 10.8 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

                  10.9 Registration Rights Agreement, dated June 17, 2005, between BigString and Nicholas Codispoti, President, Codispoti Foundation, incorporated by reference to Exhibit 10.9 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

                  10.10 Registration Rights Agreement, dated June 17, 2005, between BigString and Jon M. Conahan, incorporated by reference to
                                    Exhibit 10.10 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

                  10.11 Registration Rights Agreement, dated July 31, 2005, between BigString and Michael Dewhurst, incorporated by reference to
                                    Exhibit 10.11 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

                  10.12 Registration Rights Agreement, dated June 17, 2005, between BigString and Theodore Fadool, Jr., incorporated by reference to
                                    Exhibit 10.12 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

                  10.13 Registration Rights Agreement, dated June 17, 2005, between BigString and Charles S. Guerrieri, incorporated by reference to
                                    Exhibit 10.13 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

                  10.14 Registration Rights Agreement, dated August 9, 2005, between BigString and James R. Kauffman and Barbara Kauffman, incorporated by reference to Exhibit 10.14 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

                  10.15 Registration Rights Agreement, dated July 31, 2005, between BigString and Joel Marcus, incorporated by reference to Exhibit 10.15 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

                  10.16 Registration Rights Agreement, dated August 10, 2005, between BigString and New Millennium Capital Partners II, LLC, incorporated by reference to Exhibit 10.16 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

                  10.17 Registration Rights Agreement, dated July 31, 2005, between BigString and Richard and Georgia Petrone, incorporated by reference to Exhibit 10.17 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

                  10.18 Registration Rights Agreement, dated July 31, 2005, between BigString and David and Kim Prado, incorporated by reference to
                                    Exhibit 10.18 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

                  10.19 Registration Rights Agreement, dated August 4, 2005, between BigString and Marc Sandusky, incorporated by reference to
                                    Exhibit 10.19 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

                  10.20 Registration Rights Agreement, dated August 6, 2005, between BigString and Shefts Family LP, incorporated by reference to Exhibit
                                    10.20 to the Registration  Statement on Form
                                    SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

                  10.21 Registration Rights Agreement, dated June 17, 2005, between BigString and Thomas Shields, incorporated by reference to
                                    Exhibit 10.21 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

                  10.24 Agreement, dated December 1, 2005, by and among BigString and the following selling stockholders: AJW New Millennium Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC, David M. Arledge, David A. Arledge, Susan Baran, Jeffrey M. Barber and JoAnn Barber, Nicholas Codispoti, Nicholas Codispoti, IRA, Codispoti Foundation, Jon M. Conahan, Dean G. Corsones, Michael Dewhurst, Marc Dutton, Theodore Fadool, Jr., Howard Greene, Harvey M. Goldfarb, Charles S. Guerrieri, Brenda L. Herd and Glenn A. Herd, Herd Family Partnership, Ronald C. Herd and Michele Herd, Steven Hoffman, James R. Kaufman and Barbara Kaufman, Jeffrey Kay and Lisa Kay, Gerald Kotkin, Paul A. Levis PSP, Joel Marcus, Barbara A. Musco and Barrie E. Bazar, Craig Myman, New Millennium Capital Partners II, LLC, Alfred Pantaleone, Sara R. Pasquarello, Richard P. Petrone and George Petrone, David Prado and Kim Prado, Lee Rosenberg, Todd M. Ross, Marc Sandusky, Adam Schaffer, H. Joseph Sgroi, Shefts Family LP, Thomas Shields, Mark Yuko, Bradley Zelenitz and Shefts Associates, Inc., incorporated by reference to Exhibit 10.24 to the Annual Report on Form 10-KSB filed with the SEC on March 31, 2006.

                  10.25 Stock Purchase Agreement, dated July 16, 2004, between BigString and Darin M. Myman, incorporated by reference to Exhibit 10.25 to Amendment No. 1 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on October 21, 2005.

                  10.26 Stock Purchase Agreement, dated July 16, 2004, between BigString and David L. Daniels, incorporated by reference to
                                    Exhibit  10.26  to  Amendment  No.  1 to the
                                    Registration    Statement   on   Form   SB-2
                                    (Registration No. 333-127923) filed with the SEC on October 21, 2005.

                  10.27 Stock Purchase Agreement, dated July 16, 2004, between BigString and Deborah K. Daniels, incorporated by reference to
                                    Exhibit  10.27  to  Amendment  No.  1 to the
                                    Registration    Statement   on   Form   SB-2
                                    (Registration No. 333-127923) filed with the SEC on October 21, 2005.

                  10.28 Stock Purchase Agreement, dated July 16, 2004, between BigString and Charles A. Handshy, Jr., incorporated by reference to
                                    Exhibit  10.28  to  Amendment  No.  1 to the
                                    Registration    Statement   on   Form   SB-2
                                    (Registration No. 333-127923) filed with the SEC on October 21, 2005.

                  10.29 Stock Purchase Agreement, dated July 16, 2004, between BigString and June E. Handshy, incorporated by reference to Exhibit 10.29 to Amendment No. 1 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on October 21, 2005.

                  10.30 Business Consultant Services Agreement by and between BigString and Shefts Associates, Inc., incorporated by reference to Exhibit
                                    10.30 to Amendment No. 1 to the Registration
                                    Statement  on Form  SB-2  (Registration  No.
                                    333-127923)  filed  with the SEC on  October
                                    21, 2005.

                  10.31 Lease between BigString, as Tenant, and Walter Zimmerer & Son, as Landlord, dated November 1, 2005, for the premises located at 3 Harding Road, Suite F, Red Bank, New Jersey 07701, incorporated by reference to
                                    Exhibit  10.31  to  Amendment  No.  2 to the
                                    Registration    Statement   on   Form   SB-2
                                    (Registration No. 333-127923) filed with the SEC on December 8, 2005.

                  10.31.1 Lease between BigString, as Tenant, and Walter Zimmerer & Son, as Landlord, dated May 26, 2006, for the premises located at 3 Harding Road, Suite F, Red Bank, New Jersey 07701.

                  10.32 Business Consultant Services Agreement, dated May 2, 2006, by and between BigString and Lifeline Industries, Inc., incorporated by reference to Exhibit 10.32 to the Current Report on Form 8-K filed with the SEC on May 4, 2006.

                  10.33 Securities Purchase Agreement, dated as of May 19, 2006, by and among BigString and Witches Rock Portfolio Ltd., The Tudor BVI Global Portfolio Ltd. and Tudor Proprietary Trading, L.L.C., including Schedule 1 - Schedule of Purchasers, and Exhibit C - Form of Warrant. Upon the request of the SEC, BigString agrees to furnish copies of each of the following schedules and exhibits:
                                    Schedule 2-3.2(d) - Warrants; Schedule 2-3.3
                                    -  Registration  Rights;  Schedule  2-3.7  -
                                    Financial  Statements;   Schedule  2-3.10  -
                                    Broker's or Finder's Fees; Schedule 2-3.11 -
                                    Litigation;  Schedule  2-3.16 - Intellectual
                                    Property   Claims   Against   the   Company;
                                    Schedule  2-3.17  -  Subsidiaries;  Schedule
                                    2-3.19(a) - Employee Benefit Plans; Schedule
                                    2-3.22 - Material Changes; Exhibit A - Form of Certificate of Designations of the Series A Preferred Stock; Exhibit B - Form of Registration Rights Agreement; Exhibit D - Form of Giordano, Halleran & Ciesla, P.C. Legal Opinion, incorporated by reference to
                                    Exhibit 10.33 to the Current  Report on Form
                                    8-K filed with the SEC on May 22, 2006.

                  10.34 Registration Rights Agreement, dated as of May 19, 2006, by and among BigString and Witches Rock Portfolio Ltd., The Tudor BVI Global Portfolio Ltd. and Tudor Proprietary Trading, L.L.C., incorporated by reference to Exhibit 10.34 to the Current Report on Form 8-K filed with the SEC on May 22, 2006.

                  10.35 Asset Purchase Agreement, dated as of May 19, 2006, by and between BigString and Robb Knie. Upon the request of the SEC, BigString agrees to furnish a copy of Exhibit A - Form of Registration Rights Agreement, and Exhibit B - Investor Suitability Questionnaire, incorporated by reference to
                                    Exhibit 10.35 to the Current  Report on Form
                                    8-K filed with the SEC on May 22, 2006.

                  10.36 Registration Rights Agreement, dated as of May 19, 2006, by and between BigString and Robb Knie, incorporated by reference to
                                    Exhibit 10.36 to the Current  Report on Form
                                    8-K filed with the SEC on May 22, 2006.

                  10.37 Stock Redemption Agreement, dated May 31, 2006, by and between BigString and David L. Daniels.

                  10.38 Stock Redemption Agreement, dated May 31, 2006, by and between BigString and Deborah
                                    K. Daniels.

                  10.39 Stock Redemption Agreement, dated May 31, 2006, by and between BigString and Charles
                                    A. Handshy, Jr.

                  10.40 Stock Redemption Agreement, dated May 31, 2006, by and between BigString and June E. Handshy.

                  21.1              Subsidiaries of BigString.

                  23.1 Consent of Wiener, Goodman and Company, independent registered public accountants, as to the report relating to the consolidated financial statements of BigString.

                  23.2 Consent of Wiener, Goodman and Company, independent registered public accountants, as to the report relating to the financial statements of Email Emissary, Inc.

                  23.3 Consent of Giordano, Halleran & Ciesla, a Professional Corporation (filed with Exhibit
                                    5).

                  24.1 Powers of Attorney of officers and directors of BigString (included in the signature page to this registration statement).

Item 28.  Undertakings.

         The undersigned registrant, BigString Corporation (the "Registrant"), hereby undertakes as follows:

         (1) The Registrant will file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

                  (a) include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (b) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (c)      include   any   additional   or   changed    material
                           information on the plan of distribution.

         (2) The Registrant will, for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) To file a post-effective amendment to remove from registration any of the securities which remain unsold at the end of the offering.

         (4) For determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                  (a) any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;

                  (b) any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

                  (c) the portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

                  (d) any other communication that is an offer in the offering made by the Registrant to the purchaser.

         (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and has authorized this registration statement to be signed on its behalf by the undersigned, in the Borough of Red Bank, State of New Jersey, on July 18, 2006.


                                        BIGSTRING CORPORATION



                                  By:      /s/ Darin M. Myman
                                        -------------------------------------
                                 Name:  Darin M. Myman
                                Title:  President and Chief Executive Officer


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Darin M. Myman and Adam M. Kotkin and each of them, his true and lawful attorneys-in-fact and agents for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form SB-2, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

         In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed by the following persons in the capacities and on the dates stated.


       Signatures                        Title                        Date
       ----------                        -----                        ----

   /s/ Darin M. Myman          President and Chief Executive      July 18, 2006
------------------------    Officer and Director (Principal
      Darin M. Myman               Executive Officer)

    /s/ Todd M. Ross        Chief Financial Officer, Treasurer    July 18, 2006
------------------------    and Director (Principal Financial
      Todd M. Ross               and Accounting Officer)

       Signatures                        Title                        Date
       ----------                        -----                        ----

   /s/ Adam M. Kotkin       Chief Operating Officer, Secretary    July 18, 2006
------------------------              and Director
     Adam M. Kotkin

    /s/ Marc Dutton                     Director                  July 18, 2006
------------------------
       Marc Dutton

    /s/ Lee Rosenberg                   Director                  July 18, 2006
------------------------
      Lee Rosenberg

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                     --------------------------------------


                                    EXHIBITS

                                       To

                                    FORM SB-2

                             REGISTRATION STATEMENT

                                      Under

                     THE SECURITIES ACT OF 1933, AS AMENDED




                     --------------------------------------


                              BIGSTRING CORPORATION
                          (Exact name of registrant as
                            specified in its charter)


                     --------------------------------------


================================================================================

                                INDEX TO EXHIBITS


         The following exhibits are filed as part of this Registration Statement on Form SB-2:

               Exhibit No.                     Description of Exhibit
               -----------                     ----------------------

                  3.1.1 Certificate of Incorporation of BigString, placed into effect on October 8, 2003, incorporated  by reference to Exhibit  3.1.1
                                    to the  Registration  Statement on Form SB-2
                                    (Registration No. 333-127923) filed with the SEC on August 29, 2005.

                  3.1.2 Certificate of Amendment to the Certificate of Incorporation of BigString, placed into effect on July 19, 2005, incorporated by reference to Exhibit 3.1.2 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

                  3.1.3 Certificate of Designations of Series A Preferred Stock, par value $0.0001 per share, of BigString, incorporated by reference to Exhibit 3.1.3 to the Current Report on Form 8-K filed with the SEC on May 22, 2006.

                  3.2 Amended and Restated By-laws of BigString, incorporated by reference to Exhibit 3.2 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

                  4.1               Specimen      certificate       representing
                                    BigString's  common stock,  par value $.0001
                                    per  share,  incorporated  by  reference  to
                                    Exhibit 4.1 to the Registration Statement on
                                    Form  SB-2   (Registration  No.  333-127923)
                                    filed with the SEC on August 29, 2005.

                  5.1               Opinion of  Giordano,  Halleran & Ciesla,  a
                                    Professional   Corporation,   including  the
                                    consent of such counsel.

                  10.1 Registration Rights Agreement, dated August 10, 2005, between BigString and AJW New Millennium Offshore, Ltd., incorporated by reference to Exhibit 10.1 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

                  10.2 Registration Rights Agreement, dated August 10, 2005, between BigString and AJW Partners, LLC, incorporated by reference to
                                    Exhibit 10.2 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

                  10.3 Registration Rights Agreement, dated August 10, 2005, between BigString and AJW Qualified Partners, LLC, incorporated by reference to Exhibit 10.3 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

                  10.4 Registration Rights Agreement, dated June 17, 2005, between BigString and David Matthew Arledge, incorporated by reference to Exhibit 10.4 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

                  10.5 Registration Rights Agreement, dated June 17, 2005, between BigString and David A. Arledge, incorporated by reference to
                                    Exhibit 10.5 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

                  10.6 Registration Rights Agreement, dated July 31, 2005, between BigString and Jeffrey M. Barber and Jo Ann Barber, incorporated by reference to Exhibit 10.6 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

                  10.7 Registration Rights Agreement, dated June 17, 2005, between BigString and Nicholas Codispoti, incorporated by reference to
                                    Exhibit 10.7 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

                  10.8 Registration Rights Agreement, dated June 17, 2005, between BigString and Nicholas Codispoti, IRA Account, incorporated by reference to Exhibit 10.8 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

                  10.9 Registration Rights Agreement, dated June 17, 2005, between BigString and Nicholas Codispoti, President, Codispoti Foundation, incorporated by reference to Exhibit 10.9 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

                  10.10 Registration Rights Agreement, dated June 17, 2005, between BigString and Jon M. Conahan, incorporated by reference to
                                    Exhibit 10.10 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

                  10.11 Registration Rights Agreement, dated July 31, 2005, between BigString and Michael Dewhurst, incorporated by reference to
                                    Exhibit 10.11 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

                  10.12 Registration Rights Agreement, dated June 17, 2005, between BigString and Theodore Fadool, Jr., incorporated by reference to
                                    Exhibit 10.12 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

                  10.13 Registration Rights Agreement, dated June 17, 2005, between BigString and Charles S. Guerrieri, incorporated by reference to
                                    Exhibit 10.13 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

                  10.14 Registration Rights Agreement, dated August 9, 2005, between BigString and James R. Kauffman and Barbara Kauffman, incorporated by reference to Exhibit 10.14 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

                  10.15 Registration Rights Agreement, dated July 31, 2005, between BigString and Joel Marcus, incorporated by reference to Exhibit 10.15 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

                  10.16 Registration Rights Agreement, dated August 10, 2005, between BigString and New Millennium Capital Partners II, LLC, incorporated by reference to Exhibit 10.16 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

                  10.17 Registration Rights Agreement, dated July 31, 2005, between BigString and Richard and Georgia Petrone, incorporated by reference to Exhibit 10.17 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

                  10.18 Registration Rights Agreement, dated July 31, 2005, between BigString and David and Kim Prado, incorporated by reference to
                                    Exhibit 10.18 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

                  10.19 Registration Rights Agreement, dated August 4, 2005, between BigString and Marc Sandusky, incorporated by reference to
                                    Exhibit 10.19 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

                  10.20 Registration Rights Agreement, dated August 6, 2005, between BigString and Shefts Family LP, incorporated by reference to Exhibit
                                    10.20 to the Registration  Statement on Form
                                    SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

                  10.21 Registration Rights Agreement, dated June 17, 2005, between BigString and Thomas Shields, incorporated by reference to
                                    Exhibit 10.21 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

                  10.24 Agreement, dated December 1, 2005, by and among BigString and the following selling stockholders: AJW New Millennium Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC, David M. Arledge, David A. Arledge, Susan Baran, Jeffrey M. Barber and JoAnn Barber, Nicholas Codispoti, Nicholas Codispoti, IRA, Codispoti Foundation, Jon M. Conahan, Dean G. Corsones, Michael Dewhurst, Marc Dutton, Theodore Fadool, Jr., Howard Greene, Harvey M. Goldfarb, Charles S. Guerrieri, Brenda L. Herd and Glenn A. Herd, Herd Family Partnership, Ronald C. Herd and Michele Herd, Steven Hoffman, James R. Kaufman and Barbara Kaufman, Jeffrey Kay and Lisa Kay, Gerald Kotkin, Paul A. Levis PSP, Joel Marcus, Barbara A. Musco and Barrie E. Bazar, Craig Myman, New Millennium Capital Partners II, LLC, Alfred Pantaleone, Sara R. Pasquarello, Richard P. Petrone and George Petrone, David Prado and Kim Prado, Lee Rosenberg, Todd M. Ross, Marc Sandusky, Adam Schaffer, H. Joseph Sgroi, Shefts Family LP, Thomas Shields, Mark Yuko, Bradley Zelenitz and Shefts Associates, Inc., incorporated by reference to Exhibit 10.24 to the Annual Report on Form 10-KSB filed with the SEC on March 31, 2006.

                  10.25 Stock Purchase Agreement, dated July 16, 2004, between BigString and Darin M. Myman, incorporated by reference to Exhibit 10.25 to Amendment No. 1 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on October 21, 2005.

                  10.26 Stock Purchase Agreement, dated July 16, 2004, between BigString and David L. Daniels, incorporated by reference to
                                    Exhibit  10.26  to  Amendment  No.  1 to the
                                    Registration    Statement   on   Form   SB-2
                                    (Registration No. 333-127923) filed with the SEC on October 21, 2005.

                  10.27 Stock Purchase Agreement, dated July 16, 2004, between BigString and Deborah K. Daniels, incorporated by reference to
                                    Exhibit  10.27  to  Amendment  No.  1 to the
                                    Registration    Statement   on   Form   SB-2
                                    (Registration No. 333-127923) filed with the SEC on October 21, 2005.

                  10.28 Stock Purchase Agreement, dated July 16, 2004, between BigString and Charles A. Handshy, Jr., incorporated by reference to
                                    Exhibit  10.28  to  Amendment  No.  1 to the
                                    Registration    Statement   on   Form   SB-2
                                    (Registration No. 333-127923) filed with the SEC on October 21, 2005.

                  10.29 Stock Purchase Agreement, dated July 16, 2004, between BigString and June E. Handshy, incorporated by reference to Exhibit 10.29 to Amendment No. 1 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on October 21, 2005.

                  10.30 Business Consultant Services Agreement by and between BigString and Shefts Associates, Inc., incorporated by reference to Exhibit
                                    10.30 to Amendment No. 1 to the Registration
                                    Statement  on Form  SB-2  (Registration  No.
                                    333-127923)  filed  with the SEC on  October
                                    21, 2005.

                  10.31 Lease between BigString, as Tenant, and Walter Zimmerer & Son, as Landlord, dated November 1, 2005, for the premises located at 3 Harding Road, Suite F, Red Bank, New Jersey 07701, incorporated by reference to
                                    Exhibit  10.31  to  Amendment  No.  2 to the
                                    Registration    Statement   on   Form   SB-2
                                    (Registration No. 333-127923) filed with the SEC on December 8, 2005.

                  10.31.1 Lease between BigString, as Tenant, and Walter Zimmerer & Son, as Landlord, dated May 26, 2006, for the premises located at 3 Harding Road, Suite E, Red Bank, New Jersey 07701.

                  10.32 Business Consultant Services Agreement, dated May 2, 2006, by and between BigString and Lifeline Industries, Inc., incorporated by reference to Exhibit 10.32 to the Current Report on Form 8-K filed with the SEC on May 4, 2006.

                  10.33 Securities Purchase Agreement, dated as of May 19, 2006, by and among BigString and Witches Rock Portfolio Ltd., The Tudor BVI Global Portfolio Ltd. and Tudor Proprietary Trading, L.L.C., including Schedule 1 - Schedule of Purchasers, and Exhibit C - Form of Warrant. Upon the request of the SEC, BigString agrees to furnish copies of each of the following schedules and exhibits:
                                    Schedule 2-3.2(d) - Warrants; Schedule 2-3.3
                                    -  Registration  Rights;  Schedule  2-3.7  -
                                    Financial  Statements;   Schedule  2-3.10  -
                                    Broker's or Finder's Fees; Schedule 2-3.11 -
                                    Litigation;  Schedule  2-3.16 - Intellectual
                                    Property   Claims   Against   the   Company;
                                    Schedule  2-3.17  -  Subsidiaries;  Schedule
                                    2-3.19(a) - Employee Benefit Plans; Schedule
                                    2-3.22 - Material Changes; Exhibit A - Form of Certificate of Designations of the Series A Preferred Stock; Exhibit B - Form of Registration Rights Agreement; Exhibit D - Form of Giordano, Halleran & Ciesla, P.C. Legal Opinion, incorporated by reference to
                                    Exhibit 10.33 to the Current  Report on Form
                                    8-K filed with the SEC on May 22, 2006.

                  10.34 Registration Rights Agreement, dated as of May 19, 2006, by and among BigString and Witches Rock Portfolio Ltd., The Tudor BVI Global Portfolio Ltd. and Tudor Proprietary Trading, L.L.C., incorporated by reference to Exhibit 10.34 to the Current Report on Form 8-K filed with the SEC on May 22, 2006.

                  10.35 Asset Purchase Agreement, dated as of May 19, 2006, by and between BigString and Robb Knie. Upon the request of the SEC, BigString agrees to furnish a copy of Exhibit A - Form of Registration Rights Agreement, and Exhibit B - Investor Suitability Questionnaire, incorporated by reference to
                                    Exhibit 10.35 to the Current  Report on Form
                                    8-K filed with the SEC on May 22, 2006.

                  10.36 Registration Rights Agreement, dated as of May 19, 2006, by and between BigString and Robb Knie, incorporated by reference to
                                    Exhibit 10.36 to the Current  Report on Form
                                    8-K filed with the SEC on May 22, 2006.

                  10.37 Stock Redemption Agreement, dated May 31, 2006, by and between BigString and David L. Daniels.

                  10.38 Stock Redemption Agreement, dated May 31, 2006, by and between BigString and Deborah
                                    K. Daniels.

                  10.39 Stock Redemption Agreement, dated May 31, 2006, by and between BigString and Charles
                                    A. Handshy, Jr.

                  10.40 Stock Redemption Agreement, dated May 31, 2006, by and between BigString and June E. Handshy.

                  21.1              Subsidiaries of BigString.

                  23.1 Consent of Wiener, Goodman and Company, independent registered public accountants, as to the report relating to the consolidated financial statements of BigString.

                  23.2 Consent of Wiener, Goodman and Company, independent registered public accountants, as to the report relating to the financial statements of Email Emissary, Inc.

                  23.3 Consent of Giordano, Halleran & Ciesla, a Professional Corporation (filed with Exhibit
                                    5).

                  24.1 Powers of Attorney of officers and directors of BigString (included in the signature page to this registration statement).